    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1999
                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CAMINUS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

               DELAWARE                                 7372                                954684879
   (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD                       (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)

                            ------------------------

                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 888-3600
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                DAVID M. STONER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              CAMINUS CORPORATION
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 888-3600
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                 JOHN A. BURGESS, ESQ.                                  STEVEN P. ROSENTHAL, ESQ.
                  JAMES R. BURKE, ESQ.                                 MINTZ, LEVIN, COHN, FERRIS,
                   HALE AND DORR LLP                                     GLOVSKY AND POPEO, P.C.
                    60 STATE STREET                                        ONE FINANCIAL CENTER
              BOSTON, MASSACHUSETTS 02109                              BOSTON, MASSACHUSETTS 02111
               TELEPHONE: (617) 526-6000                                TELEPHONE: (617) 542-6000
                TELECOPY: (617) 526-5000                                 TELECOPY: (617) 542-2241

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] ------------------
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED
                  TITLE OF EACH CLASS OF                            MAXIMUM AGGREGATE                    AMOUNT OF
                SECURITIES TO BE REGISTERED                         OFFERING PRICE(1)               REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share....................            $72,680,000                        $20,206
-----------------------------------------------------------------------------------------------------------------------------
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(1) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 5, 1999

[CAMINUS CORPORATION LOGO]

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                      SHARES

COMMON STOCK
--------------------------------------------------------------------------------

This is Caminus Corporation's initial public offering. We are offering shares of common stock, and the selling stockholders identified in
this prospectus are offering           shares of common stock.

We expect that the public offering price will be between $          and $
per share.

We have filed an application for our common stock to be quoted on the Nasdaq National Market under the symbol "CAMZ."

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                               UNDERWRITING        PROCEEDS,              PROCEEDS,
                           PRICE TO            DISCOUNTS AND       BEFORE EXPENSES,       BEFORE EXPENSES,
                           PUBLIC              COMMISSIONS         TO CAMINUS             TO SELLING STOCKHOLDERS
Per Share                  $                   $                   $                      $
Total                      $                   $                   $                      $

We and the selling stockholders have granted the underwriters the right to
purchase up to           shares to cover any over-allotments, at any time until
30 days after the date of this prospectus.

DEUTSCHE BANC ALEX. BROWN
                     BEAR, STEARNS & CO. INC.
                                                 CIBC WORLD MARKETS

THE DATE OF THIS PROSPECTUS IS                , 1999.

                [PICTURES AND CAPTIONS FOR INSIDE FRONT COVER.]

                               PROSPECTUS SUMMARY

     This summary may not contain all of the information that is important to you. You should read the entire prospectus, including "Risk Factors" and the financial statements and related notes, before deciding to invest in our common stock.

                              CAMINUS CORPORATION

     We are a leading provider of software solutions and strategic consulting services to participants in energy markets throughout North America and Europe, including utilities, electrical power generating companies, energy marketers, electric power pools, gas producers, processors and pipelines. We offer a suite of software solutions and associated services to enable energy market participants to manage complex risk scenarios and effectively trade and manage energy transactions, addressing multiple energy commodities and types of risk across varied geographies. In addition, we provide strategic consulting services to many of the leading European energy market participants.

     The energy industry is currently one of the five largest vertical markets in the United States, with 1998 revenue of approximately $300 billion. As a result of global deregulation in the energy industry, vertically integrated suppliers are breaking up and energy trading is becoming more complex. New participants are entering the market, and trading volumes, price volatility and risk exposure are increasing significantly. In order to compete, energy market participants must find information technology solutions and services that are targeted to address the risks associated with buying, selling and trading multiple energy commodities in deregulating markets.

     Our Zai*Net suite of software products offers a tightly integrated, multi-functional solution to enable energy market participants to trade, process transactions and manage risk from the wholesale acquisition of energy through its sale and scheduling. Using our software solutions, energy market participants can analyze and manage risk among multiple energy commodities, including electric power and natural gas, traded via various energy trading instruments across varied geographies.

     Our strategic consulting practice provides energy market participants with strategic advice on the deregulation and restructuring of the energy industry. We assist energy companies with global operations in choosing and implementing long-term strategies to remain competitive, including decisions relating to the appropriate use of energy assets and the most effective operating strategies in deregulating energy markets. We are recognized for our expertise in economics, regulation and strategy and have been at the forefront of changes in the United Kingdom energy sector, which has one of the most deregulated natural gas and electric power markets in the world.

     We currently have approximately 100 energy enterprise customers of our software solutions and strategic consulting services. Many of our customers are leaders in the energy industry, including American Electric Power, Consolidated Edison, Conoco, PG&E Energy Trading, Preussen Elektra and TXU Electric and Gas.

                                 THIS OFFERING

Common stock offered by Caminus..........              shares

Common stock offered by the selling
  stockholders...........................              shares

Common stock to be outstanding after this
  offering...............................              shares

Use of proceeds..........................    - Repayment of borrowings under
                                                our credit facility

                                             - Payment of consulting and
                                                advisory fees to GFI

                                             - Working capital

                                             - Other general corporate purposes,
                                               including possible acquisitions

Proposed Nasdaq National Market symbol...    CAMZ

     The number of shares of our common stock that will be outstanding after this offering excludes shares subject to outstanding options under our 1998 and
1999 stock incentive plans at a weighted average exercise price of $     per
share and      additional shares available for issuance under our stock plans.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock. In this prospectus, "Caminus," "we," "us" and "our" refer to Caminus Corporation, its predecessor entities and all subsidiaries.
                            ------------------------

     We were originally organized in April 1998 as a Delaware limited liability company under the name "GFI Caminus LLC." We changed our name to "Caminus Energy Ventures LLC" in September 1998 and "Caminus LLC" in January 1999. Immediately prior to this offering, the limited liability company will merge with and into Caminus Corporation, a Delaware corporation incorporated in September 1999. Our principal executive offices are located at 747 Third Avenue, New York, New York 10017 and our telephone number is (212) 888-3600. Our World Wide Web site address is www.caminus.com. The information in the Web site is not incorporated by reference into this prospectus. For additional information regarding our initial formation and subsequent acquisitions, please see "Caminus Corporation" below.

     GFI Energy Ventures, LLC and its affiliated entities, which are collectively referred to in this prospectus as GFI, and an affiliate of Oaktree Capital Management, LLC originated and were the principal investors in the transactions that created us. RIT Capital Partners plc -- the publicly traded, London-based investment company chaired by Lord Rothschild -- is also a substantial investor.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following tables present summary consolidated, pro forma and pro forma as adjusted financial data for us and our predecessor, Zai*Net Software, Inc. The consolidated financial data, except for the pro forma data, are based on the historical financial statements of us and our predecessor as of and for the year ended December 31, 1997, for the four months ended April 30, 1998, for the period from our inception (April 29, 1998) through December 31, 1998 and for the six months ended June 30, 1999, which are derived from the respective audited consolidated financial statements of us and our predecessor. The consolidated statement of operations data from our inception through June 30, 1998 are derived from our unaudited consolidated financial statements and include, in the opinion of our management, all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair presentation of our financial position and results of operations as of and for such period. The pro forma financial data give effect to the acquisitions of Zai*Net, Caminus Energy Limited, which is now known as Caminus Limited, and DC Systems, Inc. as if the acquisitions had occurred at the beginning of the respective periods presented. The pro forma financial data do not give retroactive effect to our acquisition of Positron Energy Consulting, whose results of operations prior to the acquisition were immaterial to our results of operations. The following summary historical and pro forma financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this prospectus.

     In the following table, "Adjusted EBITDA" is defined as earnings before interest and other income, income taxes, depreciation, amortization, acquired in-process research and development and non-cash compensation expense. We have included information concerning Adjusted EBITDA because we believe that it is useful to an investor in evaluating our operating performance as it compares to other companies and because this measure is a widely accepted financial indicator used by investors and analysts to compare the operating performance of companies. While investors and analysts routinely use EBITDA, it may not necessarily be comparable to other similarly titled measures used by other companies due to potential differences in the methods of calculation. For information about cash flows or results of operations in accordance with generally accepted accounting principles, please see the audited consolidated financial statements included elsewhere in this prospectus. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     From the date of our formation as a limited liability company through June 30, 1999, we were not subject to federal and state income taxes, except for certain New York income taxes on limited liability companies. The amounts in the line item of the statement of operations and other data table below titled "Pro forma net income (loss)" reflect the additional tax provision that we would have recorded had we been a C corporation for the periods presented.

     The pro forma as adjusted balance sheet data as of June 30, 1999 below give
effect to our sale of          shares of common stock in this offering, at an
assumed initial public offering price of $     per share, after deducting
estimated underwriting discounts and our estimated offering expenses and after the application of a portion of the proceeds to repay borrowings under our credit facility.

                                           ZAI*NET
                                        (PREDECESSOR)                                       CAMINUS
                                  -------------------------   -------------------------------------------------------------------
                                                               INCEPTION      PRO FORMA      INCEPTION                  PRO FORMA
                                                    FOUR       (APRIL 29,       TWELVE      (APRIL 29,        SIX          SIX
                                                   MONTHS        1998)          MONTHS         1998)        MONTHS       MONTHS
                                   YEAR ENDED      ENDED        THROUGH         ENDED         THROUGH        ENDED        ENDED
                                  DECEMBER 31,   APRIL 30,    DECEMBER 31,   DECEMBER 31,    JUNE 30,      JUNE 30,     JUNE 30,
                                      1997          1998          1998           1998          1998          1999         1999
                                  ------------   ----------   ------------   ------------   -----------   -----------   ---------
STATEMENT OF OPERATIONS AND
  OTHER DATA:

Revenues:

  Licenses......................   $1,521,447    $1,495,221   $ 3,639,143                   $   916,015   $ 4,295,325

  Software services.............    2,667,807     1,334,473     3,090,758                       676,000     4,006,590

  Strategic consulting..........           --            --     2,896,102                       855,768     2,940,062
                                   ----------    ----------   ------------                  -----------   -----------

    Total revenues..............    4,189,254     2,829,694     9,626,003                     2,447,783    11,241,977
                                   ----------    ----------   ------------                  -----------   -----------

Acquired in-process research and
  development...................           --            --     4,822,000                     3,053,000            --

Operating income (loss).........       (4,236)      436,030   (10,133,366)                   (3,390,943)   (2,277,627)

Net income (loss)...............       13,355       420,508   (10,072,192)                   (3,410,016)   (2,468,897)

Pro forma net income (loss).....                               (9,860,233)                                 (2,912,747)

Basic and diluted net loss per
  membership interest...........                              $     (0.13)                                $     (0.03)

Weighted average membership
  interests -- basic and
  diluted.......................                               77,839,447                                  84,183,991

Adjusted EBITDA.................   $  118,854    $  482,171   $   355,155                   $   389,398   $ 1,637,528

                                                                          JUNE 30, 1999
                                                              -------------------------------------
                                                                                         PRO FORMA
                                                                                            AS
                                                                ACTUAL      PRO FORMA    ADJUSTED
                                                              -----------   ---------   -----------
BALANCE SHEET DATA:

Cash and cash equivalents...................................  $   886,907

Total assets................................................   27,862,372

Borrowings under credit facility, net of current portion....    2,500,000

Current portion of borrowings under credit facility.........      750,000

Members'/stockholders' equity...............................   16,591,108

                            ------------------------

     Except as set forth in the financial statements and related notes or as otherwise indicated, all information in this prospectus assumes:

     - no exercise of the underwriters' over-allotment option;

     - our reorganization as a corporation immediately prior to this offering, and the conversion of membership interests in the limited liability company into shares of common stock of the corporation; and

     - that options to purchase common stock issued to GFI and SS&C Technologies, Inc. are exercised prior to or in connection with this offering.

     We use the following registered trademarks: Caminus(R) and Zai*Net(R). We also use the following trademarks: Zai*Net Manager(TM), Zai*Net Risk Analytics(TM), Zai*Net Physicals(TM), Zai*Net Models(TM), PowerMarkets(TM), PowerOptions(TM), GasOptions(TM), ProjectFinance(TM), Zai*Net Weather Delta(TM), Gas*Master(TM), Power*Master(TM) and Plant*Master(TM). This prospectus also contains trademarks and registered trademarks of other companies, which are the property of those other companies.

                                  RISK FACTORS

     You should consider carefully the following Risk Factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could materially harm our business and could result in a complete loss of your investment.

                         RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED HISTORY AS A COMBINED OPERATING ENTITY THAT PROVIDES BOTH SOFTWARE SOLUTIONS AND STRATEGIC CONSULTING SERVICES, AND WE MAY FACE DIFFICULTIES ENCOUNTERED BY RECENTLY COMBINED COMPANIES THAT OPERATE IN DIFFERENT GEOGRAPHIC REGIONS AND PROVIDE VARIED PRODUCTS AND SERVICES

     In April 1998, we were organized as a limited liability company for the purpose of acquiring Zai*Net Software, L.P., a software company based in New York, and Caminus Limited, a strategic consulting practice based in Cambridge, England. Accordingly, we have a limited history of combined operations and may face difficulties encountered by recently combined companies that operate in different geographic regions and provide varied products and services, especially in rapidly evolving markets such as the energy market. These risks include our ability to:

     - increase industry awareness and market acceptance of our products and services

     - manage our growth

     - retain current customers and attract a large number of new customers

     - respond effectively to competitive developments

     - continue to develop and upgrade our technology

     - attract, retain and motivate qualified personnel

     If we are unsuccessful in addressing these risks, our business, results of operations and financial condition would be materially adversely affected. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for detailed information on our limited operating history.

OUR HISTORICAL AND PRO FORMA FINANCIAL INFORMATION MAY NOT BE REPRESENTATIVE OF OUR RESULTS AS A COMBINED COMPANY

     The pro forma financial information included in this prospectus combines the operating results of Zai*Net Software, Inc., Caminus Limited and DC Systems, Inc. This information may not reflect what our results of operations, financial position and cash flows would have been had we been a combined entity during the periods presented, or what our results of operations, financial position and cash flows will be in the future. The historical and pro forma financial information does not reflect many significant changes that have occurred or may occur in our operational arrangements as a combined entity. Accordingly, we can provide no assurance that our historical and pro forma financial information is indicative of our future operating results or financial performance.

WE EXPECT OUR RESULTS OF OPERATIONS TO FLUCTUATE AND THE PRICE OF OUR COMMON STOCK COULD FALL IF QUARTERLY RESULTS ARE LOWER THAN THE EXPECTATIONS OF SECURITIES ANALYSTS

     Our revenues and results of operations have fluctuated in the past and may vary from quarter to quarter in the future. If our quarterly results fall below the expectations of securities analysts, the price of our common stock could fall. A number of factors, many of which are outside our control, may cause variations in our results of operations, including:

     - demand for our software solutions and strategic consulting services

     - the timing and recognition of sales of our products and services

     - unexpected delays in developing and introducing new products and services

     - increased expenses, whether related to sales and marketing, product development or administration

     - changes in the rapidly evolving market for products and services in the energy industry

     - the mix of revenues derived from products and services

     - the hiring, retention and utilization of personnel

     - the mix of domestic and international revenues

     - costs related to possible acquisitions of technologies or businesses

     - general economic factors

     - changes in the revenue recognition policies required by generally accepted accounting principles

     Accordingly, we believe that quarter-to-quarter comparisons of our results of operations are not necessarily meaningful. You should not rely on the results of one quarter as an indication of our future performance.

     A substantial portion of our operating expenses is related to personnel costs, marketing programs and overhead, which cannot be adjusted quickly and are therefore relatively fixed in the short term. Our operating expense levels are based, in significant part, on our expectations of future revenues on a quarterly basis. As a result, if revenues for a particular quarter are below our expectations, we may not be able to reduce operating expenses proportionately for that quarter, and therefore this revenue shortfall would have a disproportionately negative effect on our operating results and cash flows for that quarter.

     In addition, we plan to increase our operating expenses to expand our sales and marketing operations, fund greater levels of research and development, broaden strategic consulting and software services and improve our operational and financial systems. If our revenues do not increase as quickly as these expenses, our results of operations and cash flows may suffer and our stock price may decline.

OUR LENGTHY SALES CYCLE MAKES IT DIFFICULT TO PREDICT OUR QUARTERLY RESULTS AND THE PRICE OF OUR COMMON STOCK COULD FALL IF QUARTERLY RESULTS ARE LOWER THAN THE EXPECTATIONS OF SECURITIES ANALYSTS

     We have a long sales cycle due to the need to educate potential customers regarding the use and benefits of our software solutions and strategic consulting services. Our sales cycle varies depending on the size and type of customer considering a purchase and whether we have conducted business with a potential customer in the past. These potential customers frequently need to obtain internal approvals from multiple decision makers prior to making purchase decisions. Our long sales cycle, which can range from six to nine months or more, makes it difficult to predict the quarter in which sales may occur or revenues may be recognized. Delays in sales could cause significant variability in our revenues and results of operations for any particular period. If our quarterly results and cash flows fall below the expectations of securities analysts, our stock price may decline.

THE MARKET FOR THE TYPES OF PRODUCTS AND SERVICES THAT WE OFFER TO THE ENERGY INDUSTRY IS RAPIDLY EVOLVING, AND WE CANNOT BE CERTAIN THAT A VIABLE MARKET FOR OUR PRODUCTS AND SERVICES WILL BE SUSTAINABLE

     The market for products and services in the energy industry is rapidly evolving. We need to continue to develop products and services that serve the changing needs of energy market participants in this evolving market. Accordingly, we cannot be certain that a viable market for our products and services will be sustainable. Organizations that have already invested substantial resources in proprietary or other third-party solutions for buying, selling or trading energy assets may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing systems. These factors could inhibit the market's acceptance of our products and services in particular.

THE MARKET FOR PRODUCTS AND SERVICES IN THE ENERGY INDUSTRY IS COMPETITIVE, AND WE EXPECT COMPETITION TO INTENSIFY IN THE FUTURE; WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY

     The market for products and services in the energy industry is competitive, and we expect competition to intensify in the future as participants in the energy industry try to respond to increasing deregulation. Our primary competition currently comes from internal development efforts of energy participants for internal use or for sale to other market participants, vendors of software solutions and providers of strategic consulting services.

     Some of our current and many of our potential competitors have or may have longer operating histories and significantly greater financial, technical, marketing and other resources than we do, and may be able to respond more quickly than we can to new or changing opportunities, technologies and customer requirements. Also, our current and potential competitors have or may have greater name recognition and more extensive customer bases that they can leverage to gain market share. These competitors may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to purchasers than we can. In addition, our current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their products and services and expand their markets. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition could result in price reductions, reduced revenues and the loss of customers, which could result in increased losses or reduced profits.

WE MAY NOT BE ABLE TO SUFFICIENTLY EXPAND OUR SALES AND DISTRIBUTION CAPABILITIES AND STRATEGIC CONSULTING SERVICES IN ORDER TO INCREASE MARKET AWARENESS OF OUR PRODUCTS AND SERVICES AND INCREASE OUR REVENUES

     We must expand our direct sales operations and strategic consulting services in order to increase market awareness of our products and services and generate increased revenues. We require sales and consulting personnel with significant subject matter expertise in the energy industry. We cannot be certain, however, that we will be able to hire a sufficient number of sales and consulting personnel in a timely, cost-effective manner. Moreover, all of our strategic consultants are currently based in Europe, and we may encounter significant start-up costs in connection with establishing strategic consulting operations in the United States.

OUR REVENUES ARE SUBSTANTIALLY DEPENDENT UPON SALES OF A LIMITED NUMBER OF SOFTWARE PRODUCTS AND RELATED SERVICES

     To date, a significant percentage of our revenues has come from licensing our Zai*Net Manager, Zai*Net Risk Analytics, Zai*Net Physicals and Zai*Net Models software and providing related services. We currently expect that these activities will account for a significant percentage of our revenues for the foreseeable future. As a result, factors adversely affecting the pricing of or demand for our products and services, such as competition or technological change, could have a material adverse effect on our business, financial condition and results of operations. Our future financial performance will depend, in large part, on the continued market acceptance of our existing products and the successful development, introduction and customer acceptance of new or enhanced versions of our software products and services, including the end-to-end energy software solution that we are developing with ABB Energy Information Systems. There can be no assurance that we will continue to be successful in developing and marketing our Zai*Net Manager, Zai*Net Risk Analytics, Zai*Net Physicals and Zai*Net Models software.

WE MAY NOT BE ABLE TO MANAGE OUR EXPANDING OPERATIONS

     We have expanded our operations rapidly and currently have three offices in the United States and two in the United Kingdom. We intend to continue to expand our U.S. and international operations in the foreseeable future to pursue existing and potential market opportunities and to support our growing customer base. Rapid growth in numerous geographic regions has placed and will continue to place a significant demand on our management, financial and operational resources. Such demands have already required us and may require us in the future to engage third-party resources over which we have limited control to assist us in implementing our growth strategy. In order to manage growth effectively, we must implement and improve our operational systems, procedures and controls on a timely and cost-effective basis. If we fail to improve our operational systems in a timely and cost-effective manner, we could experience customer dissatisfaction, cost inefficiencies and lost revenue opportunities, which could adversely affect our results of operations.

WE FACE RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS AND PLANS FOR
EXPANSION

     We intend to continue to expand our international operations and sales and marketing efforts. International operations, however, are subject to inherent risks, including:

     - the need to comply with the laws and regulations of different countries

     - difficulties in enforcing contractual obligations and intellectual property rights in some countries

     - difficulties and costs of staffing and managing foreign operations

     - fluctuations in currency exchange rates and the imposition of exchange or price controls or other restrictions on the conversion of foreign currencies

     - difficulties in collecting international accounts receivable and the existence of potentially longer payment cycles

     - language and cultural differences

     - restrictive export and import regulations, tariffs and other trade barriers

     - potentially adverse taxation issues

     - political and economic instability

     - local economic conditions in foreign markets

     These risks may have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO INTEGRATE THE OPERATIONS FROM OUR RECENT AND FUTURE ACQUISITIONS

     As part of our business strategy, we have completed and expect to enter into additional business combinations and acquisitions, such as our August 1999 acquisition of DC Systems, Inc.

     Acquisition transactions are accompanied by a number of risks, including, among other things:

     - the difficulty of assimilating the operations and personnel of the acquired companies

     - the potential disruption of our ongoing business

     - the inability of our management to maximize our financial and strategic position through the successful incorporation of acquired technology or products into our business

     - expenses associated with the transactions

     - additional expenses associated with amortization of acquired intangible assets

     - the difficulty of implementing and maintaining uniform standards, controls, systems, procedures and policies

     - the impairment of relationships with employees and customers as a result of integrating new management personnel

     - the potential unknown liabilities associated with acquired businesses

     - the difficulties in managing operations in several countries, including language and cultural differences

     Our failure to adequately address these issues could have a material adverse effect on our business, financial condition and results of operations.

SEVERAL MEMBERS OF OUR SENIOR MANAGEMENT HAVE ONLY RECENTLY JOINED US

     Several members of our senior management recently joined us and have not previously worked together. David M. Stoner, our chief executive officer, joined us in October 1998, and Mark A. Herman, our chief financial officer, joined us in February 1999. In addition, two of our founders, Nigel L. Evans, our senior vice president and head of European operations, and Brian J. Scanlan, our chief technology officer, have been working together only since our acquisitions of Caminus Limited and Zai*Net Software, L.P. in May 1998. As a result, our senior managers are still becoming integrated as a management team and may not work effectively as a team to successfully manage our business.

IF WE FAIL TO ADAPT TO RAPID CHANGES IN THE ENERGY MARKET, OUR EXISTING PRODUCTS COULD BECOME OBSOLETE

     The market for our products is marked by rapid changes in the regulatory environment, new product introductions and related technology enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards. We cannot be certain that we will successfully develop and market new products or product enhancements that comply with present or emerging technology standards. Also, any new regulation or technology standard could increase our cost of doing business or otherwise have a material adverse effect on our business.

     New products based on new technologies or new industry standards could render our existing products obsolete and unmarketable. To succeed, we will need to enhance our current products and develop new products on a timely basis to keep pace with developments related to the energy market and to satisfy the increasingly sophisticated requirements of customers. Software addressing the trading and management of energy assets is complex and can be expensive to develop, and new products and product enhancements can require long development and testing periods. Any delays in developing and releasing enhanced or new products could cause us to lose revenue opportunities and customers, and any increased cost of doing business could have a material adverse effect on our business.

OUR SOFTWARE PRODUCTS MAY CONTAIN ERRORS OR DEFECTS THAT COULD RESULT IN LOST REVENUES, DELAYED OR LIMITED MARKET ACCEPTANCE OR PRODUCT LIABILITY CLAIMS WITH SUBSTANTIAL LITIGATION COSTS

     Complex software products such as ours often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Despite internal testing and testing by customers, our current and future products may contain serious defects, including Year 2000 errors. Serious defects or errors could result in lost revenues or a delay in market acceptance.

     Because our customers use our products for critical business applications, errors, defects or other performance problems could result in damage to our customers. They could seek significant compensation for losses from us. Although our license agreements typically contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitations. Even if not successful, a product liability claim brought against us would likely be costly and time-consuming, which would require our management to spend time defending the claim rather than operating our business.

OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS

     We seek to protect the source code for our proprietary software both as a trade secret and as a copyrighted work. Our policy is to enter into confidentiality agreements with our employees, consultants, vendors and customers and to control access to our software, documentation and other proprietary information.

     Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, such piracy can be expected to be a persistent problem, particularly in international markets where the laws of foreign countries are not as protective as they are in the U.S. There can also be no assurance that our trade secrets or confidentiality agreements will provide meaningful protection of our proprietary information. Furthermore, we can provide no assurance that others will not independently develop similar technologies or duplicate any technology developed by us. Our inability to protect our proprietary rights could have a material adverse effect on our business, financial condition or results of operations.

     We rely on outside licensors for technology that is incorporated into and is necessary for the operation of our products. Our success will depend in part on our continued ability to have access to such technologies that are or may become important to the functionality of our products. If we are unable to continue to procure or use such technology, our business, financial condition or results of operations could be materially adversely affected.

OTHERS MAY CLAIM THAT WE INFRINGE ON THEIR INTELLECTUAL PROPERTY RIGHTS

     As the number of software products in the energy industry increases and the functionality of products from different software developers further overlaps, software developers and publishers may increasingly become subject to claims of infringement or misappropriation of the intellectual property or proprietary rights of others. We can provide no assurance that third parties will not assert infringement or misappropriation claims against us in the future with respect to current or future products. Further, we may be subject to additional risks as we enter into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of our rights may be ineffective in such countries, and technology developed in such countries may not be protectable in jurisdictions where protection is ordinarily available. In addition, we are obligated to indemnify customers against claims that we infringe the intellectual property rights of third parties. The results of any intellectual property litigation to which we might become a party may force us to do one or more of the following:

     - cease selling or using products or services that incorporate the challenged intellectual property

     - obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology

     - redesign those products or services to avoid infringement

     - refund license fees that we have previously received

OUR BUSINESS MAY BE HARMED IF WE LOSE THE SERVICES OF DAVID STONER, BRIAN SCANLAN, NIGEL EVANS, RICHARD COURON OR OTHER KEY EMPLOYEES

     Our success depends largely on the skills, experience and performance of key employees, particularly David Stoner, our chief executive officer, Brian Scanlan and Nigel Evans, two of our founders, and Richard Couron, the founder of DC Systems. If we lose one or more of our key employees, our business could be harmed.

IF WE FAIL TO CONTINUE TO ATTRACT AND RETAIN PERSONNEL WITH SALES EXPERIENCE, SOFTWARE DEVELOPMENT SKILLS AND SUBJECT MATTER EXPERTISE IN THE ENERGY MARKET, OUR BUSINESS MAY BE HARMED

     Our future success will depend in large part on our ability to continue attracting and retaining highly skilled personnel, particularly salespeople, software developers and consultants who are both experts in their particular fields and have strong customer relationship skills. Newly hired employees will require training and it will take time for them to achieve full productivity. We face intense competition in recruiting and cannot be certain that we will be able to hire enough qualified individuals in the future or that newly hired employees will achieve necessary levels of productivity.

WE MAY NEED ADDITIONAL FINANCING WHICH COULD BE DIFFICULT TO OBTAIN AND WHICH COULD DILUTE YOUR OWNERSHIP INTEREST OR THE VALUE OF YOUR SHARES

     We intend to grow our business rapidly and may require significant external financing in the future. Obtaining additional financing will be subject to a number of factors, including:

     - market conditions

     - our operating performance

     - investor sentiment, particularly with respect to the emerging energy market

     These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. If we are unable to raise capital to fund our operations, our business, financial condition and results of operations could be materially and adversely affected.

     If we raise additional funds through the sale of equity or convertible debt securities, your percentage ownership will be reduced. In addition, these transactions may dilute the value of our outstanding stock. We may have to issue securities that have rights, preferences and privileges senior to our common stock.

WE MAY BE ADVERSELY AFFECTED BY THE YEAR 2000 ISSUE

     The "Year 2000 Issue" refers generally to the problems that software may have in determining the correct century for the year. For example, software with date-sensitive functions that are not Year 2000 compliant may not be able to distinguish whether "00" means 1900 or 2000, which may result in failures or the creation of erroneous results. We are subject to potential Year 2000 problems affecting our products, our internal systems and the systems of our suppliers and customers, any of which could disrupt our business and adversely affect our results of operations.

     Although we are not currently aware of any Year 2000 problems relating to our products, we may discover Year 2000 problems in our products that will require substantial revision and could subject us to liability claims. Our products operate in complex network environments and directly or indirectly interact with a number of other hardware and software systems that we cannot adequately evaluate for Year 2000 problems. In addition, technology developed by others and incorporated in our products could have Year 2000 problems. We may face claims based on Year 2000 problems in other companies' products, or issues arising from the integration of multiple products within an overall system even if our products are otherwise year 2000 compliant.

     Our failure to fix or replace our internally developed proprietary software or third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs, the loss of customers and other business interruptions, any of which could seriously harm our business. Even if we do not face Year 2000 problems, customers may delay new purchases of our products until they have assessed their own Year 2000 exposure, which could adversely affect our results of operations. Moreover, our failure to adequately address Year 2000 compliance issues in our internally developed proprietary software could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend.

OUR EXISTING STOCKHOLDERS WILL BE ABLE TO CONTROL ALL MATTERS REQUIRING STOCKHOLDER APPROVAL AND COULD DELAY OR PREVENT SOMEONE FROM ACQUIRING OR MERGING WITH US ON TERMS FAVORED BY A MAJORITY OF OUR INDEPENDENT STOCKHOLDERS OR OTHERWISE CONFLICT WITH OTHER STOCKHOLDERS' INTERESTS

     On completion of this offering, our executive officers and directors and
their affiliates will beneficially own approximately      % of our outstanding
common stock. As a result, these stockholders will be able to exercise control over all matters requiring stockholder approval, including the election of directors, certain amendments to our charter and bylaws and approval of significant corporate transactions, such as a merger or a sale of our assets. This could delay or prevent someone from acquiring or merging with us.

                      RISKS RELATED TO THE ENERGY INDUSTRY

OUR PERFORMANCE WILL DEPEND ON THE CONTINUED GROWTH IN DEMAND FOR ENERGY PRODUCTS AND SERVICES

     Our future success depends heavily on the continued growth in demand for energy products and services. If demand for energy products and services does not continue to grow or grows more slowly than expected, demand for our products and services will be reduced. Utilities and other businesses may be slow to adapt to changes in the energy marketplace or be satisfied with existing services and solutions. This would cause there to be less demand for our products and services than we currently expect. The market for energy trading software and solutions that address the deregulating energy industry is relatively new, and potential customers may wait for widespread adoption of products before making purchase commitments. Even if there is significant market acceptance of products and services for the energy industry, we may incur substantial expenses adapting our solutions to changing or emerging technologies.

THE GLOBAL ENERGY INDUSTRY IS SUBJECT TO EXTENSIVE AND VARIED GOVERNMENTAL REGULATIONS, AND OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO SUCCESSFULLY DEVELOP PRODUCTS AND SERVICES THAT ADDRESS NUMEROUS AND RAPIDLY CHANGING REGULATORY REGIMES

     Although the global energy industry is becoming increasingly deregulated, the energy industry, which includes utilities, producers, energy marketers, processors, storage operators, distributors, marketers, pipelines and others, is still subject to extensive and varied local, national and regional regulation. If we are unable to design and develop software solutions and strategic consulting services that address the numerous and changing regulatory requirements, or fail to alter our products and services rapidly enough, our customers or potential customers may not purchase our products and services. Any of these failures would have a material adverse effect on our business, financial condition and results of operations.

OUR FINANCIAL SUCCESS IS CLOSELY LINKED TO THE HEALTH OF THE ENERGY INDUSTRY

     We currently derive substantially all of our revenues from licensing our software and providing strategic consulting services to participants in the energy industry. Our customers include a number of organizations in the energy industry, and the success of these customers is linked to the health of the energy market. In addition, because of the capital expenditures required in connection with investing in our products and services, we believe that demand for our products and services could be disproportionately affected by fluctuations, disruptions, instability or downturns in the energy market, which may cause customers and potential customers to leave the industry or delay, cancel or reduce any planned expenditures for software products and related strategic consulting services. Any resulting decline in demand for our products and services could have a material adverse effect on our business, financial condition and results of operations.

PROJECTIONS INCLUDED IN THIS PROSPECTUS RELATING TO THE GROWTH OF THE ENERGY INDUSTRY ARE BASED ON ASSUMPTIONS THAT COULD TURN OUT TO BE INCORRECT AND ACTUAL RESULTS COULD BE MATERIALLY DIFFERENT FROM THE PROJECTIONS

     This prospectus contains various data and projections related to revenues generated by the market for products and services to the energy industry. These data and projections have been included in studies prepared by ABB Energy Information Systems. These projections include assumptions regarding the expected growth in information technology spending by energy market participants. Actual results or circumstances may be materially different from the projections. This could reduce our revenues and adversely affect our business, financial condition and results of operations. These data and projections are inherently imprecise and you are cautioned not to place undue reliance on them.

                         RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE MAY BE VOLATILE

     Prior to this offering, investors could not buy or sell our common stock publicly. An active public market for our common stock may not develop or be sustained after the offering and the market price might fall below the initial public offering price. We will be negotiating the initial public offering price with the representatives of the underwriters based on several factors. This price may vary from the market price of the common stock after this offering. Fluctuations in market price and volume are particularly common among technology companies.

     The market price of our common stock may fluctuate significantly in response to the following factors, some of which are beyond our control:

     - variations in quarterly operating results

     - changes in market valuations of technology companies

     - announcements, by us or our competitors, of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments

     - additions or departures of key personnel

     - future sales of common stock

     - changes in financial estimates by securities analysts

     - loss of a major customer

     - any shortfall in revenues or net income or any increases in losses from levels expected by securities analysts

     - fluctuations in the price and volume of trading on the stock market generally

WE MAY INCUR SIGNIFICANT COSTS FROM CLASS ACTION LITIGATION

     In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its stock. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

SUBSTANTIAL SALES OF OUR COMMON STOCK COULD CAUSE OUR STOCK PRICE TO DECLINE

     If our existing stockholders sell a large number of shares of our common stock or the public market perceives that existing stockholders might sell shares of common stock, the market price of the common stock could significantly decline. All of the shares offered under this prospectus will be freely tradable without restriction or further registration under the federal securities laws unless purchased by our "affiliates" as that term is defined in Rule 144 under
the Securities Act of 1933. Of the remaining          shares outstanding at the
time of this offering:

     - shares may be sold 90 days after the effective date of this offering

     - additional shares may be sold upon the expiration of 180-day lock-up agreements

     Deutsche Bank Securities Inc., as lead manager of the underwriters, may release any or all shares from the lock-up agreements at any time and without notice.

     Existing stockholders holding an aggregate of           shares of common
stock have the right to require us to register their shares of common stock with the Securities and Exchange Commission. If we register their shares of common stock, they can sell those shares in the public market.

     After this offering, we intend to register approximately           shares
of our common stock that we have issued or may issue under our stock plans. Once we register these shares, they can be freely sold in the public market upon issuance, subject to the "lock-up" agreements described above and the restrictions imposed on our affiliates under Rule 144.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW COULD PREVENT OR DELAY A CHANGE IN CONTROL OF US

     Certain provisions of our certificate of incorporation and by-laws may discourage, delay or prevent a merger, acquisition or other change in control, even if the change in control would be beneficial to stockholders. Any of these provisions could reduce the market price of our common stock. These provisions include:

     - providing for a classified board of directors with staggered, three-year terms

     - limiting the persons who may call special meetings of stockholders

     - prohibiting stockholder action by written consent

     - establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings

     Delaware law may also discourage, delay or prevent someone from acquiring or merging with us.

OUR MANAGEMENT WILL HAVE DISCRETION OVER USING THE NET UNALLOCATED PROCEEDS OF THIS OFFERING

     Our board of directors and management will have significant flexibility in applying the unallocated net proceeds of this offering. As of the date of this prospectus, we do not have plans for use of most of the proceeds from this offering. You will be relying on the judgment of our management about these uses. See "Use of Proceeds."

YOU WILL EXPERIENCE IMMEDIATE DILUTION IN THE BOOK VALUE PER SHARE OF YOUR COMMON STOCK

     The initial public offering price is substantially higher than the book value per share of the outstanding common stock immediately after this offering. Accordingly, if you purchase common stock in the offering, you will incur
immediate and substantial dilution of approximately $          in the book value
per share of the common stock from the price you pay for the common stock.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or other comparable expressions. These statements involve known and unknown risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These important factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

     We cannot guarantee any future results, levels of activity, performance or achievements. Moreover, neither we nor anyone else assumes responsibility for the accuracy and completeness of these statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus.

                              CAMINUS CORPORATION

     On April 29, 1998, we were organized as a Delaware limited liability company under the name "GFI Caminus LLC." We subsequently acquired the assets and operations of our business through the acquisition of a number of companies in the energy industry.

     On May 12, 1998, we purchased a 1% general partnership interest and a 70% limited partnership interest in Zai*Net Software, L.P., which was founded in 1987 and was one of the leading providers of electric power and risk management software in North America and Europe. On December 31, 1998, we acquired the remaining partnership interest in Zai*Net Software, L.P., and in March 1999, we merged Zai*Net Software, L.P. into us.

     On May 12, 1998, we also purchased 100% of the shares of capital stock of Cambridge, England-based Caminus Energy Limited, which is now known as Caminus Limited. Founded in 1985, Caminus Limited is one of the leading European strategic consultants to energy companies.

     On November 13, 1998, we acquired substantially all of the business and assets of Positron Energy Consulting, a leading risk analytics company founded in Houston, Texas in 1996.

     On August 31, 1999, we acquired all of the outstanding capital stock of DC Systems, Inc., a Dallas-based software and services company specializing in physical gas systems.

     GFI Caminus LLC changed its name to "Caminus Energy Ventures LLC" on September 21, 1998 and to "Caminus LLC" on January 12, 1999. On September 30, 1999, Caminus Corporation was formed as a Delaware corporation and wholly owned subsidiary of Caminus LLC. Immediately prior to this offering, Caminus LLC will merge with and into Caminus Corporation, which will be the surviving entity and which is the registrant in connection with this initial public offering. The associated membership interests in Caminus LLC will convert into an aggregate
of          shares of common stock of Caminus Corporation in connection with the merger.

     All of the acquisitions described above have been accounted for under the purchase method of accounting and, except as otherwise noted herein, all of the financial information of the acquired companies have been included in this prospectus since the respective dates of acquisition. For more information regarding our initial formation and subsequent acquisitions, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and note 3 of the Caminus LLC financial statements.

                                USE OF PROCEEDS

     We estimate that the net proceeds from our sale of      shares of common
stock will be approximately $     , assuming an initial public offering price of
$     per share and after deducting estimated underwriting discounts and our estimated offering expenses. We will not receive any of the net proceeds from the sale of shares by the selling stockholders. See "Principal and Selling Stockholders."

     The principal purposes of this offering are:

     - to enhance our ability to use our common stock as a means of attracting and retaining key employees;

     - to raise capital in order to repay bank debt and advisory fees;

     - to provide increased visibility and credibility in the marketplace;

     - to enhance our ability to use our common stock as consideration for acquisitions;

     - to increase our equity capital;

     - to facilitate our future access to public capital markets; and

     - to provide liquidity to our existing stockholders.

     We expect to use the net proceeds received from this offering for the repayment of bank debt to Fleet Bank, which totaled $2,000,000 at September 30, 1999. The credit agreement with Fleet Bank consists of a revolving loan that expires on May 31, 2001 and a working capital loan that expires on May 31, 2000 but may be extended to May 31, 2001. The interest rate under the loans was 8 1/4% at September 30, 1999. A portion of the proceeds of the Fleet Bank loans was used to pay earnout provisions in connection with the acquisition of Zai*Net Software, L.P. For a description of the bank debt and the acquisition of Zai*Net, see notes 8 and 3 of the Caminus LLC financial statements. We intend to use $1,000,000 of the net proceeds to pay consulting and advisory fees due to GFI for financial, tax and general administrative services, including strategic advisory services in connection with acquisitions. See "Certain Transactions." We intend to use the remainder of the net proceeds for working capital and other general corporate purposes, including possible acquisitions of businesses, products and technologies.

     From time to time we engage in discussions with potential acquisition candidates. However, except for our discussions with Orion Systems AS, a software and services company specializing in the Nordic energy market, we have no current plans, commitments or agreements with respect to any acquisitions, and we may not make any acquisitions.

     Except as described above, we have not identified specific uses for the net proceeds of this offering, and we will have discretion over their use and investment. Pending use of the net proceeds, we intend to invest these proceeds in short-term, investment grade, interest-bearing instruments.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance our growth strategy. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including:

     - our financial condition;

     - our operating results;

     - our current and anticipated cash needs;

     - restrictions in our financing agreements; and

     - our plans for expansion.

     Our existing line of credit prohibits the declaration of payment of cash dividends to our stockholders so long as any loan amount is outstanding and until we have paid in full all amounts payable by us under the terms of the agreement and the related promissory notes. See "Management's Discussion and Analysis of Financial Condition -- Liquidity and Capital Resources" and note 8 of the Caminus LLC financial statements.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 1999:

     - On an actual basis;

     - On a pro forma basis to give effect to:

      (1) our reorganization as a corporation immediately prior to this offering;

      (2) the issuance of an aggregate of           shares of common stock to
          our stockholders in exchange for their membership interests in the limited liability company;

      (3) the issuance of an aggregate of           shares of common stock upon
          the expected exercise prior to or in connection with this offering of options to purchase common stock issued to GFI and SS&C Technologies, Inc.; and

      (4) the acquisition of DC Systems in August 1999, including the issuance
          of an aggregate of           shares of common stock in connection with
          such acquisition; and

     - On a pro forma basis as adjusted to reflect the issuance and sale by us
       of           shares of common stock in this offering at an assumed
       initial public offering price of $     per share and after deducting the
       estimated underwriting discounts and our estimated offering expenses and applying a portion of the net proceeds to repay borrowings under our credit facility.

     The number of shares outstanding is based on the number of shares of our common stock outstanding (pro forma) on June 30, 1999. It excludes shares subject to options outstanding under our 1998 stock incentive plan at a
weighted average exercise price of $     per share and           additional
shares available for issuance under our stock plans. You should read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this prospectus.

                                                       AS OF JUNE 30, 1999
                                             ---------------------------------------
                                                                          PRO FORMA
                                               ACTUAL       PRO FORMA    AS ADJUSTED
                                             -----------    ---------    -----------
Borrowings under credit facility, including
  current portion..........................  $ 3,250,000     $             $
                                             ===========     ======        ======
MEMBERS'/STOCKHOLDERS' EQUITY:
Members' equity (actual)...................   16,636,397
Common stock, $0.01 par value per share; no
  shares authorized, issued or outstanding
  (actual); 50,000,000 shares authorized
  (pro forma and pro forma as adjusted);
            shares issued and outstanding
  (pro forma);           shares issued and
  outstanding (pro forma as adjusted)......
Additional paid-in-capital.................
Accumulated deficit........................
Cumulative translation adjustment..........      (45,289)
                                             -----------     ------        ------
     Total members'/stockholders' equity...   16,591,108
                                             -----------     ------        ------
     Total capitalization, including
       current portion of borrowings.......  $19,841,108     $             $
                                             ===========     ======        ======

                                    DILUTION

     Our pro forma net tangible book value at June 30, 1999 was approximately
$          , or $     per share of common stock. Pro forma net tangible book
value per share represents the amount of our total tangible assets (total assets less intangible assets) reduced by our total liabilities, divided by the number of shares of common stock outstanding, after giving effect to our reorganization as a corporation immediately prior to this offering, the acquisition of DC Systems in August 1999 and the issuance of shares of common stock upon the expected exercise of options by GFI and SS&C Technologies prior to or in connection with this offering. After giving effect to our sale of shares of common stock in this offering at an assumed initial public offering
price of $     per share and our receipt of the net proceeds, after deducting the estimated underwriting discounts and our estimated offering expenses, our pro forma net tangible book value as of June 30, 1999 would have been
approximately $          , or $     per share. This represents an immediate
increase in pro forma net tangible book value of $     per share to existing
stockholders and an immediate dilution in pro forma net tangible book value of
$     per share to new investors purchasing shares in this offering. The following table illustrates this per share dilution:

Assumed initial public offering price per share.........              $
  Pro forma net tangible book value per share as of June
     30, 1999...........................................  $
  Increase per share attributable to this offering......
                                                          --------
Pro forma net tangible book value per share after this
  offering..............................................
                                                                      --------
Dilution per share to new investors.....................              $
                                                                      ========

     The following table summarizes, on a pro forma basis as of June 30, 1999, the total number of shares of common stock purchased from us, the total consideration paid and the average consideration paid per share by our existing stockholders and by the new investors (at an assumed initial public offering
price of $     per share for shares purchased in this offering, before deducting underwriting discounts and our estimated offering expenses). Shares owned by existing stockholders will be reduced by the number of shares sold by them in this offering. As a result, the number of shares owned by existing stockholders
will be reduced to   % of the
shares of common stock after this offering (     % if the underwriters' over-
allotment option is exercised in full).

                         SHARES PURCHASED      TOTAL CONSIDERATION     AVERAGE
                        -------------------    -------------------    PRICE PER
                         NUMBER     PERCENT     AMOUNT     PERCENT      SHARE
                        --------    -------    --------    -------    ---------
Existing
  stockholders........                    %    $                 %    $
Options exercisable
  after offering......                                                $
New investors.........                                                $
                        --------     -----     --------     -----
     Total............               100.0%    $            100.0%
                        ========     =====     ========     =====

     The foregoing table and calculation assumes the exercise of outstanding stock options that will be exercisable as of the closing of this offering. As of September 30, 1999, there were outstanding stock options to purchase shares of common stock under our 1998 and 1999 stock incentive plans at a weighted average exercise price of $ per share. To the extent that any of these stock options are exercised, there will be further dilution to new investors. See "Capitalization," "Management -- Benefit Plans" and "Description of Capital Stock."

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read together with the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included elsewhere in this prospectus. The statement of operations data for the years ended December 31, 1994 and 1995 and the balance sheet data at December 31, 1994 and 1995 are derived from, and are qualified by reference to, the audited financial statements of Zai*Net Software, Inc., our predecessor, not included in this prospectus. The statement of operations data for the years ended December 31, 1996 and 1997 and for the four-month period ended April 30, 1998 and the balance sheet data at December 31, 1996 and 1997 are derived from, and are qualified by reference to, the audited financial statements of Zai*Net Software, Inc. included elsewhere in this prospectus, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The consolidated statement of operations data for the period ended December 31, 1998 and the six months ended June 30, 1999 and the consolidated balance sheet data at December 31, 1998 and June 30, 1999 are derived from, and are qualified by reference to, the audited financial statements of Caminus LLC, included elsewhere in this prospectus, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The consolidated statement of operations data for the period ended June 30, 1998 and the consolidated balance sheet data at June 30, 1998 are derived from, and are qualified by reference to, the unaudited financial statements of Caminus LLC not included in this prospectus and include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair presentation of our financial position and results of operations.

     In the following table, "Adjusted EBITDA" is defined as earnings before interest and other income, income taxes, depreciation, amortization, acquired in-process research and development and non-cash compensation expense. We have included information concerning Adjusted EBITDA because we believe that it is useful to an investor in evaluating our operating performance as it compares to other companies and because this measure is a widely accepted financial indicator used by investors and analysts to compare the operating performance of companies. While investors and analysts routinely use EBITDA, it may not necessarily be comparable to other similarly titled measures used by other companies due to potential differences in the methods of calculation. For information about cash flows or results of operations in accordance with generally accepted accounting principles, please see the audited consolidated financial statements included elsewhere in this prospectus. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     From the date of our formation as a limited liability company through June 30, 1999, we were not subject to federal and state income taxes, except for certain New York income taxes on limited liability companies. The amounts in the line item of the statement of operations and other data table below titled "Pro forma net income (loss)" reflect the additional tax provision that we would have recorded had we been a C corporation for the periods presented.

     The pro forma financial data give effect to the acquisitions of Zai*Net, Caminus Limited and DC Systems, Inc. as if the acquisitions occurred at the beginning of the respective periods presented. The pro forma as adjusted financial data give effect to the acquisitions referred to above and our sale of shares of common stock in this offering, at an assumed initial public offering price of

$       per share, after deducting estimated underwriting discounts and our estimated offering expenses and after the application of a portion of the proceeds to repay borrowings under our credit facility.

                                                             ZAI*NET
                                                          (PREDECESSOR)
                                  --------------------------------------------------------------
                                                                                         FOUR
                                                                                        MONTHS
                                               YEAR ENDED DECEMBER 31,                  ENDED
                                  -------------------------------------------------   APRIL 30,
                                     1994         1995         1996         1997         1998
                                  ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS AND
  OTHER DATA:
Revenues:
  Licenses......................  $  633,750   $1,575,104   $1,291,427   $1,521,447   $1,495,221
  Software services.............     781,819      973,235    1,429,860    2,667,807    1,334,473
  Strategic consulting..........          --           --           --           --           --
                                  ----------   ----------   ----------   ----------   ----------
    Total revenues..............  $1,415,569    2,548,339    2,721,287    4,189,254    2,829,694
                                  ----------   ----------   ----------   ----------   ----------
Gross profit....................     728,201    1,583,758    1,722,145    2,857,772    2,095,452
Operating expenses..............   1,093,144    1,444,477    1,619,084    2,862,008    1,659,422
                                  ----------   ----------   ----------   ----------   ----------
Operating income (loss).........    (364,943)     139,281      103,061       (4,236)     436,030
Other income (expense), net.....      10,327        9,511       (2,197)      17,591        8,294
Provision for income taxes......          --           --           --           --       23,816
                                  ----------   ----------   ----------   ----------   ----------
Net income (loss)...............  $ (354,616)  $  148,792   $  100,864   $   13,355   $  420,508
                                  ==========   ==========   ==========   ==========   ==========
Adjusted EBITDA.................  $ (310,163)  $  217,426   $  204,179   $  118,854   $  482,171

                                                   DECEMBER 31,
                                 -------------------------------------------------
                                    1994         1995         1996         1997
                                 ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
Cash and cash equivalents......  $  155,089   $  156,760   $  242,208   $  146,961
Total assets...................     541,410      834,257    1,274,792    2,193,379
Long-term debt.................          --       17,000        3,000           --
Members'/stockholders' equity
  (deficit)....................     (28,782)     120,010      220,874      234,229

                                                          CAMINUS
                       ------------------------------------------------------------------------------
                                           PRO FORMA                                       PRO FORMA
                          INCEPTION          TWELVE         INCEPTION           SIX           SIX
                       (APRIL 29, 1998)      MONTHS      (APRIL 29, 1998)     MONTHS        MONTHS
                           THROUGH           ENDED           THROUGH           ENDED         ENDED
                         DECEMBER 31,     DECEMBER 31,       JUNE, 30        JUNE, 30      JUNE, 30
                             1998             1998             1998            1999          1999
                       ----------------   ------------   ----------------   -----------   -----------
STATEMENT OF
  OPERATIONS AND
  OTHER DATA:
Revenues:
  Licenses...........    $  3,639,143                      $   916,015      $ 4,295,325
  Software
    services.........       3,090,758                          676,000        4,006,590
  Strategic
    consulting.......       2,896,102                          855,768        2,940,062
                         ------------                      -----------      -----------
    Total revenues...       9,626,003                        2,447,783       11,241,977
                         ------------                      -----------      -----------
Gross profit.........       5,135,953                        1,404,460        7,571,334
Operating expenses...      15,269,319                        4,795,403        9,848,961
                         ------------                      -----------      -----------
Operating loss.......     (10,133,366)                      (3,390,943)      (2,277,627)
Other income
  (expense), net.....          96,909                           25,438          (51,702)
Provision for income
  taxes..............          35,735                           44,511          139,568
                         ------------                      -----------      -----------
Net loss.............    $(10,072,192)                     $(3,410,016)     $(2,468,897)
                         ============                      ===========      ===========
Pro forma net loss...    $ (9,860,233)                                      $(2,912,747)
                         ============                                       ===========
Basic and diluted net
  loss per membership
  interest...........    $      (0.13)                                      $     (0.03)
                         ============                                       ===========
Weighted average
  membership
  interests -- basic
  and diluted........      77,839,447                                        84,183,991
                         ============                                       ===========
Adjusted EBITDA......    $    355,155                      $   389,398      $ 1,637,528

                                                                    JUNE 30, 1999
                                                       ---------------------------------------
                                                                                    PRO FORMA
                         DECEMBER 31,                                                  AS
                             1998                        ACTUAL       PRO FORMA     ADJUSTED
                         ------------                  -----------   -----------   -----------
BALANCE SHEET DATA:
Cash and cash
  equivalents..........  $  2,770,538                  $   886,907
Total assets...........    31,367,998                   27,862,372
Borrowings under credit
  facility, net of
  current portion......            --                    2,500,000
Current portion of
  credit facility......                                    750,000
Members'/stockholders'
  equity...............    17,458,778                   16,591,108

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with "Selected Consolidated Financial Data" and our financial statements and related notes thereto appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

     We are a leading provider of software solutions and strategic consulting services to participants in energy markets throughout North America and Europe. We were organized as a limited liability company on April 29, 1998 and acquired Zai*Net Software, L.P. and Caminus Limited in May 1998 and Positron Energy Consulting in November 1998. Since the completion of these acquisitions, we expanded our organization by hiring personnel in key areas, particularly marketing, sales and research and development. Our full-time employees increased from 116 at December 31, 1998 to 147 at June 30, 1999, and we intend to continue to increase our number of employees throughout 1999 and 2000.

     We generate revenues from licensing our Zai*Net software products, providing related services for implementation consulting and support and providing strategic consulting services. We generally license one or more Zai*Net products to our customers, who typically receive perpetual licenses to use our products for a specified number of servers and concurrent users. After the initial license, they may purchase licenses for additional products, servers and users as needed. In addition, customers often purchase professional services from us, including implementation and training services, and enter into automatically renewable maintenance contracts that provide for software upgrades and technical support over a stated term, typically 12 months. We also provide strategic advice on deregulation and the restructuring of the energy industry through our strategic consulting group. Implementation consulting and strategic consulting are typically billed on a time and materials basis.

     We follow the provisions of Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition," as amended by SOP No. 98-4, "Deferral of the Effective Date of Certain Provisions of SOP No. 97-2 and SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions." Under SOP No. 97-2, we recognize license revenues when a license is executed, the product has been delivered, all significant company obligations are fulfilled, the fee is fixed or determinable and collectibility is probable. Under our current standard license agreement, we generally recognize license revenues upon the execution of a license and delivery of the software. For those license agreements where customer acceptance is required or the licensee requires significant enhancements, we recognize license revenues only when our obligations under the license agreement are completed and the software has been accepted. Accordingly, for these contracts, payments received are deferred until our obligations under the license agreement are completed. Maintenance and support revenues associated with new product licenses and renewals are deferred and recognized ratably over the contract period. Software services revenues and strategic consulting revenues are recognized as such services are performed.

     We sell our products through our direct sales forces in North America and Europe. Our strategic relationships with third parties assist in generating sales leads and provide cooperative marketing support. In addition, our strategic consulting group not only develops its own client base but assists in generating software sales leads.

     Revenues from customers outside the United States represented 52% of our total revenues for the six months ended June 30, 1999. Substantially all of our international revenues have been derived from sales of our strategic consulting services and software products in the United Kingdom. We intend to continue to expand our international operations and commit significant management time and financial resources to developing our direct international sales channels. International revenues may not, however, increase as a percentage of total revenues.

     We were formed as a limited liability company in April 1998. Accordingly, we have not been subject to federal and state income taxes, except for certain New York income taxes on limited liability companies. Immediately prior this offering, the limited liability company will merge with and into Caminus Corporation, a Delaware C corporation formed in September 1999. The adjustments to the income tax provision reflect the additional tax provision we would have recorded had we been a C corporation for the periods presented. See "Caminus Corporation" for a description of our corporate history and acquisitions.

     Due to our acquisitions and the respective dates of acquisition, and the significant changes in our operations, the fluctuation of financial results, including financial data expressed as a percentage of revenues for all periods, did not necessarily provide a meaningful understanding of the expected future results of our operations.

RESULTS OF OPERATIONS

COMPARISON OF THE PERIOD FROM INCEPTION (APRIL 29, 1998) THROUGH JUNE 30, 1998 TO THE SIX MONTHS ENDED JUNE 30, 1999

     The following table sets forth the consolidated financial information expressed as a percentage of revenues for the period from inception (April 29, 1998) through June 30, 1998 and for the six months ended June 30, 1999. The consolidated financial information for the period from inception through June 30, 1998 is derived from the unaudited consolidated financial statements and includes, in the opinion of our management, all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair presentation of our financial position and results of operations. The consolidated financial information for the six months ended June 30, 1999 is derived from our audited consolidated financial statements. The period from Inception though June 30, 1998, which is approximately two months, is being compared to the six months ended June 30, 1999. Accordingly increases in revenues and expenses are primarily attributable to the comparison of periods containing different numbers of months. The discussion below outlines other trends in the business.

                                                   INCEPTION THROUGH   SIX MONTHS ENDED
                                                     JUNE 30, 1998      JUNE 30, 1999
                                                   -----------------   ----------------
Revenues:
  Licenses.......................................           37%                38%
  Software services..............................           28                 36
  Strategic consulting...........................           35                 26
                                                         -----               ----
     Total revenues..............................          100                100
Cost of revenues:
  Cost of software services......................           19                 17
  Cost of strategic consulting...................           23                 16
                                                         -----               ----
     Gross profit................................           58                 67
Operating expenses:
  Sales and marketing............................            4                 10
  Research and development.......................           10                 15
  General and administrative.....................           29                 30
  Acquired in-process research and development...          125                 --
  Amortization of intangible assets..............           28                 33
                                                         -----               ----
     Total operating expenses....................          196                 88
                                                         -----               ----
Loss from operations.............................         (139)               (21)
Other income (expense)...........................            2                 --
Provision for income taxes.......................           (2)                (1)
                                                         -----               ----
Net loss.........................................         (139)%              (22)%
                                                         =====               ====

     Revenues

     LICENSE. License revenues increased $3.4 million, or 369%, from $0.9 million in the 1998 period to $4.3 million in 1999. This increase was primarily attributable to sales to new customers, additional sales to existing customers and, to a lesser extent, from an increase in the number of our sales personnel. See "-- Liquidity and Capital Resources" for a discussion of deferred revenue.

     SOFTWARE SERVICES. Software services revenues increased $3.3 million, or 493%, from $0.7 million in the 1998 period to $4.0 million in 1999. This increase was primarily attributable to the increased licensing activity described above, which resulted in increased revenues from customer implementations and maintenance contracts.

     STRATEGIC CONSULTING. Strategic consulting revenues increased $2.1 million, or 244%, from $0.9 million in the 1998 period to $2.9 million in 1999 and are derived from the Caminus Limited subsidiary acquired in May 1998. This increase was primarily attributable to an increased number of engagements, which was partially attributable to an increase in the number of our consultants.

     Cost of Revenues

     COST OF SOFTWARE SERVICES. Cost of software services consists primarily of personnel costs associated with providing implementations, support under maintenance contracts and training through our professional service group. Cost of software services increased $1.4 million, or 303%, from $0.5 million in the 1998 period to $1.9 million in 1999. This increase was primarily attributable to the increase in the number of implementations, training and technical support personnel, and related recruiting expenses, to support the growth of the implementations and the installed customer base. During 1999, we established a dedicated customer support desk, which also required additional personnel. We plan to continue expanding our implementation and support services group and, accordingly, expect the dollar amount of our cost of software implementation and support services to increase.

     COST OF STRATEGIC CONSULTING. Cost of strategic consulting consists of personnel costs incurred in providing professional consulting services. Cost of strategic consulting increased $1.2 million, or 210%, from $0.6 million in the 1998 period to $1.8 million in 1999. This increase was principally attributable to an increase in the number of our consultants, and related recruiting expenses, to support the growth in revenues. We plan to continue expanding our strategic consulting organization and expect these expenses to increase.

     Operating Expenses

     SALES AND MARKETING. Sales and marketing expenses consist primarily of sales and marketing personnel costs, promotional and travel expenses and commissions. Sales and marketing expenses increased $1.0 million, or 1,093%, from $0.1 million in the 1998 period to $1.1 million in 1999. This increase was primarily due to an increase in headcount, recruiting expenses and promotional and travel expenses associated with the hiring of additional sales and marketing personnel to support the expansion of our domestic and international sales organizations. We plan to continue expanding our sales and marketing organization and expect our sales and marketing expenses to increase.

     RESEARCH AND DEVELOPMENT. Research and development expenses consist primarily of personnel costs for product development personnel and other related direct costs associated with the development of new products, the enhancement of existing products, quality assurance and testing. Research and development expenses increased $1.4 million, or 565%, from $0.2 million in the 1998 period to $1.6 million in 1999. This increase was primarily due to an increased hiring of personnel and to other expenses associated with the development of new products and enhancements of existing products. We plan to continue expanding our research and development organization and expect our research and development expenses to increase.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses consist primarily of personnel costs of executive, financial, human resource and information services personnel as well as facility costs and related office expenses, management fees and outside professional fees. General and administrative expenses increased $2.6 million, or 366%, from $0.7 million in the 1998 period to $3.3 million in 1999. This increase was primarily due to increased staffing required to support our expanded operations in the United States and internationally and, to a lesser extent, increased costs of outside professional services and management fees.

     ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT. Acquired in-process research and development expenses of $3.1 million during the 1998 period represented the fair value of the in-process research and development acquired in connection with the purchase of Zai*Net. In the opinion of management and the third-party appraiser, the acquired in-process research and development had not yet reached technological feasibility and had no alternative future uses. Accordingly, such amount was expensed on the date of acquisition. See note 3 of the Caminus LLC financial statements for a discussion of the calculation of acquired in-process research and development.

     AMORTIZATION OF INTANGIBLE ASSETS. The amortization of the intangible assets represents the amortization of goodwill, which is the excess of the purchase price over the net assets acquired from the acquisitions of Zai*Net, Caminus Limited and Positron, and other intangible assets. Amortization of intangible assets increased $3.1 million, or 445%, from $0.7 million in the 1998 period to $3.7 million in 1999. This increase was primarily attributable to our incurring amortization expense related to the 1998 acquisitions for the full six months ended June 30, 1999 versus two months in the 1998 period.

     Loss From Operations

     As a result of the write-off of the acquired in-process research and development during the 1998 period, operating loss decreased from $3.4 million in the 1998 period to $2.3 million in 1999. Excluding the effects of interest and other income, taxes, depreciation, amortization of intangible assets, the write-off of acquired in-process research and development and non-cash compensation expense, earnings would have increased $1.2 million, or 313%, to $1.6 million, or 14% of total revenues for 1999, as compared to $0.4 million, or 16% of revenues, in the 1998 period.

     Provision for Income Taxes

     Our provision for income taxes for 1999 was $0.1 million and related primarily to foreign income taxes. Our provision for income taxes for the 1998 period related to state and local taxes and was not significant.

COMPARISON OF THE ZAI*NET (PREDECESSOR) YEAR ENDED DECEMBER 31, 1997 TO THE PERIOD FROM INCEPTION THROUGH DECEMBER 31, 1998

     The following table sets forth the consolidated financial information as a percentage of revenues for the year ended December 31, 1997 of Zai*Net, our predecessor, and for the period from our inception through December 31, 1998. The consolidated financial information for us and Zai*Net is derived from the audited consolidated financial statements included elsewhere in this prospectus. The period from inception though December 31, 1998 is approximately eight months and includes the consolidated results of operations of Zai*Net and Caminus Limited, which is being compared to Zai*Net for the year ended

December 31, 1997. Accordingly, there are fluctuations within the revenues and expenses which are primarily attributable to the disparity between the periods and the bases of the companies. The discussion below outlines other trends in our business.

                                                                           CAMINUS
                                                                       ----------------
                                                       ZAI*NET            INCEPTION
                                                    (PREDECESSOR)      (APRIL 29, 1998)
                                                  -----------------        THROUGH
                                                     YEAR ENDED          DECEMBER 31,
                                                  DECEMBER 31, 1997          1998
                                                  -----------------    ----------------
Revenues:
  Licenses......................................          36%                  38 %
  Software services.............................          64                   32
  Strategic consulting..........................          --                   30
                                                         ---                -----
     Total revenues.............................         100                  100
Cost of revenues:
  Cost of software services.....................          32                   24
  Cost of strategic consulting..................          --                   23
                                                         ---                -----
     Gross profit...............................          68                   53
Operating expenses:
  Research and development......................          29                   12
  Selling, general and administrative...........          39                   40
  Acquired in-process research and development..          --                   50
  Amortization of intangible assets.............          --                   57
                                                         ---                -----
     Total operating expenses...................          68                  159
                                                         ---                -----
Loss from operations............................          --                 (106)
                                                         ---                -----
Other income....................................          --                    1
Provision for income taxes......................          --                   --
                                                         ---                -----
Net income (loss)...............................          --%                (105)%
                                                         ===                =====

     Revenues

     LICENSE. License revenues increased $2.1 million, or 139%, from $1.5 million in 1997 to $3.6 million in 1998. This increase was primarily attributable to sales to new customers, additional sales to existing customers and, to a lesser extent, from an increase in the number of our sales personnel.

     SOFTWARE SERVICES. Software services revenues increased $0.4 million, or 16%, from $2.7 million in 1997 to $3.1 million in 1998. This increase was primarily attributable to the increased licensing activity described above, which resulted in increased revenues from customer implementations and maintenance contracts.

     STRATEGIC CONSULTING. Strategic consulting revenues were $2.9 million in 1998. There were no strategic consulting revenues in 1997 as the predecessor company was not in that business.

     Cost of Revenues

     COST OF REVENUES. Cost of revenues during 1998 consisted primarily of personnel costs associated with providing implementations, strategic consulting, support under maintenance contracts and training through our professional service group. Cost of revenues during 1997 consisted primarily of personnel costs associated with providing implementations, support under maintenance contracts and training through our professional service group. Cost of licenses was insignificant for the respective periods ended 1997 and 1998. Cost of revenues increased $3.2 million, or 237%, from $1.3 million in 1997 to $4.5 million in 1998. This increase was primarily attributable to the increase in the number of implementation, training and technical support personnel, and related recruiting expenses, to support the growth of the implementations and the installed customer base. Additionally, there was no cost associated with the strategic consulting business during 1997.

     Operating Expenses

     RESEARCH AND DEVELOPMENT. Research and development expenses was approximately $1.2 million in each of 1997 and 1998.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $2.2 million, or 132%, from $1.6 million in 1997 to $3.8 million in 1998. This increase was primarily due to increased staffing required to support our expanded operations in the United States and internationally and, to a lesser extent, increased costs of outside professional services and management fees.

     ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT. Acquired in-process research and development expenses of $4.8 million during 1998 represented the in-process research and development costs related to the acquisition of Zai*Net. In the opinion of management and the third-party appraiser, the acquired in-process research and development had not yet reached technological feasibility and had no alternative future uses. See note 3 of the Caminus LLC financial statements for a discussion of the calculation of acquired in-process research and development.

     AMORTIZATION OF INTANGIBLE ASSETS. The amortization of the intangible assets represents the amortization of goodwill, which is the excess of the purchase price over the net assets acquired from the acquisitions of Zai*Net, Caminus Limited and Positron, the amortization of intangible assets and the write-off of the value of the SS&C Technologies, Inc. distribution agreement. For a discussion of the SS&C distribution agreement, see note 14 of the Caminus LLC financial statements. Amortization of intangible assets was $5.5 million in 1998. There was no intangible asset amortization in 1997.

     Loss From Operations

     As a result of the write-off of the acquired in-process research and development and the amortization of intangible assets during 1998, operating loss increased from $0.0 million in 1997 to $10.1 million in 1998. Excluding the effects of interest and other income, taxes, depreciation, amortization of intangible assets, the write-off of acquired in-process research and development and non-cash compensation expense, earnings would have been $0.4 million in 1998, an increase of $0.2 million, or 199%, compared to the period of the prior year.

COMPARISON OF THE ZAI*NET SOFTWARE YEAR ENDED DECEMBER 31, 1996 TO THE ZAI*NET SOFTWARE YEAR ENDED DECEMBER 31, 1997

     The following table sets forth the consolidated financial information as a percentage of revenues of Zai*Net, our predecessor company, for the years ended December 31, 1996 and 1997, which are derived from the audited financial statements of Zai*Net.

                                                        ZAI*NET (PREDECESSOR)
                                                --------------------------------------
                                                   YEAR ENDED           YEAR ENDED
                                                DECEMBER 31, 1996    DECEMBER 31, 1997
                                                -----------------    -----------------
Revenues:
  Licenses....................................          52%                  64%
  Software services...........................          48                   36
  Strategic consulting........................          --                   --
                                                       ---                  ---
     Total revenues...........................         100                  100
Costs of revenues.............................          37                   32
                                                       ---                  ---
     Gross profit.............................          63                   68

Operating expenses:
  Research and development....................          23                   29
  Selling, general and administrative.........          36                   39
                                                       ---                  ---
     Total operating expenses.................          59                   68
                                                       ---                  ---
Income (loss) from operations.................           4                   --
Other income..................................          --                   --
                                                       ---                  ---
Net income....................................           4%                  --%
                                                       ===                  ===

     Revenues

     LICENSE. License revenues increased $0.2 million, or 18%, from $1.3 million in 1996 to $1.5 million in 1997. This increase was primarily attributable to sales to new customers and additional sales to existing customers.

     SOFTWARE SERVICES. Software services revenues increased $1.2 million, or 87%, from $1.4 million in 1996 to $2.7 in 1997. This increase was primarily attributable to the increased licensing activity described above, which resulted in increased revenues from customer implementations and maintenance contracts.

     Cost of Revenues

     COST OF REVENUES. Cost of revenues consists primarily of personnel costs associated with providing implementations, support under maintenance contracts and training through our professional service group. Cost of licenses was insignificant for 1996 and 1997. Cost of revenues increased $0.3 million, or 33%, from $1.0 million in 1996 to $1.3 million in 1997. This increase was primarily attributable to the increase in the number of implementation, training and technical support personnel to support the growth of the implementations and the installed customer base.

     Operating Expenses

     RESEARCH AND DEVELOPMENT. Research and development expenses increased $0.6 million, or 95%, from $0.6 million in 1996 to $1.2 million in 1997. This increase was primarily due to an increased hiring of personnel and to other expenses associated with the development of new products and enhancements of existing products.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $0.6 million, or 65%, from $1.0 million in 1996 to $1.6 million in 1997. This increase was primarily due to increased staffing required to support our expanded operations in the United States and abroad.

SELECTED QUARTERLY RESULTS OF OPERATIONS

     The following tables represent certain unaudited consolidated statement of operations information for each quarter in the ten quarters ended June 30, 1999, as well as such information expressed as a percentage of total revenues for the periods indicated. The information for the five quarters ended June 30, 1999 was derived from unaudited financial statements and has been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, includes all adjustments, which consist of normal recurring adjustments, that we consider necessary for the fair presentation of such information when read in conjunction with our audited consolidated financial statements and notes thereto, appearing elsewhere in this prospectus. The information for the five quarters ended March 31, 1998 was derived from the unaudited financial statements of Zai*Net, our predecessor company, and has been prepared on the same basis as the audited financial statements of Zai*Net and, in the opinion of management, includes all adjustments, which consist of normal recurring adjustments, that we consider necessary for the fair presentation of such information when read in conjunction with the audited financial statements of Zai*Net and notes thereto, appearing elsewhere in this prospectus. Due to the acquisitions completed during 1998 and the significant changes in our operations, the comparison of fluctuations for these time periods would not provide a meaningful understanding of our on-going operations. We believe quarter-to-quarter comparisons of financial results should not be relied upon as an indication of future performance, and operating results may fluctuate from quarter to quarter in the future. See "Risk Factors" and the financial statements contained elsewhere in this prospectus. We expect our results of operations will fluctuate and the price of our common stock could fall if quarterly results are lower than the expectation of securities analysts.

     In the following table, "Adjusted EBITDA" is defined as earnings before interest and other income, income taxes, depreciation, amortization, acquired in-process research and development and non-cash compensation expense. We have included information concerning Adjusted EBITDA because we believe that it is useful to an investor in evaluating our operating performance as it compares to other companies and because this measure is a widely accepted financial indicator used by investors and analysts to compare the operating performance of companies. While investors and analysts routinely use EBITDA, it may not necessarily be comparable to other similarly titled measures used by other companies due to potential differences in the methods of calculation. For information about cash flows or results of operations in accordance with generally accepted accounting principles, please see the audited consolidated financial statements included elsewhere in this prospectus. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     From the date of our formation as a limited liability company through June 30, 1999, we were not subject to federal and state income taxes, except for certain New York income taxes on limited liability companies. The amounts in the line item of the statement of operations and other data table below titled "Pro forma net income (loss)" reflect the additional tax provision that we would have recorded had we been a C corporation for the periods presented.

                                                           ZAI*NET
                                                        (PREDECESSOR)
                               ----------------------------------------------------------------
                                                        QUARTER ENDED
                               ----------------------------------------------------------------
                               MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,
                                 1997        1997         1997            1997          1998
                               ---------   --------   -------------   ------------   ----------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Licenses...................  $293,263    $249,489    $  401,481      $  577,214    $1,100,344
  Software services..........   674,583     614,484       649,120         729,620       819,386
  Strategic consulting.......
                               --------    --------    ----------      ----------    ----------
    Total revenues...........   967,846     863,973     1,050,601       1,306,834     1,919,730
                               --------    --------    ----------      ----------    ----------
Gross profit.................   639,428     550,376       716,280         951,688     1,419,274
Operating expenses...........   556,593     593,425       672,340       1,039,650     1,223,799
                               --------    --------    ----------      ----------    ----------
Operating income (loss)......    82,835     (43,049)       43,940         (87,962)      195,475
Other income (expense), net..     1,200       9,295        (4,441)         11,537        10,966
Provision for income taxes...        --          --            --              --       (90,948)
                               --------    --------    ----------      ----------    ----------
Net income (loss)............  $ 84,035    $(33,754)   $   39,499      $  (76,425)   $  115,493
                               ========    ========    ==========      ==========    ==========
Adjusted EBITDA..............  $113,608    $(12,277)   $   74,712      $  (57,190)   $  230,081

                                                             ZAI*NET
                                                          (PREDECESSOR)
                                 ---------------------------------------------------------------
                                                          QUARTER ENDED
                                 ---------------------------------------------------------------
                                 MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,
                                   1997        1997         1997            1997         1998
                                 ---------   --------   -------------   ------------   ---------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Licenses.....................      30%        29%           38%            44%           57%
  Software services............      70         71            62             56            43
  Strategic consulting.........      --         --            --             --            --
                                    ---        ---           ---            ---           ---
    Total revenues.............     100        100           100            100           100
                                    ---        ---           ---            ---           ---
Gross profit...................      66         64            68             73            74
Operating expenses.............      58         69            64             80            64
                                    ---        ---           ---            ---           ---
Operating income (loss)........       9         (5)            4             (7)           10
Other income (expense), net....      --          1            --              1             1
Provision for income taxes.....      --         --            --             --            (5)
                                    ---        ---           ---            ---           ---
Net income (loss)..............       9%        (4)%           4%            (6)%           6%
                                    ===        ===           ===            ===           ===
Adjusted EBITDA................      12%        (1)%           7%            (4)%          12%

                                                          CAMINUS
                           ----------------------------------------------------------------------
                            INCEPTION                         QUARTER ENDED
                             THROUGH     --------------------------------------------------------
                            JUNE 30,     SEPTEMBER 30,   DECEMBER 31,    MARCH 31,     JUNE 30,
                              1998           1998            1998          1999          1999
                           -----------   -------------   ------------   -----------   -----------
STATEMENT OF OPERATIONS
  DATA:
Revenues:
  Licenses...............  $   916,015    $ 1,009,842    $ 1,713,286    $ 1,776,579   $ 2,518,746
  Software services......      676,000      1,205,417      1,209,341      1,949,373     2,057,217
  Strategic consulting...      855,768        864,782      1,175,552      1,509,504     1,430,558
                           -----------    -----------    -----------    -----------   -----------
    Total revenues.......    2,447,783      3,080,041      4,098,179      5,235,456     6,006,521
                           -----------    -----------    -----------    -----------   -----------
Gross profit.............    1,404,460      1,538,414      2,193,079      3,487,896     4,083,438
Operating expenses.......    4,795,403      2,637,238      7,836,678      4,643,847     5,205,114
                           -----------    -----------    -----------    -----------   -----------
Operating income (loss)..   (3,390,943)    (1,098,824)    (5,643,599)    (1,155,951)   (1,121,676)
Other income (expense),
  net....................       25,438         31,097         40,374          3,247       (54,949)
Provision for income
  taxes..................      (44,511)       (12,778)        21,554        (73,245)      (66,323)
                           -----------    -----------    -----------    -----------   -----------
Net loss.................  $(3,410,016)   $(1,080,505)   $(5,581,671)   $(1,225,949)  $(1,242,948)
                           ===========    ===========    ===========    ===========   ===========
Pro forma net loss.......  $(3,306,654)   $(1,048,218)   $(5,505,361)   $(1,442,079)  $(1,470,668)
                           ===========    ===========    ===========    ===========   ===========
Basic and diluted net
  loss per membership
  interest...............
Weighted average
  membership
  interests -- basic and
  diluted................
Basic and diluted pro
  forma net loss per
  membership interest....
Adjusted EBITDA..........  $   389,398    $    (7,047)   $   (27,196)   $   792,634   $   844,894

                                                       CAMINUS
                           ----------------------------------------------------------------
                           INCEPTION                      QUARTER ENDED
                            THROUGH    ----------------------------------------------------
                           JUNE 30,    SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,
                             1998          1998            1998         1999        1999
                           ---------   -------------   ------------   ---------   ---------
STATEMENT OF OPERATIONS
  DATA:
Revenues:
  Licenses...............      37%           33%             42%          34%         42%
  Software services......      28            39              30           37          34
  Strategic consulting...      35            28              29           29          24
                             ----           ---            ----          ---         ---
    Total revenues.......     100           100             100          100         100
                             ----           ---            ----          ---         ---
Gross profit.............      57            50              54           67          68
Operating expenses.......     196            86             191           89          87
                             ----           ---            ----          ---         ---
Operating income (loss)..    (139)          (36)           (137)         (22)        (19)
Other income (expense),
  net....................       1             1               1           --          (1)
Provision for income
  taxes..................      (2)           --               1           (1)         (1)
                             ----           ---            ----          ---         ---
Net loss.................    (139)%         (35)%          (138)%        (23)%       (21)%
                             ====           ===            ====          ===         ===
Pro forma net loss.......    (135)%         (34)%          (134)%        (28)%       (24)%
                             ====           ===            ====          ===         ===
Adjusted EBITDA..........      16%           --%             (1)%         15%         14%

LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents as of June 30, 1999 were approximately $0.9 million, a decrease of approximately $1.9 million from December 31, 1998. Net cash used in operating activities for the six months ended June 30, 1999 was approximately $0.3 million. Net cash used in operating activities primarily resulted from our net loss, an increase in accounts receivable and a decrease in accounts payable and deferred license revenues, partially offset by increases in accrued liabilities and deferred maintenance revenues. Deferred license revenues decreased approximately $1.0 million during the six months ended June 30, 1999 primarily due to completion of our obligations under the license agreements and the acceptance of the software by the customers. Accordingly, the license revenues which were deferred at December 31, 1998 were recognized during the six months ended June 30, 1999. During 1999, we modified our standard license agreement such that we generally recognize revenues upon the execution of the license agreement and delivery of the software to the client. Deferred maintenance revenues increased by $0.9 million primarily due to a change in billing practice where customers are now invoiced on an annual or quarterly basis instead of a monthly basis. The increase in accounts receivable and accrued liabilities was primarily attributable to the growth of our business. The decrease in accounts payable was primarily due to the payment of professional fees and recruiting costs associated with the 1998 acquisitions and the recruitment of additional personnel, respectively.

     Net cash used in investing activities during the six months ended June 30, 1999 was approximately $0.4 million and resulted primarily from the result of capital expenditures for computer and communications equipment, purchased software, office equipment, furniture, fixtures and leasehold improvements.

     Net cash used in financing activities during the six months ended June 30, 1999 was approximately $1.1 million. During the six months ended June 30, 1999, financing activities provided cash of approximately $3.3 million from borrowings under a credit agreement entered into in June with Fleet Bank and approximately $2.2 million in subscriptions received primarily from several of our initial investors. These funds were used for the payment of an earnout to the former owners of Zai*Net, to repurchase an equity interest in us held by SS&C Technologies, Inc. and to pay the amounts due under the distributor agreement with SS&C.

     On June 23, 1999, we entered into a credit agreement with Fleet Bank which provides for total borrowings of up to $5.0 million under two facilities, a revolving loan and a working capital loan. The revolving loan expires on May 31, 2001 and provides for borrowings of up to $2.5 million. The working capital loan expires on May 31, 2000, which may be extended to May 31, 2001, and provides for borrowings that are limited to 85% of eligible accounts receivable, less $0.5 million, which in the aggregate can not exceed $2.5 million. The loans under this agreement bear interest either at the bank's reference rate, which is generally equivalent to the published prime rate, or LIBOR plus an applicable margin between 2.5% and 3.0%. The credit agreement requires maintenance of customary financial ratios. We intend to use approximately $2,000,000 of the net proceeds of this offering to repay the outstanding balance under the loans. After repaying the outstanding balance, we intend to terminate our existing credit agreement and enter into a new agreement.

     We have funded our operations to date with cash generated from operations on a cumulative basis. In order to execute our growth strategy, we have funded our investments and acquisitions through capital contributions. We also have the ability to borrow under a credit facility with a major bank. We intend to obtain additional equity financing from an initial public offering of common stock during 1999. Other financings may be obtained from additional borrowings and leasing activities, among other things. There can be no assurance as to the terms upon which such financings and equity might be obtained. Management believes that, in the absence of new financing sources, existing financial resources will be sufficient to meet our expenditure requirements for at least the next twelve months.

YEAR 2000 COMPLIANCE

     Many currently installed computer systems and software products electronically store dates using only the last two digits of the calendar year. As a result, these systems may not be able to distinguish whether "00" means 1900 or 2000, which may cause system failures or erroneous results. This problem is generally referred to as the "Year 2000 issue."

     STATE OF READINESS. We have identified the information technology, or IT, and non-IT systems, software and products that could be affected by Year 2000 issues, and have completed our assessment of the potential overall impact of the impending century change on our business.

     Based on our current assessment, we believe current and prior versions of our software products are Year 2000 compliant. By Year 2000 compliant, we mean that the use or occurrence of dates on or after January 1, 2000 will not materially affect the performance of our software products or the ability of our products to correctly create, store, process and output data involving dates, provided that all other products, such as hardware and software used with our products, are also Year 2000 compliant. However, our products are generally integrated into, and process data extracted from, other enterprise systems involving sophisticated hardware and complex software products that we cannot adequately evaluate for Year 2000 compliance.

     We have completed a Year 2000 assessment of our internal management information systems and other computer systems. As part of this effort, we have communicated with the vendors that supply us with our software and information systems and with our significant suppliers to determine whether their products and organizations are Year 2000 compliant. We received a written response from a small percentage of the external vendors, and the significant suppliers that we contacted indicated that their systems are Year 2000 compliant. Those who have not responded have statements on their web sites indicating that their systems are Year 2000 compliant.

     The results of these readiness assessment initiatives indicate that substantially all of our internal information technology systems and other internal operating systems are currently Year 2000 compliant. We plan to replace non-compliant internal information systems or implement the necessary upgrades to these systems by December 31, 1999.

     COSTS. To date, costs directly associated with our Year 2000 compliance efforts have not been material. In addition, we have incurred immaterial expenses associated with our salaried employees who have devoted some of their time to our Year 2000 assessment and compliance efforts. We do not expect the total cost of Year 2000 problems to be material to our business. However, during the months prior to the century change, we will continue to evaluate new versions of our software products, new software and information systems provided to us by third parties and any new infrastructure systems that we acquire to determine whether they are Year 2000 compliant. Despite our current assessment, we may not identify and correct all significant Year 2000 problems on a timely basis. Year 2000 compliance efforts may involve significant time and expense and uncured problems could seriously harm our business.

     RISKS. We are not currently aware of any Year 2000 compliance problems relating to our products that would seriously harm our business. We may discover Year 2000 compliance problems in our products that will require substantial revision and could subject us to liability claims. Our products operate in complex network environments and directly or indirectly interact with a number of other hardware and software systems that we cannot adequately evaluate for Year 2000 compliance. In addition, technology developed by others and incorporated into our products could have Year 2000 problems. We may face claims based on Year 2000 problems in the products of other companies, or issues arising from the integration of multiple products within an overall system even if our products are otherwise Year 2000 compliant. Our failure to fix or replace our internally developed proprietary software or third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs, the loss of customers and other business interruptions, any of which could seriously harm our business. Moreover, our failure to adequately address Year 2000 compliance issues in our internally developed proprietary software could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend.

     CONTINGENCY PLAN. As discussed above, we have conducted a Year 2000 assessment and have not found it necessary to implement any contingency plans. Contingency plans will be implemented if it appears that we or any of our vendors will not be Year 2000 compliant and such noncompliance is expected to have a material adverse impact on our operations. The cost of developing and implementing such plans may itself be material.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

     Our exposure to market risk for changes in interest rates relates primarily to our long-term debt obligations. We primarily use proceeds from these debt obligations to support general corporate requirements, including capital expenditures and working capital needs. We have interest rate exposure on borrowings under our revolving line of credit which bear interest at variable rates based on LIBOR or the prime interest rate.

     We have no derivative financial instruments in our cash and cash equivalents. We invest our cash and cash equivalents in investment-grade, highly liquid investments, consisting of money market instruments and bank certificates of deposit. We anticipate investing our net proceeds from this offering in similar investment-grade and highly liquid investments pending their use as described in this prospectus.

     Approximately 33% of our revenues and 30% of our operating expenses are denominated in British pounds. Historically, the effect of fluctuations in currency exchange rates has not had a material impact on our operations. As we expand our operations outside the United States, our exposure to fluctuations in currency exchange rates could increase.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Financial Accounting Standards Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for the Company beginning in 2001. FAS 133 establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because we do not currently hold any derivative financial instruments and do not engage in hedging activities, we expect the adoption of FAS 133 will not have a material impact on our consolidated financial condition, results of operations or cash flows.

                                    BUSINESS

OVERVIEW

     We are a leading provider of software solutions and strategic consulting services to participants in energy markets throughout North America and Europe, including utilities, electrical power generating companies, energy marketers electric power pools, gas producers, processors and pipelines. We offer a suite of software solutions and associated services to enable energy market participants to manage complex risk scenarios and effectively trade and manage energy transactions, addressing multiple energy commodities and types of risk across varied geographies. In addition, our strategic consulting practice, which is one of the leading consulting organizations in the European energy industry, provides energy market participants with strategic advice regarding where to compete and how to compete. Our team of subject matter experts provides strategic advice on long-term energy investment decisions, including decisions relating to the appropriate use of energy assets and the most effective operating strategies in deregulating energy markets. We currently have approximately 100 energy enterprise customers of our software solutions and strategic consulting services. Many of our customers are leaders in the energy industry, including American Electric Power, Consolidated Edison, Conoco, PG&E Energy Trading, Preussen Elektra and TXU Electric and Gas.

INDUSTRY BACKGROUND

     The energy industry, which includes the electric power, natural gas and energy trading markets, is currently one of the five largest vertical markets in the United States, with 1998 revenues of approximately $300 billion. We believe the global energy market, excluding the United States, is approximately twice as large as the U.S. market. Energy market participants have historically been single, highly integrated organizations undertaking all activities of the energy value chain, from exploration and generation to distribution and end-user support. In order to introduce and stimulate competition in the energy industry, governments in the United States, the United Kingdom and continental Europe have dramatically reduced or eliminated their regulation of natural gas and electric power markets.

     In the United States, the deregulation of the natural gas industry began in the early 1990s, while electric power deregulation began in the mid 1990s. Deregulation is currently underway in more than half of the states, being undertaken on a statewide basis in some jurisdictions and on a provider-by-provider basis in others. The pace of this deregulation, both nationally and on a statewide basis, is accelerating. Deregulation in the United Kingdom and the Nordic region of Europe began in the late 1980s and early 1990s.

     As a result of this deregulation:

     - Vertically integrated suppliers are breaking up, energy trading is becoming more complex and opportunities are being created for new market entrants;

     - Trading volumes are growing rapidly, and price volatility and risk exposure are increasing significantly;

     - Energy market participants must find information technology solutions and services that enable them to compete effectively in deregulating energy markets; and

     - Few solutions exist that are specifically targeted to address the buying, selling and trading of energy in deregulating environments.

Vertically integrated suppliers are breaking up, energy trading is becoming more complex and opportunities are being created for new market entrants

     Traditional, vertically integrated utilities are breaking up on their own initiative in order to remain competitive and in response to deregulation. This is creating substantial opportunities for new entrants in the changing energy marketplace. Vertically integrated monopoly control of wholesale and retail energy transactions has weakened, creating the necessity for traditional utilities and new entrants to buy, sell and hedge energy in a rapidly deregulating wholesale market. For example, in some regions, electric power is being sold by generators into electric power pools and then purchased from the pool by electric power marketers and end users. In other cases, competing suppliers are negotiating contracts directly with end users. Often the market is a hybrid of these approaches. Today, energy purchase and sale agreements contain different durations, terms, delivery points and volumes. In addition, the definition of the product increasingly varies from contract to contract in terms of power quality, reliability and other measurable attributes.

     These factors have increased the range and number of participants in the electric power, natural gas and energy trading markets. They include the following:

MARKET               PARTICIPANTS
------               ------------
ELECTRIC POWER       Power generating companies
                     Independent power producers
                     Independent system operators
                     Power pools
                     Transmission companies
                     Distributors
                     Marketers
                     Retailers
                     End users

NATURAL GAS          Producers
                     Gatherers
                     Processors
                     Storage operators
                     Pipelines
                     Local distribution companies
                     Marketers
                     Retailers
                     End users

ENERGY TRADING       Commodity exchanges
                     Over-the-counter traders
                     Brokers
                     Financial institutions

Trading volumes are growing rapidly, and price volatility and risk exposure are increasing significantly

     The increase in the number of market participants has in turn greatly increased the number and complexity of energy transactions that must be managed and associated trading risks that must be controlled. According to Enron Corp., the world's largest electric power trader, global wholesale electric power trading volume increased tenfold from 1996 to 1998. In 1998, over 70% of wholesale electric power trading was among energy marketers who neither produce, transport nor consume electric power. This growth in market participants has resulted in increased trading velocity, which is the number of times power is traded before it is ultimately consumed.

     The nature of energy commodities also adds to the complexity of the market. For example, electric power has distinctive attributes that create more price volatility than other commodities. Electric power, which is worth different amounts in different locations, cannot be stored in significant quantities or transported long distances at economic costs, and costs of generation and transmission vary significantly. Demand and price in turn can vary dramatically, with variations dependent upon time of day, day of the week and weather conditions. All of these factors contribute to substantial price volatility and thus growing risk exposure.

     For example, during the summer of 1998, the electricity market in the midwestern U.S. witnessed significant increases in wholesale spot market prices. On June 25 and 26, 1998, prices for electric energy rose from $25 per megawatt hour to as much as $2,600 per megawatt hour, with at least one hourly price reaching $7,500 per megawatt hour. One month later, more abnormally large price increases occurred. Several factors occurred simultaneously to cause these price "spikes." Above average temperatures increased demand to near record levels, and generating capacity could not keep pace. Transmission constraints also reduced the ability of utilities to transport electric power. In addition, the overall lack of accurate information and market experience among various market participants contributed to the surge in prices, and several parties defaulted on large electric power sales contracts, thereby forcing their customers to buy electric power on short notice at substantial prices. In addition, during the summer of 1999 there were similar spikes in spot market prices. These incidents are indicative of the significant price volatility of electric power.

Energy market participants must find information technology solutions and services that enable them to compete effectively in deregulating energy markets

     Deregulation of the energy industry is forcing market participants to

     - better understand their current roles in the energy value chain;

     - assess their long-term energy strategies, including where to compete and how to compete; and

     - invest in the right information technology solutions to analyze, implement and support their energy strategies.

     To compete in this rapidly changing market, energy market participants need advice on how to make the transition from participating in a non-competitive, regulated market to a highly complex, competitive market. For example, they need to understand their role in interacting with multiple and diverse market participants, trading multiple energy commodities and competing in several markets.

     The deregulating energy environment has created an immediate and growing need for the same operational, trading and risk management infrastructure that has supported other long-standing markets but, until recently, has been handled in a rudimentary way in the energy sector. A study conducted by ABB Energy Information Systems estimates that global energy information technology spending will grow from $14 billion in 1999 to $24 billion in 2005. To successfully compete in an environment of greater competition and price volatility, and significant risk exposure, energy market participants require systems that provide:

     - transaction confirmation;

     - portfolio management;

     - risk management;

     - trading system controls;

     - demand, supply and price forecasting;

     - decision support; and

     - transaction management tools.

Few solutions exist that are specifically targeted to address the buying, selling and trading of energy in deregulating environments

     In response to deregulation in the natural gas industry in the U.S., software systems have been developed to manage the physical flow and trading of natural gas. However, many of these systems are not capable of supporting the requirements of energy participants in today's deregulating energy markets because they do not adequately support electric power trading or multiple types of risk and cannot be integrated with other segments of the energy value chain. A number of existing solutions, including most internal solutions, are point solutions that are designed to address costs in the energy market but cannot conduct trades, manage risks or record and analyze the numerous market-based variables affecting multiple energy assets across different geographies. These point solutions, which may consist of little more than off-the-shelf software applications, first-generation portfolio management tools and spreadsheets, are often not integrated with the operational and analytical functions of the enterprise and may be unable to interface with other participants in the energy industry, such as the emerging energy power pools.

     In addition, energy participants have been analyzing energy assets with traditional analytical models from the financial services industry, such as the industry-standard Black-Scholes option pricing model, which may be appropriate for financial instruments but does not account for all the variables relevant to energy trading, such as volume risk. We believe that over the next several years energy market participants will require new energy trading systems in order to effectively compete in the continually changing energy marketplace.

CAMINUS SOLUTION

     We are a leading provider of software solutions and strategic consulting services to participants in energy markets throughout North America and Europe. We provide participants in the energy industry with sophisticated software solutions to manage complex risk scenarios and effectively trade and manage energy transactions. We also provide our customers with strategic advice regarding where to compete, both by geographic region and position within the energy value chain, and how to compete.

     We provide energy market participants with sophisticated software systems to compete in deregulated markets. Our Zai*Net suite of software features:

     - AN INTEGRATED, MULTI-FUNCTIONAL SOLUTION TO TRADE AND MANAGE ENERGY TRANSACTIONS THROUGHOUT THE ENERGY VALUE CHAIN. Our Zai*Net suite of software products provides decision support for trading, corporate-wide risk and credit management and complete tracking and invoicing of energy as it flows through the energy value chain. We offer a solution with modules ranging from sophisticated analytical tools for understanding and measuring the unique opportunities and risks in the energy industry to tools designed to electronically confirm energy flows with gas pipelines, electric power pools and independent system operators.

     - THE ABILITY TO SUPPORT MULTIPLE COMMODITIES AND TYPES OF RISKS ACROSS VARIED GEOGRAPHIES. Our Zai*Net suite of integrated software products supports multiple traded energy commodities, including electric power and natural gas via various energy trading instruments. Our software includes not only U.S. and European gas and electric power functionality, but also specific geographic business capabilities, including functions tailored for the North Sea and Asian crude oil markets.

     We also have one of the leading strategic consulting practices in the European energy industry. Based in Cambridge, England, our team of subject matter experts provides strategic advice on long-term energy investment decisions, including decisions relating to the appropriate use of energy assets and the most effective operating strategies in deregulating energy markets. Our 26 strategic consultants are among Europe's most respected energy experts and, through their extensive consulting work with regulators, understand what deregulated market participants require to be effective competitors.

     Our customers seek solutions that enable them to compete globally in rapidly changing energy markets. We believe that our strong presence in the United States and Europe gives us a significant advantage over our competitors and positions us for strong penetration of these and other markets. We have three offices in the United States and two in the United Kingdom. Our 100 customers represent some of the world's largest energy enterprises. We are the leading consultants on energy policy to regulators in the United Kingdom, one of Europe's most deregulated energy markets.

STRATEGY

     Our objective is to become the leading provider of software solutions and strategic consulting services to participants in energy markets throughout the world. Key elements of our strategy include:

Extending our product leadership

     We offer a sophisticated suite of software solutions for the energy industry and plan to continue to introduce new products that bring added value to energy market participants. We intend to expand our product offerings by taking advantage of the flexible structure of our existing software solutions, which allows us to integrate new product offerings easily. Leveraging the significant subject matter expertise of our strategic consultants, we continue to develop software solutions responsive to the evolving needs of our current and potential customers. For example, during 2000 we plan to introduce our Zai*Net Weather Delta product, which we believe will significantly improve the ability of our customers to manage weather risk. We are also continuing to systematically configure our products to be Web-enabled. We have also established Web-based hosting of some of our applications to make our products available cost-effectively to smaller market participants, and improve the effectiveness of larger enterprises. We plan to invest heavily in the growth of our global development capability and hire additional product development personnel in both the United States and Europe.

Maintaining and expanding our strategic consulting leadership

     Our experience and in-depth understanding of competitive energy markets has enabled our team of strategic consultants to be at the forefront of changes in the U.K. and continental European energy sectors. This leadership provides us with a special understanding of the needs of our energy clients. We intend to build on this leadership position by expanding our strategic consulting services in deregulating energy markets, including Germany, Spain and Italy, and we plan to begin building strategic consulting operations in the United States in 2000.

Continuing to build a global distribution channel

     The selling and marketing of sophisticated software solutions to address the needs of global energy markets requires a highly trained sales channel with comprehensive subject matter expertise. We have hired a significant number of experts who can bring added value to the sales and marketing process. We plan to double the size of our sales channel by the end of 2000 and to expand its scope beyond the larger energy enterprises to target mid and small market participants. We also intend to actively pursue opportunities to sell our software solutions to our installed base of strategic consulting customers as well as provide strategic consulting services to our software customers.

Expanding global presence

     We currently have three offices in the United States and two in the United Kingdom. As of September 30, 1999, we had 104 employees in the United States and 70 employees in Europe. We believe that our strong international presence provides us with a competitive advantage in providing solutions to energy market participants that are seeking to compete globally in rapidly changing energy markets. We intend to continue to expand in the foreseeable future to pursue market opportunities in other markets experiencing energy deregulation. We plan to expand our presence in Europe and, in 2000, to begin operations in Asia and Latin America.

Developing strategic alliances to address the evolving needs of energy market participants

     We are seeking to form relationships with leading providers of products and services that complement our software solutions. In July 1999, we formed a strategic alliance with ABB Energy Information Systems, a unit of the ABB Group, which is one of the world's largest vendors serving the energy industry. Together with ABB Energy Information Systems, we are developing a comprehensive end-to-end software solution designed to enable vertically integrated energy suppliers to manage transactions and risks along the entire energy value chain, from generation and wholesale acquisition of energy through retail sales. We believe our combined solution will be one of the first end-to-end solutions in the energy industry and will strengthen our leadership position in the industry. We have also entered into strategic marketing arrangements with other companies, including Siemens, Financial Engineering Associates, PH Energy Analysis and SS&C Technologies, Inc. We plan to develop additional strategic relationships that will assist our sales and marketing efforts in new geographic markets.

Continuing to grow through acquisitions

     We have achieved a leadership position through acquisitions that have helped us implement our business strategy. We were formed as a limited liability company in April 1998 for the purpose of acquiring Zai*Net Software, L.P. and Caminus Limited. In November 1998, we acquired Positron Energy Consulting. We have successfully integrated the operations of these companies. In August 1999, we acquired DC Systems, Inc., a software and services company specializing in physical gas systems. We plan to pursue acquisitions that continue to add to our subject matter expertise, bring us new products and services and help us aggressively grow our market share throughout the world. Although we are currently in discussions to acquire Orion Systems AS, a software and services company specializing in the Nordic energy market, we currently have no commitments or agreements with respect to any acquisition. We intend to analyze potential acquisitions and pursue those opportunities that complement or supplement our business strategy.

PRODUCTS AND SERVICES

Software Products

     Our suite of software products is one of the most comprehensive in the energy industry. Branded under the "Zai*Net" name, our product suite provides an integrated energy trading, risk management, scheduling and analytics system to support multiple functional areas of the energy enterprise. It also allows energy professionals to model physical assets so they can be effectively employed in conjunction with a firm's trading and marketing operations.

     The Zai*Net product suite offers a tightly integrated solution covering a range of functions, including trading, transaction management, risk management, analytics and physical scheduling across front, middle and back office operations. Full integration among the Zai*Net product suite enables energy market participants to trade, process transactions and manage risk from the wholesale acquisition of energy through its sale and scheduling. Key benefits of our product suite include the ability to:

     - Manage risk among multiple energy commodities on an enterprise-wide basis;

     - Provide and track operational results from a trader level to a business unit or enterprise level;

     - Maintain trading data in a centralized database with a single, consolidated, auditable solution;

     - Integrate energy trading, risk/control, credit, back office, treasury/finance and management reporting on a single system;

     - Analyze the financial risk and potential impact of long-term energy investment decisions; and

     - Simulate the behavior of deregulating energy markets to forecast future market prices.

     Our software solutions consist of the following three tightly integrated product groups:

     - Zai*Net Manager, our core product, supports energy trading operations and records and manages transactions and risks of energy commodities

     - Zai*Net Risk Analytics provides advanced risk assessment and management tools for competitive energy markets

     - Zai*Net Physicals manages physical energy scheduling operations and invoicing

     We also offer a fourth product group, Zai*Net Models, to analyze competitive electric power and natural gas markets, and value energy assets.

                        [ZaiNet Product Suite Flowchart]

     The omitted graphic is a visual model of our Zai*Net product suite. There are two boxes. The upper box contains the Zai*Net Models product group:
PowerMarkets, PowerOptions, GasOptions, and ProjectFinance. Below that, there is a bullet-point list of their functions: long term energy investment analysis, asset valuation and option valuation.

     Below the Zai*Net Models box lies a second, larger box, containing three smaller boxes within, each representing one of three tightly integrated product groups. The first box is labeled "Zai*Net Risk Analytics." Inside the box is a description of its purpose, Corporate Risk Management, and a bullet-point list of its functions: basis exposure, profit & loss attribution, Monte Carlo Value-at-Risk and potential credit exposure.

     The second box is labeled "Zai*Net Manager." Inside the box is a description of its purpose, Trading, Transaction & Risk Management and a three-column list of its functions. The first column, "Front Office", lists trade capture, position/ portfolio management, and pricing & profit & loss. The second column, "Middle Office", lists Value-at-Risk, credit exposure, portfolio stress analysis, and audit trail. The third column, "Back Office" lists reporting confirmations and invoicing.

     The third box is labeled "ZaiNet Physicals". This box is divided-side into three software subgroups. The first subgroup is titled Power*Master. Its listed functions are: hourly power schedules, curtailments & actualization, pathing information, and tagging. The second software subgroup is titled Gas*Master and lists as its functions: gas schedules, pipeline rate schedules, interconnect movements, and storage. The third software subgroup is Plant*Master, which lists its functions as: gas plants and processing management.

     Zai*Net Manager Product Group

     The Zai*Net Manager software is designed to increase the efficiency of a customer's daily trading operations by recording and managing transactions and associated risks of energy related commodities. It is used by energy traders and marketers, risk managers, credit officers and others involved in trading energy commodities and managing energy risk exposure. The Zai*Net Manager software serves as the core system and integrates front, middle and back office trading functionality for multiple traded energy commodities, including electric power, natural gas, crude oil, refined products, natural gas liquids, coal, emission allowances and weather derivatives as well as foreign exchange transactions for those hedging currency risk. The software also provides pricing and back office support for all traded instruments, including multiple types of physicals, swaps, over-the-counter options, listed options and futures.

     The Zai*Net Manager software's real-time risk management capability provides aggregated portfolio numbers that instantaneously reflect position and price changes. The software is designed to handle enterprise-wide, high-level risk management and is also capable of detailed energy commodity position tracking, analysis and accounting for diverse local trading requirements.

     The Value-at-Risk, or VaR, functionality computes corporate-wide VaR, a widely accepted method for evaluating and measuring market risk, by a number of categories. The VaR software analyzes information about the risk, or likely gain or loss, in a given portfolio. The software also provides credit risk analysis on a real-time basis to minimize current exposure. Portfolio stress analysis enables risk managers to monitor the impact of price and volatility movements, and the passage of time on a specified portfolio's position and profit and loss. Full system audit capability tracks "who did what when" in the system, and "as of" reporting -- the ability to recreate a previous day's profit and loss position -- is integrated throughout the system.

     Zai*Net Risk Analytics Product Group

     Zai*Net Risk Analytics software provides an advanced set of risk assessment and management tools designed specifically for competitive energy markets. It is used by energy traders and marketers, risk managers, credit officers and others involved in managing energy risk exposure. The software utilizes sophisticated modeling, analysis and simulation methods to help understand business risks. Zai*Net Risk Analytics software complements and is integrated with Zai*Net Manager and Zai*Net Physicals software to facilitate the accurate valuation and management of energy portfolios.

     The Zai*Net Risk Analytics software allows users to track portfolio performance versus projected risks so they can better understand the behavior of the portfolio under a range of possible price movements, enabling them to more effectively manage trading and risk.

     Zai*Net Risk Analytics software provides capabilities that allow energy market participants to carefully monitor their risk profiles and credit positions to manage, analyze and isolate specific risks. It includes the following modules:

     - BASIS BREAKDOWN REPORTING breaks down the risk factors of a single transaction or group of transactions according to varying price movements, which are commonly referred to as fixed, basis and index prices. This enables more detailed analysis of each element of portfolio risk.

     - PROFIT & LOSS (P&L) ATTRIBUTION REPORTING analyzes profit and loss changes over specified time periods, and attributes such changes to (1) variations in a commodity's price and volatility, (2) the passage of time in the specified period and (3) new, changed or voided transactions during the period.

     - MONTE CARLO VALUE-AT-RISK (VAR) ANALYSIS uses the industry-standard Monte Carlo VaR methodology optimized specifically for energy portfolios. This analysis runs a portfolio through thousands of simulated market price and volatility movements and reports a distribution for VaR, which is the likely gain or loss.

     - POTENTIAL CREDIT EXPOSURE ANALYSIS provides close monitoring of credit risk by capturing volatility in credit exposure calculation to help contain potential losses.

     Zai*Net Physicals Product Group

     The Zai*Net Physicals software allows electric power and natural gas traders and schedulers as well as management and back office staff to manage physical energy scheduling operations and invoicing. The Zai*Net Physicals group consists of three major products: Gas*Master, Power*Master and Plant*Master software.

     -GAS*MASTER software supports all aspects of physical natural gas transportation, including scheduling, pipeline nominations and wellhead -- or production-level -- accounting. Gas*Master software includes the following modules:

     -- GAS SCHEDULING assists users in planning and scheduling natural gas transportation by pipelines, in and out of storage facilities, and to and from gas pipeline interconnect and storage points.

     -- GAS NOMINATIONS manages natural gas scheduling information and formats the information to the specific requirements of various gas pipeline systems, enabling bids and confirmations of complex physical gas transactions. A Web-based electronic data interface, or EDI, allows automatic transfer of all information exchange with the pipelines, without requiring user intervention or data re-entry.

     -- WELLHEAD ACCOUNTING enables companies with interest at the wellhead level -- or production site -- to manage the division of interest and royalty payments.

     -POWER*MASTER allows users to schedule electric power across the various transmission systems and electric power markets worldwide. It includes the following modules:

     -- LONG-TERM POWER SCHEDULING tracks power curtailments, actual electric power flow and physical and financial transmission line losses by transaction. The user-friendly interface matches energy transactions (buys with sells), tracks the "paths" that the energy has flowed through on the power grid and creates daily and monthly schedules of planned power flows down to a minute level.

     -- REAL-TIME POWER SCHEDULING captures and schedules purchases and sales of power and transmission capacity, which is the flow of power between points on the electrical grid networks, on a convenient, single-entry screen. We designed this module in conjunction with traders and schedulers to support hourly and real-time trading in the deregulating power markets.

     -PLANT*MASTER enables natural gas processing plant operators to track the physical flows of gas through the facility and to manage title and allocation throughout the process.

     Zai*Net Models Product Group

     Zai*Net Models provide support for long-term energy decisions with a comprehensive suite of software solutions to analyze competitive electric power and natural gas markets. Using sophisticated techniques, the models allow accurate appraisals, capturing the embedded risk prevalent in many energy assets. These models also perform sensitivity analysis, which involves valuation testing against varying assumptions relating to fuel costs, price volatility, operating costs and characteristics, and discount rates. The models use advanced methods for valuing physical options -- options that reflect the risks of the physical energy market -- and can be used for mark-to-market valuation and risk reporting. The Zai*Net Models include:

     - POWERMARKETS is a model that simulates the dynamics of competitive electricity markets, including forward prices, operating performance of generators and trading flows between markets and regions.

     - POWEROPTIONS is a set of models that uses sophisticated analyses to value energy assets.

     - GASOPTIONS is a set of models that uses sophisticated analyses to value storage assets and complex purchase and sale transactions.

     - PROJECTFINANCE is a financial model that values new and existing assets using a number of analytical techniques.

     Product Pricing

     We license our software for a one-time license fee, which typically consists of a base fee plus charges for optional modules and system users. The one-time license fee for base packages can range from $200,000 to $400,000 for a system with basic functionality and a small number of users. Adding additional functionality through optional modules, which are priced from $20,000 to over $100,000, and additional users can increase system license fees to a range of $500,000 to over $1 million. Customers also typically enter into an annual maintenance agreement providing them with regular software upgrades and help desk support. Customers pay an annual maintenance fee that is typically equal to 20% of the customer's license fee.

Software Services

     We offer a broad range of professional services to assist our customers in implementing our software products to meet their business needs. Our philosophy is to focus on the needs of each specific customer and to tailor our services accordingly. We provide the following services, primarily on a time and materials basis:

     - IMPLEMENTATION CONSULTING SERVICES to assist customers with the initial installation of the software or newly licensed modules, conversion of the customer's historical data, setting the operational parameters of the system and ongoing training and support.

     - APPLICATION CONSULTING SERVICES to help our customers gain the maximum benefit from our systems and implement best practices in their trading and risk management operations.

     - POST-IMPLEMENTATION CUSTOMER SUPPORT to answer customer questions and resolve problems through remote diagnosis and telephone hotline support.

     These services and the professionals that deliver them contribute to a strong relationship with our customers, enabling us to assess the future requirements of our customers and sell them additional products and services. As of September 30, 1999, our software consulting staff consisted of 41 employees located in the U.S. and Europe.

STRATEGIC CONSULTING SERVICES

     Based in Cambridge, England, our 26 strategic consultants provide European governments with strategic advice on the deregulation and restructuring of the energy industry and assist energy companies with global operations in choosing and implementing strategies to remain competitive in deregulating energy markets. Our reputation in strategic consulting is based on our experience and in-depth understanding of competitive energy markets. We are recognized for our expertise in economics, regulation and strategy, and have been at the forefront of changes in the United Kingdom energy sector, which has one of the most deregulated natural gas and electric power markets in the world. Our knowledge and information base covers the entire energy value chain from fuel production through generation, transmission, distribution and trading, and we have a detailed understanding of competitive wholesale trading arrangements in international gas and electricity markets.

     Our strategic consulting expertise, which is billed primarily on a time and materials basis, is diverse and includes specialization in the following areas:

     ACQUISITIONS. New entrants and existing players in deregulating markets may choose to strengthen their market position through acquisitions of assets or businesses. We have significant experience in the economic evaluation of new and existing energy projects and have provided advice on more than 20 power projects in the U.K., as well as a number of projects in Europe.

     QUANTITATIVE ANALYSIS. We are experts in analyzing complex issues in competitive energy markets. Our quantitative approach encompasses, among other things, the effect of changing market structures on the key price drivers. Our strategic consulting group first developed our suite of analytical models of the England and Wales energy power pool in the late 1980s to assist our clients in their negotiations with the U.K. government over the structure of the energy power pool. Since then, we have refined these models into our comprehensive suite of analytical Zai*Net Models that support strategic energy decisions.

     RISK MANAGEMENT. Throughout Europe, competition is forcing natural gas and electric utilities to re-evaluate their strategies for managing the risks in their businesses. We offer a complete range of risk management consultancy services, independently or in conjunction with our Zai*Net software suite. We have developed electricity trading and risk management training courses for a number of U.K., continental European and North American power companies. We have also run several successful electricity trading and risk management workshops at major European power conferences.

     POLICY FORMULATION. Over the years, we have worked very closely with British gas and electricity regulators to help design and establish the world's first fully competitive gas and electricity markets. We are currently lead economic advisors to the U.K. gas and electricity regulatory body, OFGEM, on the Reform of Electricity Trading Arrangements. We have also developed a leading advisory position on the transition to competition in other European energy markets.

SALES AND MARKETING

     We sell our products and services through a direct sales channel. We believe the product and market expertise necessary to sell our highly sophisticated products cannot be delegated successfully to third parties, and we seek to hire subject matter experts who can bring added value to the sales process. We do believe, however, that third parties can provide us with valuable assistance in our marketing efforts, especially in new geographic regions.

Direct Sales Model

     As of September 30, 1999, our direct sales force consisted of 21 employees selling from our U.S. and European offices. We have a single sales organization in each region that is responsible for selling our entire suite of products and services in that region. Each of the U.S. and European sales organizations is led by a highly experienced vice president with a strong background in building and leading large enterprise sales teams.

     We use a team sales approach in which professional account representatives work with pre-sales product and service experts. The account representative generates and qualifies leads, manages the sales process and is responsible for closing the sale. Most new customer sales cycles typically range from six to nine months from lead generation to contract execution. Territories are assigned to account representatives on a geographic and named-account basis. Pre-sales consultants support the sales process by assessing the prospect's business needs and creating and delivering technical sales information and demonstrations. Subject matter experts from strategic consulting and product development supplement the sales team as the sales situation dictates. In addition, our strategic and software consultants work closely with the sales team to identify additional sales opportunities with existing customers. We have closely coordinated team selling between the U.S. and European channels on global enterprise opportunities.

Marketing Communications

     To support our growing direct sales channel, we have devoted significant resources to building strong marketing support. Our main marketing objectives are to generate sales leads and increase the market's awareness and accurate perception of us and our products and services. These efforts are focused on industry advertising, public relations, trade shows, direct mailings, the Internet and platform participation in major industry seminars. As of September 30, 1999, we had four marketing personnel.

STRATEGIC RELATIONSHIPS

     We continue to develop relationships with third parties that can assist us in generating sales leads and provide cooperative marketing support. Most of these are informal alliances where the value of our products and services to the third party's marketing efforts motivates them to assist us. We formed the most significant of our formal marketing relationships in July 1999 with ABB Energy Information Systems, a unit of ABB Group. ABB Group is one of the world's largest vendors serving the energy industry. Together with ABB Energy Information Systems, we are developing a comprehensive end-to-end solution to provide vertically integrated energy suppliers with the ability to manage risk along the entire energy value chain, from wholesale acquisition of energy through retail sales. We also have joint marketing arrangements with Siemens, Financial Engineering Associates, PH Energy Analysis, Unified Information and SS&C Technologies.

RESEARCH AND DEVELOPMENT

     A strong development capability is essential to delivering responsive products to an emerging market, continually improving the quality and functionality of our current products and enhancing our core technology. As of September 30, 1999, we had 41 employees in our research and development area. We spent approximately $0.6 million, $1.2 million, $1.7 million and $1.6 million on research and development during the years ended December 31, 1996 and 1997, the period from inception (April 29, 1998) through December 31, 1998 and the six months ended June 30, 1999, respectively.

     We believe the best way to maximize our development capability is to have small, entrepreneurial development teams, each of which is focused on a specific product group. Our teams operate under a structure that provides an "umbrella" of common strategy, plans, technology, standards, methodologies, processes and culture. Our product teams consist of product mangers, programmers and documentation and quality assurance specialists, and overall development management consists of the leaders of each development team, led by the chief technology officer. The leaders ensure that the teams operate under the common umbrella and that they work closely with product marketing in a process designed to ensure that we develop products that the market requires. The team leaders manage the integration between products and coordinate overall product suite quality assurance.

     We are developing a variety of new products and product enhancements. One product that we are developing is our Zai*Net Weather Delta product, which we are designing to provide tools for energy risk professionals to integrate weather data, one of the key factors in energy demand, into energy load forecasts. We are designing Zai*Net Weather Delta to analyze the relationships among load, price and weather. We are also designing the software to deliver comprehensive reports showing financial volume-at-risk with the traditional rigor of utility load forecasting. The product is in the design phase, and we currently plan to release Zai*Net Weather Delta during 2000.

TECHNOLOGY

     Written primarily in C/C++ with standard graphical user interfaces, the Zai*Net software suite has an open, three-tier client/server architecture and runs on Unix and NT servers with Windows95 and WindowsNT clients on Oracle, Microsoft or Sybase database platforms. We typically store business logic in objects that reside on the client or server side of the application. Objects are usually coded in C++ using object-oriented programming techniques for improved scalability.

     The ability to integrate easily with other systems is a key competitive advantage. To facilitate integration with a variety of architectures, the Zai*Net suite of solutions provides standard interfaces to accept trades and prices from other systems and sources. The suite processes trades and prices into standard formats, easily processed by the risk system. It performs this activity in random access memory-based server objects keeping slow disk access to a minimum. The integrated result is an object-oriented, high-performance system that will run on a variety of servers and databases.

CUSTOMERS

     Our customers include a wide range of entities in the energy market, including utilities, natural gas and electric power marketers, energy retailers, natural gas and oil producers, local distribution companies, pipelines, independent power producers, financial institutions and regulatory agencies. We currently have approximately 100 energy enterprise customers located primarily in the U.S., Canada, the U.K., Germany, Austria, Belgium, the Netherlands, Spain and Venezuela. Our customers include:

UTILITIES
American Electric Power
Austin Energy (City of Austin, TX)
Bayernwerk
BC Hydro/Powerex
Consolidated Edison
Electrabel
GPU Energy
Ontario Power Generation
Pennsylvania Power & Light
Preussen Elektra
Public Service Electric & Gas
TXU Electric and Gas
SEP

NATURAL GAS AND ELECTRIC POWER MARKETERS
Bord Gais
Eastern Electricity plc
Merchant Energy Group of the Americas
PG&E Energy Trading
Valero Refining and Marketing
AES Electric Limited

ENERGY RETAILERS
DukeSolutions
NewEnergy

FINANCIAL INSTITUTIONS
Barclay's Capital
Credit Suisse First Boston
GE Capital

REGULATORY AGENCIES
OFGEM

GAS AND OIL PRODUCERS
Amerada Hess
Anadarko Petroleum
Conoco
Ocean Energy/Seagull Energy
Petroleos de Venezuela S.A.
Phillips Petroleum Company
Ultramar Diamond Shamrock
Unocal Corporation

LOCAL DISTRIBUTION COMPANIES
Southwestern Energy
TXU Lone Star Gas

PIPELINES
Coastal Gas Services
Colorado Interstate Gas

INDEPENDENT POWER PRODUCERS
AES Electric
Edison Mission

TRANSMISSION COMPANIES
TenneT
National Grid Company plc

COMPETITION

     We compete in a market that is new, rapidly evolving and very competitive. We expect competition to persist and intensify. We currently face competition from a number of sources.

     The companies that compete against us in the provision of software solutions to the energy industry include:

     - internal development departments of a number of energy participants developing systems for internal use or for sale to other market participants;

     - a small number of companies that provide a wide range of products and services exclusively to the energy market but currently do not have a strong international presence;

     - a number of smaller companies that offer point solutions exclusively to the energy market but do not provide the full range of products and services required by market participants and do not have a significant international presence; and

     - large multi-product/market software companies or financial institutions that offer or, in the future, may offer financial risk management and other software addressing the energy market.

     We believe that the principal competitive factors with respect to our software solutions include knowledge of market needs: product performance, scope, functionality, ease of use and scalability; the existence of an international presence; the ability to integrate external data sources; product and company reputation; the existence of a referencable customer base; customer service and support; and price.

     The principal competitors for our strategic consulting services are customers who have internal expertise as well as large international consulting and strategy firms.

     We believe that the principal competitive factors with respect to our strategic consulting services include subject matter expertise, responsiveness to customer needs, reputation, comprehensive delivery methodologies and price.

INTELLECTUAL PROPERTY

     We rely on a combination of copyright, trademark and trade secret laws, nondisclosure agreements and other contractual provisions to establish, maintain and protect our proprietary rights. We have copyright and trade secret rights for our products, consisting mainly of source code and product documentation. We attempt to protect our trade secrets and other proprietary information through agreements with suppliers, non-disclosure agreements with employees and consultants and other security measures. We rely on outside licensors for technology that is incorporated into and is necessary for the operation of our products.

EMPLOYEES

     As of September 30, 1999, we had 174 full-time employees, consisting of 67 employees in consulting and services, 41 employees in research and development, 32 employees in finance and administration, 25 employees in sales and marketing and nine employees in customer support. Of such employees, 104 were located in the United States and 70 were employed in Europe. None of these employees is covered by any collective bargaining agreements, and to date, we have not experienced a work stoppage. We believe our relationship with our employees is good.

PROPERTIES

     Our principal administrative, sales, marketing, services and research and development facility occupies approximately 14,000 square feet of office space in New York, New York. The leases expire in September 2004. In addition, we lease sales, services and research and development offices in Dallas and Houston, Texas and London and Cambridge, England. We believe that our facilities are adequate for our current needs and that suitable additional or substitute space will be available as needed to accommodate expansion of our operations.

LEGAL PROCEEDINGS

     From time to time we may be subject to legal proceedings and claims in the ordinary course of our business. We are not aware of any legal proceedings or claims that are believed will have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Our executive officers and directors, and their respective ages and positions as of September 30, 1999, are as follows:

NAME                                   AGE                   POSITION(S)
----                                   ---                   -----------
David M. Stoner......................  58    President, Chief Executive Officer and
                                             Director
Nigel L. Evans.......................  45    Senior Vice President, Director of European
                                             Operations and Director
Brian J. Scanlan.....................  37    Senior Vice President, Chief Technology
                                             Officer and Director
Mark A. Herman.......................  39    Vice President, Chief Financial Officer,
                                             Secretary and Treasurer
Lawrence D. Gilson...................  50    Chairman of the Board of Directors
Christopher S. Brothers*.............  33    Director
Anthony H. Bloom*....................  60    Director
Richard K. Landers*..................  51    Director

-------------------------
* Member of audit and compensation committees.

     DAVID M. STONER has served as our President and Chief Executive Officer and as a director since October 1998. From April 1997 to October 1998, Mr. Stoner served as President and Chief Operating Officer at SS&C Technologies, Inc., a provider of asset management software to the financial services industry. From August 1995 to February 1997, Mr. Stoner was President and Chief Operating Officer of The Dodge Group, Inc., a software company providing PC-based general ledger systems. From December 1987 to August 1995, Mr. Stoner served as Executive Vice President, Worldwide Operations at Marcam Corporation, an international provider of enterprise applications and services.

     NIGEL L. EVANS has served as our Senior Vice President and Director of European Operations and as a director since May 1998. From 1985 to May 1998, Dr. Evans served as Chairman and Chief Executive Officer of Caminus Limited, formerly known as Caminus Energy Limited.

     BRIAN J. SCANLAN has served as our Senior Vice President and Chief Technology Officer since January 1999 and as a director since May 1998. From May 1998 to December 1998, Mr. Scanlan served as President of Zai*Net Software, L.P. and from 1987 to May 1998 served as President of Zai*Net Software, Inc. See "Certain Transactions."

     MARK A. HERMAN has served as our Chief Financial Officer since February 1999. Mr. Herman worked at GT Interactive Software Corp., a publicly held software company, as Corporate Controller from November 1994 to March 1996 and as Vice President and Corporate Controller from March 1996 to February 1999.

Prior to 1994, Mr. Herman held various management positions at companies such as Grand Union, Deloitte & Touche LLP and PricewaterhouseCoopers LLP.

     LAWRENCE D. GILSON has served as chairman of our board of directors since May 1998. Mr. Gilson is President of GFI and a founder of each GFI entity beginning in 1995. He previously founded and was President of Venture Associates, a leading energy industry consulting firm from 1985 to 1995. When he and his partners sold Venture Associates to Arthur Andersen & Co. in a two-stage transaction in 1990 and 1992, Mr. Gilson also became Worldwide Head of Arthur Andersen's Utility Consulting Practice. Prior to founding Venture Associates, Mr. Gilson served as Vice President for Corporate Development and Government Affairs of Amtrak from 1979 to 1983. He is the board chair of Power Measurement Ltd. and Statordyne LLC and a member of the board of Trace Holdings, LLC.

     CHRISTOPHER S. BROTHERS has served as a director since May 1998. Mr. Brothers is a Senior Vice President of Oaktree Capital Management, LLC. Prior to joining Oaktree in 1996, Mr. Brothers worked at the New York headquarters of Salomon Brothers Inc., where he served as a Vice President in the Mergers and Acquisitions group. Prior to 1992, Mr. Brothers was a Manager in the Valuation Services group of PricewaterhouseCoopers LLP. Mr. Brothers serves on the boards of directors of Cherokee International LLC, National Mobile Television, Inc., Power Measurement, Ltd. and Trace Holdings, LLC.

     ANTHONY H. BLOOM has served as a director since May 1998. Mr. Bloom is an international investor now based in London. Prior to his relocation to London in July 1988, he lived in South Africa where he was the Chairman and Chief Executive of The Premier Group, a multi-billion dollar conglomerate involved in agribusiness, retail and consumer products, and a member of the boards of directors of Barclays Bank, Liberty Life Assurance and South African Breweries. Since moving to the United Kingdom, he has been a member of the board of directors of RIT Capital Partners plc, the publicly traded, London-based investment company chaired by Lord Rothschild. He is also currently Deputy Chairman of Sketchley plc and is Chairman of Cine-UK Ltd.

     RICHARD K. LANDERS has served as a director since May 1998. Mr. Landers is a principal of GFI and a founder of each GFI entity beginning in 1995. From 1986 to 1995, he was a partner of Venture Associates and of Arthur Andersen & Co. following that firm's acquisition of Venture Associates. From 1979 to 1986, Mr. Landers held senior planning and strategy positions in Los Angeles and Washington, D.C. with Southern California Gas Company and its holding company, Pacific Enterprises. Before joining Southern California Gas, Mr. Landers served as a foreign service officer in the U.S. State Department with special responsibilities for international energy matters.

EXECUTIVE OFFICERS

     Each executive officer serves at the discretion of our board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers, except that Messrs. Gilson and Stoner are brothers-in-law.

ELECTION OF DIRECTORS

     Our board of directors is divided into three classes, with the members of each class serving for a staggered three-year term. Our board currently consists of two Class I directors (Anthony H. Bloom and Richard K. Landers), three Class II directors (Nigel L. Evans, Lawrence D. Gilson and Brian J. Scanlan) and two Class III directors (Christopher S. Brothers and David M. Stoner). At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held in 2000. The terms of the Class II directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held in 2001. The terms of the Class III directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held in 2002.

BOARD COMMITTEES

     Our board of directors has an audit committee and a compensation committee. The audit committee reviews the results and scope of the audit and other services provided by our independent public accountant. The compensation committee establishes the compensation policies applicable to our executive officers and administers and grants stock options pursuant to our stock plans. The current members of the audit and compensation committees are Messrs. Bloom, Brothers and Landers.

DIRECTOR COMPENSATION

     We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees. Each non-employee director is paid $1,500 for attendance at each meeting of the board of directors or for each telephonic meeting of the board in which he participates. Each non-employee director is further entitled to $1,500 for each meeting of a committee of the board attended by the director which is held on a day other than the day of, or the day before or after, the date of any meeting of the full board of directors. Other directors are not entitled to compensation in their capacities as directors. We may, in our discretion, grant stock options and other equity awards to our non-employee directors from time to time under our stock plans.

     On September 30, 1999, we granted each of our non-employee directors an
option under our 1999 stock incentive plan to purchase          shares of common
stock at the initial public offering price. Each option cumulatively vests as to 25% of the underlying shares on the first anniversary of the date of grant and monthly thereafter for an additional three years. See "-- Benefit Plans -- 1999 Stock Incentive Plan" for a description of our 1999 stock incentive plan.

EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued for the year ended December 31, 1998 to our:

     - president and chief executive officer; and

     - our two other executive officers at year-end.

We refer to all of these officers collectively as our Named Executive Officers.

     The total compensation paid or accrued below includes compensation paid or accrued by Caminus LLC, as well as Zai*Net and Caminus Limited. In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns. During the year ended December 31, 1998, we did not grant any options as compensation to any of our Named Executive Officers, and none of our Named Executive Officers exercised any options during 1998 or held any options received as compensation at the end of the year. The compensation listed below in the "All Other Compensation" column represents Caminus Limited's contribution to Dr. Evans' personal pension plan. Dr. Evans' compensation in U.S. dollars is based on an exchange ratio of $1.65 per L1 as of December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION
                                           -------------------   ALL OTHER
NAME AND PRINCIPAL POSITION                 SALARY     BONUS    COMPENSATION
---------------------------                --------   --------  ------------
David M. Stoner..........................  $ 42,242   $     --    $    --
  President and Chief Executive Officer
Nigel L. Evans...........................   307,450    124,278     21,522
  Senior Vice President and Director of
  European Operations
Brian J. Scanlan.........................   150,000     46,042         --
  Senior Vice President and Chief
  Technology Officer

BENEFIT PLANS

     1998 STOCK INCENTIVE PLAN. Our 1998 stock incentive plan was adopted by our former management committee and approved by our former members in February
1999. The 1998 plan authorizes the issuance of up to          shares of our
common stock. As of August 31, 1999, options to purchase an aggregate of shares of our common stock at a weighted average exercise price of
$     per share were outstanding under the 1998 plan. Upon the closing of this offering, no additional grants of stock options or other awards will be made under the 1998 plan.

     1999 STOCK INCENTIVE PLAN. Our 1999 stock incentive plan was adopted by our board of directors and approved by our stockholders in September 1999. The
1999 plan is intended to replace our 1998 plan. Up to           shares of our
common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1999 plan.

     The 1999 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, restricted stock awards and other stock-based awards.

     Our officers, employees, directors, consultants and advisors and those of our subsidiaries are eligible to receive awards under the 1999 plan. Under present law, however, incentive stock options may only be granted to employees.
No participant may receive any award for more than           shares in any
calendar year. As of September 30, 1999, options to purchase an aggregate of shares of our common stock at an exercise price per share equal to the initial public offering price were outstanding under the 1999 plan.

     Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. We may grant options at an exercise price less than, equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of our voting power. The 1999 plan permits our board of directors to determine how optionees may pay the exercise price of their options, including by cash, check or in connection with a "cashless exercise" through a broker, by surrender to us of shares of common stock, by delivery to us of a promissory note, or by any combination of the permitted forms of payment.

     As of September 30, 1999, approximately 178 persons would have been eligible to receive awards under the 1999 plan, including our four executive officers and our four non-employee directors. The granting of awards under the 1999 plan is discretionary.

     Our board of directors administers the 1999 plan. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. It may delegate authority under the 1999 plan to one or more committees of the board of directors and, subject to certain limitations, to one or more of our executive officers. Subject to any applicable limitations contained in the 1999 plan, our board of directors or a committee of the board of directors or executive officer to whom our board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

     - the number of shares of common stock covered by options and the dates upon which such options become exercisable;

     - the exercise price of options;

     - the duration of options; and

     - the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including the conditions for repurchase, issue price and repurchase price.

     In the event of a merger, liquidation or other acquisition event, our board of directors is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for by the acquiror. If the acquiror refuses to assume or substitute for outstanding options, they will accelerate, becoming fully exercisable and free of restrictions, prior to consummation of the acquisition event. In addition, following an acquisition event, under some circumstances, an assumed or substituted award will accelerate if the employment of its holder with the acquiror is terminated within one year of the acquisition event.

     No award may be granted under the 1999 plan after September 2009, but the vesting and effectiveness of awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 1999 plan, except that no award granted after an amendment of the 1999 plan and designated as subject to Section 162(m) of the Internal Revenue Code by our board of directors shall become exercisable, realizable or vested, to the extent the amendment was required to grant such award, unless and until such amendment is approved by our stockholders.

     1999 EMPLOYEE STOCK PURCHASE PLAN. Our 1999 employee stock purchase plan was adopted by our board of directors and approved by our stockholders in September 1999. The purchase plan authorizes the issuance of up to a total of shares of our common stock to participating employees.

     The following employees, including our directors who are employees and employees of any participating subsidiaries, are eligible to participate in the purchase plan:

     - Employees who are customarily employed for more than 20 hours per week and for more than five months per year; and

     - Employees employed for at least three months prior to enrolling in the purchase plan.

Employees who would immediately after the grant own 5% or more of the total combined voting power or value of our stock or any subsidiary are not eligible to participate.

     On the first day of a designated payroll deduction period, or "offering period," we will grant to each eligible employee who has elected to participate in the purchase plan an option to purchase shares of our common stock as follows: the employee may authorize between 1% to 10% of his or her base pay to be deducted by us from his or her base pay during the offering period. On the last day of the offering period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the purchase plan, the option price is an amount equal to 85% of the per share closing price of our common stock on either the first day or the last day of the offering period, whichever is lower. In no event may an employee purchase under the purchase plan in any year a number of shares which exceeds the number of shares determined by dividing $25,000 by the average market price of a share of common stock on the commencement date of the offering period. Our board of directors will choose the timing and length of each offering periods.

     An employee who is not a participant on the last day of the offering period is not entitled to exercise any option, and the employee's accumulated payroll deductions will be refunded. An employee's rights under the purchase plan terminate upon voluntary withdrawal from the purchase plan at any time, or when the employee ceases employment for any reason.

     401(k) PLAN. We have adopted an employee savings and retirement plan qualified under Section 401 of the Internal Revenue Code and covering all of our employees. Pursuant to the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and have the amount of such reduction contributed to the 401(k) plan. We may make matching or additional contributions to the 401(k) plan in amounts to be determined annually by our board of directors.

EMPLOYMENT AGREEMENTS

     On October 21, 1998, we entered into an employment agreement with David M. Stoner. Under the terms of his agreement, Mr. Stoner's employment as president and chief executive officer will continue until October 21, 2001, unless sooner terminated. Mr. Stoner receives a base salary of $250,000 per year and is eligible to receive a bonus for service during 1999 of up to $125,000. Mr. Stoner's eligibility for bonuses for years after 1999 will be determined by our board of directors.

     In connection with Mr. Stoner's employment agreement, we have provided Mr. Stoner with two loans. The first loan is for $100,000 at an annual interest rate of 9% and is evidenced by a one-year demand recourse promissory note, dated October 30, 1998. The second loan is for $1,000,000 at an annual interest rate of 9% and is evidenced by a ten-year secured recourse promissory note dated October 21, 1998. It is secured by Mr. Stoner's equity, profits and ownership of us pursuant to a pledge and security agreement. The purpose of the second loan was to provide Mr. Stoner with the entire purchase price for 3,364,396 shares of Series A membership interest in Caminus LLC, which will convert into shares of common stock prior to this offering.

     Upon the closing of this offering, Mr. Stoner will receive a bonus payment equal to (1) the then outstanding principal balance of the second loan, which was approximately $1,083,500 as of September 30, 1999, and (2) an award of shares of common stock.

     If we terminate Mr. Stoner's employment with cause or if Mr. Stoner resigns for no good reason, he will receive all accrued compensation and vested benefits, excluding any bonus amounts. If we terminate his employment without cause or if Mr. Stoner resigns for good reason, Mr. Stoner will receive all unpaid accrued compensation, vested benefits -- including any unpaid minimum bonus with respect to the first twelve months of his employment -- and a severance benefit equal to his base salary until the earlier of October 21, 2001 or twelve months following the date of termination. Upon Mr. Stoner's termination, we have the right to purchase all Caminus securities then owned by Mr. Stoner. In most cases, the purchase price paid by us will be the fair market value of the securities on the date of termination.

     Mr. Stoner's agreement contains a confidentiality provision and further provides that Mr. Stoner may not work for, or hold 5% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment. A competing business is one that develops and markets (1) software or consulting advisory services used to analyze or influence client and industry decisions regarding energy pricing, investments, regulatory policy and financial and strategic planning for clients in the natural gas, crude oil, refined products, electric power and utility industries and (2) software or related products or services which otherwise facilitate transactions or other participation in competitive energy markets.

     On May 12, 1998, Caminus Energy Limited, our wholly owned subsidiary, entered into a service agreement with Dr. Nigel L. Evans. Under the terms of his agreement, Dr. Evans' employment as chief executive officer of Caminus Limited will continue until May 5, 2001, renewing annually for successive one-year terms unless sooner terminated. Dr. Evans receives a base salary of L200,000 ($329,218 as of September 30, 1999) per year, subject to annual review and increases, and is eligible to receive an annual performance bonus, targeted at L100,000 ($164,609 as of September 30, 1999). Dr. Evans is also eligible to participate in Caminus Limited's profit sharing plan for key employees. If we terminate Dr. Evans' employment without cause or Dr. Evans terminates his employment due to a constructive dismissal, he will receive his current salary, bonus and other benefits for twelve months from the date of termination. If Dr. Evans resigns, he will receive all salary, bonus and other benefits that have accrued as of the date of termination.

     Dr. Evans' agreement contains a confidentiality provision and further provides that he may not directly or indirectly act as an employee or consultant, or hold more than a 5% investment in any class of securities quoted on a stock exchange, in a competing business for one year after the date of termination. A competing business has the same meaning in Dr. Evans' agreement as in Mr. Stoner's agreement, as described above. On May 12, 1998, Dr. Evans also entered into a covenant not to compete with Caminus Energy Limited, which extends his obligations not to compete for two years after termination in certain circumstances.

     On May 12, 1998, Zai*Net Software, L.P., which was our majority-owned subsidiary at the time, entered into an employment agreement with Brian J. Scanlan. In March 1999, we assumed the employment agreement when Zai*Net Software, L.P. was merged into us. Under the terms of his agreement, Mr. Scanlan's employment as Chief Technology Officer will continue until May 12, 2001, unless sooner terminated. Mr. Scanlan currently receives a base salary of $175,000 per year, subject to annual review and increases, and is eligible to participate in our annual profit sharing plan for key employees. If we terminate Mr. Scanlan's employment with cause or if he resigns for no good reason, Mr. Scanlan will receive all accrued compensation and vested benefits as of the termination date. If we terminate Mr. Scanlan's employment without cause or if he resigns for good reason, Mr. Scanlan will receive all accrued compensation and vested benefits as of the termination date and a severance benefit of his base salary for the remainder of the term of his agreement.

     Mr. Scanlan is also a party to a covenant not to compete, dated May 12, 1998, which contains a confidentiality provision and further provides that he may not perform services, or hold 5% or more of the outstanding capital stock of a publicly traded corporation, in a competing business other than on behalf of us or our affiliates anywhere in the world for the greater of (1) three and one-half years from the date of the agreement or (2) two years after the date of termination. A competing business includes developing, licensing, installing and maintaining commodities trading and risk management software and providing consulting and support services related to such software activities to the foreign exchange, natural gas, crude oil, refined products and electric power industries and software or related products or services which otherwise facilitate transactions or other participation in competitive energy markets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer has served as a director or member of the compensation committee or other committee serving an equivalent function of any other entity whose executive officers served as a director or member of the compensation committee of our board of directors. During 1998, our board of directors, including our chief executive officer, determined the compensation of our executive officers.

                              CERTAIN TRANSACTIONS

ZAI*NET SOFTWARE, L.P.

     On May 12, 1998, we entered into a purchase agreement with Zai*Net Software, Inc., Zai*Net Software, L.P. and Brian Scanlan, our Chief Technology Officer and a director. At the time of the transaction, Mr. Scanlan was unaffiliated with us. Pursuant to the agreement, we purchased a 1% general partnership interest and a 70% limited partnership interest in Zai*Net Software, L.P. from Mr. Scanlan and Zai*Net Software, Inc., respectively. We paid $7,740,000 to Zai*Net Software, Inc., an entity wholly owned by Mr. Scanlan, for such interests. Lawrence D. Gilson, Richard K. Landers and Christopher S. Brothers, three of our original management committee members and affiliates of either GFI or Oaktree Capital Management, were primarily responsible for negotiating the terms of the purchase agreement on our behalf, and Mr. Scanlan was primarily responsible for negotiating on behalf of Zai*Net Software, L.P. In determining the purchase price for our interest in Zai*Net Software, L.P., we examined consideration paid for comparable companies and in comparable transactions and considered the expected synergies from the acquisition. On May 12, 1998, Mr. Scanlan entered into a three-year employment agreement with Zai*Net Software L.P. For details in connection with Mr. Scanlan's employment agreement, see "Management -- Employment Agreements."

     As part of a closing adjustment in connection with our purchase of the membership interest in Zai*Net Software, L.P., we loaned Zai*Net Software, L.P. $400,000 to be paid to Zai*Net Software, Inc. as a cash distribution. Zai*Net Software, L.P. issued us a one-year note payable for the principal amount plus interest, due May 12, 1999. Zak Associates, Inc. repaid approximately $121,000 of the $400,000 on behalf of Zai*Net Software, L.P. pursuant to the conversion agreement dated December 31, 1998 and the balance of the note from Zai*Net Software, L.P. to us was cancelled.

     In connection with our acquisition of partnership interests in Zai*Net Software, L.P., we and certain of our original limited liability company investors paid an additional $2,187,500 to Zak Associates, Inc., the successor to Zai*Net Software, Inc., in June 1999 and will pay an additional $2,187,500 to Zak Associates, Inc. on April 15, 2000. These investors include GFI, OCM Caminus Investment, Inc. and RIT Capital Partners plc, which entities are each principal stockholders of us.

     Subsequent to the closing of the Zai*Net acquisition, Zai*Net Software, Inc. transferred and assigned its remaining 29% partnership interest in Zai*Net Software, L.P. to Rooney Software, L.L.C. On December 31, 1998, Rooney entered into a conversion agreement with us, Zak Associates, Inc., Zai*Net Software, L.P. and Brian Scanlan whereby the remaining 29% partnership interest in Zai*Net Software, L.P. was converted into 21,579,728 shares of Series A membership
interest of Caminus LLC, which will convert into          shares of our common
stock prior to this offering. Upon the closing of the December 1998 transaction, we owned 100% of the membership interest in Zai*Net Software, L.P., thereby creating a wholly owned subsidiary. In March 1999, Zai*Net Software, L.P. was merged with and into us.

CAMINUS LIMITED

     On May 12, 1998, we entered into a stock purchase agreement with Caminus Energy Limited, an English corporation currently known as Caminus Limited, and its two stockholders, Dr. Nigel L. Evans and Dr. Michael B. Morrison. Dr. Evans is our Director of European Operations and a director and Dr. Morrison is a principal stockholder of us. At the time of the acquisition, Drs. Evans and Morrison were unaffiliated with us. Pursuant to the agreement, we paid $3,022,924 cash for all of the issued and outstanding shares, an aggregate of 950 ordinary shares, of Caminus Limited held by Drs. Evans and Morrison. Drs. Evans and Morrison also received 6,055,912 and 4,037,275 shares of Series A
membership interest in us, respectively, which will convert into           and
          shares of our common stock, respectively, prior to this offering. As additional consideration, Drs. Evans and Morrison received an option to purchase 3,030,000 and 2,020,000 shares of Series B membership interest in us,
respectively, at an exercise price per share of $     per share ($     per share
of common stock on an as-converted basis) which will convert into options to
purchase           and           shares of our common stock, respectively, prior
to this offering. The options will vest in full upon the closing of this offering. Messrs. Gilson, Landers and Brothers were primarily responsible for negotiating the terms of the stock purchase agreement on our behalf, and Drs. Evans and Morrison were primarily responsible for negotiating on behalf of Caminus Limited. In determining the purchase price for Caminus Limited, we examined the consideration paid for comparable companies and in comparable transactions and considered the expected synergies from the acquisition. On May 12, 1998, each of Drs. Evans and Morrison also entered into a three-year employment agreement with Caminus Limited. For details in connection with Dr. Evans' employment agreement, see "Management -- Employment Agreements."

     On May 12, 1998, Caminus Limited, our wholly owned subsidiary, entered into a service agreement with Dr. Michael B. Morrison. Under the terms of his agreement, Dr. Morrison's employment as managing director of Caminus Limited will continue until May 5, 2001, renewing annually for successive one-year terms unless sooner terminated. Dr. Morrison receives a base salary of L167,000 ($274,897 as of September 30, 1999) per year, subject to annual review and increases, and is eligible to receive an annual performance bonus, targeted at L83,000 ($136,626 as of September 30, 1999). Dr. Morrison is also eligible to participate in our profit sharing plan for key employees. If we terminate Dr. Morrison's employment without cause, he will receive his current salary, bonus and other benefits for twelve months from the date of termination. If Dr. Morrison resigns, he will receive all salary, bonus and other benefits that have accrued as of the date of termination.

     Dr. Morrison's agreement contains a confidentiality provision and further provides that he may not directly or indirectly act as an employee or consultant, or hold more than a 5% investment in any class of securities quoted on a stock exchange, in a competing business for one year after the date of termination. A competing business has the same meaning in Dr. Morrison's agreement as in Mr. Stoner's agreement, as described above. On May 12, 1998, Dr. Morrison also entered into a covenant not to compete with Caminus Limited, which extends his obligations not to compete for two years after termination in certain circumstances.

GFI

     In April 1998, GFI purchased 1,682,198 shares of Series A membership interest at a purchase price of $0.297 per share. These shares will convert into
an aggregate of          shares of our common stock prior to this offering.

     GFI holds      % of our issued and outstanding common stock and two members of our board of directors, Lawrence D. Gilson and Richard K. Landers, are GFI principals. As part of our ongoing relationship with GFI, we entered into an arrangement pursuant to our operating agreement whereby GFI provides substantial ongoing strategic advice, as well as financial, tax and general administrative services for us and, in return, we pay GFI an annual fee, payable in monthly installments. During the period from our inception (April 29, 1998) through December 31, 1998 and the six months ended June 30, 1999, such fees were $160,000 and $113,749, respectively. We and GFI have agreed to terminate GFI's advisory arrangement effective as of December 31, 1999. As consideration for GFI's agreement to terminate the formal advisory arrangement, and as consideration for advisory services provided by GFI relating to strategic acquisitions and other matters, we have agreed to pay GFI a $1,000,000 fee from the net proceeds of the initial public offering.

     Additionally, as consideration for its investment in us, we granted an option to GFI to acquire a 10% membership interest in us. This percentage interest is protected from any dilution which would result from the issuance of additional membership interests in us; however, the anti-dilution provision does not extend to common stock to be issued upon the conversion of the membership interest. The exercise price of the option is the sum of $1,837,500 less 10% of any distributions of cash or property from us to our membership interest holders, plus 10% of any additional cash or property paid to us from our membership interest holders. GFI will exercise its option immediately prior to
this offering for           shares of our Series C membership interest (which
will convert into           shares of our common stock) at an aggregate exercise
price of $          .

SS&C TECHNOLOGIES, INC.

     Prior to assuming his position as our president and chief executive officer in October 1998, David M. Stoner was president and chief operating officer and a director of SS&C Technologies, Inc., a founding investor in Caminus LLC. On May 12, 1998, SS&C invested $5,500,000 in us and received 18,504,176 shares of our Series A membership interest and an option to purchase 8,410,000 shares of our Series B membership interest. We also entered into two distributor agreements with SS&C -- one in which we appointed SS&C as a non-exclusive distributor and marketer of certain of our products, and another in which SS&C appointed us as the exclusive distributor and marketer of certain of its products. The first agreement provided that the option to purchase membership interests would vest incrementally according to the sales of our products by SS&C. Such agreement was effectively terminated when we purchased the option from SS&C, as described in the immediately following paragraph. The second agreement was terminated and replaced with a new distributor agreement on December 31, 1998. The new distribution agreement, as amended, provides that we must purchase licenses to distribute SS&C products on a quarterly basis through the fourth quarter of the year

2000, for a total aggregate license distribution fee of not less than $2,750,000. We have not licensed SS&C products nor do we currently intend to license any SS&C products. If, however, we determine in the future to license SS&C products, fees collected by us would be applied as an offset against the aggregate license distribution fees we owe SS&C.

     On December 31, 1998, we repurchased all of SS&C's shares of Series A membership interest and its option to purchase shares of Series B membership interest for a total consideration of $2,250,000. At this time we granted SS&C a new option to purchase 3,636,309 shares of Series B membership interest, which became fully vested and exercisable on the same day for an aggregate exercise price of $2,250,000. On March 29, 1999, we entered into an agreement with SS&C to reduce the size of its option to purchase shares of Series B membership interest to 2,909,047 and the exercise price was proportionately reduced to $1,800,000. In consideration for this reduction we will pay SS&C $250,000 on December 31, 1999. The option to purchase 2,909,047 shares of Series B membership interest at an exercise price of $1.62 per share will be exercised in
connection with this offering for           shares of our common stock ($
per share of common stock on an as-converted basis).

OCM CAMINUS INVESTMENT, INC.

     OCM Caminus Investment, Inc. is a founding investor in Caminus LLC and
presently owns    % of our issued and outstanding common stock. In March 1999, we borrowed $1,250,000 from OCM Principal Opportunities Fund, L.P., an affiliate of OCM Caminus Investment, Inc. On March 31, 1999 we issued a promissory note in the principal amount of such loan to OCM Principal Opportunities Fund at an annual interest rate of 10%. The promissory note required us to pay a 1% origination fee upon funding of the loan. We paid the loan in full on its due date of June 30, 1999.

FLEET BANK PLEDGE AGREEMENTS

     On June 23, 1999, we entered into a credit agreement with Fleet Bank, which provides for revolving loans and working capital loans in an aggregate principal amount of up to $5,000,000. Pursuant to the agreement, Fleet Bank maintains a first and prior security interest in and lien on at least 75% of our capital stock. To meet this demand, three of our stockholders pledged their capital stock as collateral for the loan in pledge agreements with Fleet Bank, dated June 23, 1999:

     - Brian J. Scanlan granted a security interest to the bank with respect to 12,555,478 shares of Series A membership interest, which will convert
       into           shares of our common stock prior to this offering.

     - GFI granted a security interest to the bank with respect to 1,682,198 shares of Series A membership interest, which will convert into shares of our common stock prior to this offering, and 11,392,731 shares of Series C membership interest which were subject to the exercise of an option at the time, which will convert into an option to purchase an
       amount of           in shares of our common stock prior to this offering.
       GFI will exercise this option prior to this offering.

     - OCM Caminus Investment, Inc., a principal stockholder of our company, granted a security interest to the bank with respect to 37,176,571 shares
       of Series A membership interest, which will convert into          shares
       of our common stock prior to this offering.

     As of September 30, 1999, there was $2,000,000 outstanding under our credit agreement with Fleet Bank. We intend to use a portion of the proceeds from this offering to repay all amounts outstanding under the credit agreement and to terminate the credit agreement upon the closing of this offering.

EMPLOYMENT ARRANGEMENTS

     On May 12, 1998, Zai*Net Software, L.P., which was our majority owned subsidiary at the time, entered into an employment agreement with Simon Young, who owns more than 5% of our outstanding stock. Under the terms of his agreement, Mr. Young's employment will continue until May 12, 2001, unless sooner terminated. Mr. Young currently receives a base salary of $153,500 per year, subject to annual review and increases. If we terminate Mr. Young's employment with cause or if he resigns for no good reason, Mr. Young will receive all accrued compensation and vested benefits as of the termination date. If we terminate Mr. Young's employment without cause or if he resigns for good reason, Mr. Young will receive all accrued compensation and vested benefits as of the termination date and a severance benefit of his base salary for the remainder to the term of his agreement.

     Mr. Young is also a party to a covenant not to compete, dated May 12, 1998, which contains a confidentiality provision and further provides that he may not perform services, or hold 5% or more of the outstanding capital stock of a publicly traded corporation, in a competing business, other than on behalf of us or our affiliates, anywhere in the world for the greater of (1) three and one-half years from the date of the agreement or (2) two years after the date of termination of his employment. A competing business includes developing, licensing, installing and maintaining commodities trading and risk management software and providing consulting and support services related to such software activities to the foreign exchange, natural gas, crude oil, refined products and electric power industries.

     For a description of certain employment and other arrangements between our Named Executive Officers and us, see "Management -- Employment Agreements."

RIGHTS OFFERING

     In July 1999, we conducted a rights offering whereby existing holders of shares of our Series A membership interest were given the opportunity to
purchase additional Series A shares at a rate of $     per share (which
represents $     per share of common stock on an as-converted basis). We used the proceeds from the rights offering to purchase DC Systems, pay the related transaction fees and for working capital. In connection with the rights offering, the following directors, executive officers and 5% stockholders purchased the stated number of shares of Series A membership interest:

     - David Stoner purchased 254,618 shares, which will convert into shares of our common stock prior to this offering;

     - Nigel Evans purchased 212,182 shares, which will convert into shares of our common stock prior to this offering;

     - Brian Scanlan purchased 212,182 shares, which will convert into shares of our common stock prior to this offering;

     - OCM Caminus Investment, Inc. purchased 4,493,143 shares, which will
       convert into           shares of our common stock prior to this offering;

     - RIT Capital Partners plc purchased 3,394,909 shares, which will convert
       into           shares of our common stock prior to this offering; and

     - Michael Morrison purchased 127,309 shares, which will convert into shares of our common stock prior to this offering.

CONFLICT-OF-INTEREST POLICY

     We have adopted a policy providing that all material transactions between us and our officers, directors and other affiliates must be:

     - Approved by a majority of the members of our board of directors and by a majority of the disinterested members of our board of directors; and

     - On terms no less favorable to us than could be obtained from unaffiliated third parties.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 1999, and as adjusted to reflect the sale of the shares of common stock in this offering, by:

     - each person or entity we know to own beneficially more than 5% of our common stock;

     - each of our directors;

     - each of the Named Executive Officers;

     - all directors and executive officers as a group; and

     - each of the other selling stockholders.

     Except as indicated below, none of these persons or entities has a relationship with us or, to our knowledge, any of the underwriters or their respective affiliates. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person or entity.

     As of September 30, 1999, there were          shares of common stock
outstanding. The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission and assumes the underwriters do not exercise their over-allotment option. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power and any shares as to which the stockholder has the right to acquire beneficial ownership within 60 days after September 30, 1999 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

                                  SHARES BENEFICIALLY                 SHARES BENEFICIALLY
                                      OWNED PRIOR                         OWNED AFTER
                                    TO THE OFFERING      NUMBER OF        THE OFFERING
                                  -------------------     SHARES      --------------------
NAME OF BENEFICIAL OWNER           NUMBER    PERCENT      OFFERED      NUMBER     PERCENT
------------------------          --------   --------    ---------    --------    --------
5% STOCKHOLDERS
OCM Caminus Investment,
  Inc.(1).......................
  333 South Grand Avenue
  28th Floor
  Los Angeles, CA 90071
GFI Two LLC(2)..................
  11611 San Vicente Blvd.
  Suite 710
  Los Angeles, CA 90049
Brian J. Scanlan(3).............
  747 Third Avenue
  New York, NY 10017
Nigel L. Evans(4)...............
  Caminus Energy Limited
  Caminus House, Castle Park
  Cambridge CB3 0RA
  United Kingdom

                                  SHARES BENEFICIALLY                 SHARES BENEFICIALLY
                                      OWNED PRIOR                         OWNED AFTER
                                    TO THE OFFERING      NUMBER OF        THE OFFERING
                                  -------------------     SHARES      --------------------
NAME OF BENEFICIAL OWNER           NUMBER    PERCENT      OFFERED      NUMBER     PERCENT
------------------------          --------   --------    ---------    --------    --------
RIT Capital Partners plc(5).....
  Spencer House
  27 St. James's Place
  London SWIA 1NR
  United Kingdom
Simon Young(6)..................
  Caminus LLC
  3 America Square
  London EC3N 2LR
  United Kingdom
Michael B. Morrison(7)..........
  Caminus Energy Limited
  Caminus House, Castle Park
  Cambridge CB3 0RA
  United Kingdom
OTHER DIRECTORS AND EXECUTIVE
  OFFICERS
David M. Stoner.................
Lawrence D. Gilson(2)...........
Christopher S. Brothers(1)......
Anthony H. Bloom(5).............
Richard K. Landers(2)...........
All executive officers and
  directors as a group (8
  persons)(8)...................
OTHER SELLING STOCKHOLDERS


-------------------------
 *  Less than 1%

(1) Christopher S. Brothers is a Senior Vice President of Oaktree Capital Management, LLC, which is the general partner of OCM Principal Opportunities Fund, L.P., the sole shareholder of OCM Caminus Investment, Inc., and may be deemed to beneficially own these shares. Mr. Brothers disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein.

(2) Lawrence D. Gilson is President of GFI Two LLC and Richard K. Landers is a principal of GFI Two LLC. Therefore, Messrs. Gilson and Landers may be deemed to beneficially own these shares. Each of Messrs. Gilson and Landers disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein.

(3) Includes          shares subject to outstanding stock options held by Mr.
    Scanlan's wife which are exercisable within the 60-day period following September 30, 1999. Mr. Scanlan shares voting and dispositive power for his shares of common stock with his wife.

(4) Includes          shares subject to outstanding stock options which are
    exercisable upon the closing of this offering.

(5) Anthony H. Bloom is a director of RIT Capital Partners plc and may be deemed to beneficially own these shares. Mr. Bloom disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein.

(6) Includes          shares owned by Mr. Young's wife and           shares
    subject to outstanding stock options held by Mr. Young's wife which are exercisable within the 60-day period following September 30, 1999.

(7) Includes          shares subject to outstanding stock options which are
    exercisable upon the closing of this offering.

(8) Includes          shares subject to outstanding stock options which are
    exercisable within the 60-day period following September 30, 1999.

                          DESCRIPTION OF CAPITAL STOCK

     After this offering, our authorized capital stock will consist of 50,000,000 shares of common stock, $0.01 par value per share. Immediately prior to the closing of this offering, we will have outstanding:

     -      shares of common stock held by 37 stockholders of record; and

     - options to purchase an aggregate of      shares of common stock with a
       weighted average exercise price of $          .

     The following summary of provisions of our common stock, certificate of incorporation and by-laws is qualified by reference to the provisions of applicable law and to our certificate of incorporation and by-laws included as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

COMMON STOCK

     Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable.

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

     We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock.

     Our certificate of incorporation divides our board of directors into three classes with staggered three-year terms. See "Management." In addition, with a staggered board, directors may be removed only for cause by the affirmative vote of the holders of a majority of our shares of capital stock entitled to vote. Under our certificate of incorporation, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may only be filled by vote of a majority of our directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from acquiring, control of us.

     Our certificate of incorporation also provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation further provides that special meetings of the stockholders may only be called by our chairman of the board, president or board of directors. Under our by-laws, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with advance notice requirements. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, the third party would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders' meeting, and not by written consent.

     The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation and by-laws require the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

     Our certificate of incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

REGISTRATION RIGHTS

     After this offering, the holders of approximately      shares of common
stock and rights to acquire common stock will be entitled to rights with respect to the registration of those shares under the Securities Act. Under terms of our original limited liability company operating agreement, if we propose to register any of our securities under the Securities Act, those holders are entitled to notice of and to include shares of common stock in the registration. The managing underwriter of any underwritten public offering would, however, have the right, for marketing reasons, to cut-back the number of shares that the stockholders could include in such registration.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Before this offering, there has been no public market for our securities. After we complete this offering, based upon the number of shares outstanding at
September 30, 1999, there will be          shares of our common stock
outstanding, assuming no exercise of outstanding options to purchase common
stock. Of these outstanding shares, the      shares sold in this offering will
be freely tradeable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

SALES OF RESTRICTED SHARES

     The remaining          shares of common stock outstanding after this
offering are deemed "restricted securities" under Rule 144. Of these securities:

     - shares may be sold 90 days after the effective date of this offering; and

     - additional shares may be sold upon expiration of the 180-day lock-up agreements described below.

     Our officers and directors and our stockholders and optionholders holding
an aggregate of          shares of common stock (including           shares
issuable upon the exercise of options) have signed lock-up agreements in favor of the underwriters. As a result, these individuals are generally not permitted to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of common stock, for a period of 180 days after the date of this prospectus, without the prior written consent of Deutsche Bank Securities Inc. Deutsche Bank Securities Inc. currently has no plans to release any portion of the securities subject to lock-up agreements, but may do so without notice. When determining whether or not to release shares from the lock-up agreements, Deutsche Bank Securities Inc. will consider, among other factors, the number of shares proposed to be sold, the stockholder's reasons for requesting the release and market conditions at the time.

     In general, under Rule 144 a stockholder, including one of our affiliates, who has beneficially owned his or her restricted securities for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock (approximately shares immediately after this offering) or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, a stockholder that is not one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell the shares immediately under Rule 144(k) without compliance with the above described requirements under Rule 144.

     Securities issued in reliance on Rule 701 (such as shares of our common stock acquired pursuant to the exercise of certain options granted under our stock plans) are also restricted securities and, beginning 90 days after the date of this prospectus, may be sold by stockholders other than our affiliates subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year holding period requirement.

STOCK OPTIONS

     We intend to file registration statements on Form S-8 under the Securities
Act to register an aggregate of          shares of common stock issuable under
the 1998 plan, the 1999 plan and the purchase plan. Shares issued upon the exercise of stock options after the effective date of the Form S-8 registration statements will be eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates and the lock-up agreements noted above, if applicable.

EFFECT OF SALES OF SHARES

     Prior to this offering, there has been no public market for our common stock, and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of significant numbers of shares of our common stock in the public market could adversely affect the market price of the common stock and could impair our future ability to raise capital through an offering of our equity securities.

                                  UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc. and CIBC World Markets Corp., have severally agreed to purchase from us and the selling stockholders the following respective numbers of shares of common stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

UNDERWRITER                                                 NUMBER OF SHARES
-----------                                                 ----------------
Deutsche Bank Securities Inc............................
Bear, Stearns & Co. Inc.................................
CIBC World Markets Corp.................................
                                                                --------
     Total..............................................
                                                                ========

     The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions and that the underwriters will purchase all of the shares of common stock offered in this offering, other than those covered by the over-allotment option described below, if any of the shares are purchased.

     We have been advised by the underwriters' representatives that the underwriters propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus and
to dealers at that price less a concession not in excess of $     per share. The
underwriters may allow, and the dealers may reallow, a concession not in excess
of $     per share to other dealers. After the initial public offering, the underwriters' representatives may change this offering price and other selling terms. The expenses of this offering, all of which are payable by us, are
estimated to be $          million. The following table sets forth the public
offering price and all discounts and commissions to be allowed to the underwriters:

                              PUBLIC      UNDERWRITING                     PROCEEDS TO
                             OFFERING       DISCOUNTS       PROCEEDS TO      SELLING
                              PRICE      AND COMMISSIONS      CAMINUS      STOCKHOLDERS
                             --------    ---------------    -----------    ------------
Per share..................  $               $                $              $
Total......................  $               $                $              $

     We and the selling stockholders have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to
purchase up to           additional shares of common stock at the initial public
offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. If the underwriters exercise the option, each of the underwriters will have a firm commitment to purchase approximately the same percentage of the option shares that the number of shares of common stock to be
purchased by it in the above table bears to           , and we and the selling
stockholders will be obligated to sell these shares to the underwriters. The underwriters may exercise the option only to cover over-allotments made in connection with the sale of the common stock offered in this offering. If purchased, the underwriters will offer the additional shares on the same terms
as those on which the          shares are being offered.

     At our request, the underwriters have reserved up to      shares of common
stock for sale, at the initial public offering price, to employees and friends of ours through a directed share program. The number of shares of common stock available for sale to the general public in the public offering will be reduced to the extent that employees and friends purchase the reserved shares.

     The underwriting agreement contains covenants of indemnity among the underwriters, the selling stockholders and us against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

     We have agreed not to offer, sell, sell short, transfer, hypothecate, pledge or otherwise dispose of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock or to enter into any agreement or transaction which is designed to effect, or could be expected to result in, any such transaction for a period of 180 days after the date of this prospectus, directly or indirectly, by us or otherwise, except as consideration for business acquisitions, on exercise of currently outstanding stock options or on the issuance of options under our stock plans and the exercise of such options, without the prior written consent of Deutsche Bank Securities Inc.

     Our officers, directors and principal stockholders, who hold or will hold
in the aggregate          shares of our common stock, have entered into lock-up
agreements in which they have agreed, subject to certain exceptions, not to directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of our common stock (including shares of common stock which may be deemed beneficially owned and shares of common stock which may be issued upon exercise of a stock option or warrant, but excluding any shares of common stock being sold in this offering) or to enter into any agreement or transaction which is designed to effect, or could be expected to result in, any such transaction, for a period of 180 days after the date of this prospectus, without the consent of Deutsche Bank Securities Inc. In the event a request for consent to a transfer within the lock-up period is made, Deutsche Bank Securities Inc. may consider the following factors in determining whether to consent to the proposed transfer:

     - the number of shares proposed to be sold;

     - the reason for the sale;

     - the proximity in time to this offering; and

     - the trading volume of our stock at the time of the requested transfer.

The decision to consent to a proposed transfer during the lock-up period is within the sole discretion of Deutsche Bank Securities Inc.

     The underwriters' representatives have advised us and the selling stockholders that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

     In order to facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. Specifically, the underwriters may over-allot shares of our common stock in connection with this offering, thereby creating a short position in the underwriters' syndicate account. A short position results when an underwriter sells more shares of common stock than the underwriter is committed to purchase. Additionally, to cover over-allotments or to stabilize the market price of our common stock, the underwriters may bid for, and purchase, shares of our common stock in the open market. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities, and, if commenced, the activities may be discontinued at any time. The underwriters' representatives, on behalf of the underwriters, also may reclaim selling concessions allowed to an underwriter or dealer, if the syndicate repurchases shares distributed by that underwriter or dealer.

     The underwriters and their respective affiliates may be lenders to, engage in transactions with, and perform services for us in the ordinary course of business.

     Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock will be determined by negotiations among us, representatives of the selling stockholders and the underwriters' representatives. Among the factors to be considered in the negotiations will be prevailing market conditions, our results of operations in recent periods, the market capitalizations and stages of development of other companies that we and the underwriters' representatives believe to be comparable to us, estimates of our business potential, the present stage of our development and other factors deemed relevant.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts will pass upon certain legal matters in connection with this offering for the underwriters.

                                    EXPERTS

     The audited financial statements included in this prospectus have been audited by various independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so included in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-1 with the Securities and Exchange Commission for the stock being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

     You can read our SEC filings, including the registration statement, over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's following locations:

     - Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549;

     - New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and

     - Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                              CAMINUS CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                              Page
CAMINUS LLC AND SUBSIDIARIES
    Report of Independent Accountants.......................   F-2
    Consolidated Balance Sheets as of December 31, 1998 and
      June 30, 1999.........................................   F-3
    Consolidated Statements of Operations for the Period
      From Inception (April 29, 1998) Through December 31,
      1998 and the Six Months Ended June 30, 1999...........   F-4
    Consolidated Statements of Changes in Members' Equity
      for the Period From Inception (April 29, 1998) Through
      December 31, 1998 and for the Six Months Ended June
      30, 1999..............................................   F-5
    Consolidated Statements of Cash Flows for the Period
      From Inception (April 29, 1998) Through December 31,
      1998 and for the Six Months Ended June 30, 1999.......   F-6
    Notes to Consolidated Financial Statements..............   F-7
    Supplementary Financial Statement Schedules have been
      omitted because the information required to be set
      forth therein is either not applicable or is shown in
      the financial statements or notes thereto.

ZAI*NET SOFTWARE, INC. (Predecessor)
    Report of Independent Accountants.......................  F-27
    Balance Sheets as of December 31, 1996, December 31,
      1997 and April 30, 1998...............................  F-28
    Statements of Operations and Retained Earnings for the
      Years Ended December 31, 1996 and 1997 and for the
      Four Months Ended April 30, 1998......................  F-29
    Statements of Cash Flows for the Years Ended December
      31, 1996 and 1997 and for the Four Months Ended April
      30, 1998..............................................  F-30
    Notes to the Financial Statements.......................  F-31
    Supplementary Financial Statement Schedules have been
      omitted because the information required to be set
      forth therein is either not applicable or is shown in
      the financial statements or notes thereto.

CAMINUS LIMITED (formerly Caminus Energy Limited)
    Report of Independent Auditors..........................  F-37
    Profit and Loss Accounts for the Years Ended April 30,
      1997 and 1998.........................................  F-38
    Balance Sheets as at April 30, 1997 and 1998............  F-39
    Cash Flow Statements for the Years Ended April 30, 1997
      and 1998..............................................  F-40
    Notes to the Financial Statements.......................  F-41

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management Committee of
Caminus LLC

     In our opinion, the consolidated financial statements listed in the accompanying index on page F-1 present fairly, in all material respects, the financial position of Caminus LLC and its subsidiaries (the "Company") at December 31, 1998 and June 30, 1999, and the results of their operations and their cash flows for the period from inception (April 29, 1998) through December 31, 1998 and for the six months ended June 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

New York, New York
September 23, 1999

                          CAMINUS LLC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                      DECEMBER 31,    JUNE 30,
                                                          1998          1999
                                                      ------------   -----------
ASSETS
Current assets:
  Cash and cash equivalents.........................  $ 2,770,538    $   886,907
  Accounts receivable, net..........................    3,244,018      4,909,416
  Prepaid expenses and other current assets.........      306,774        466,982
                                                      -----------    -----------
     Total current assets...........................    6,321,330      6,263,305
Fixed assets, net...................................      780,076      1,067,533
Developed technology, net...........................    2,307,361      1,872,784
Other intangibles, net..............................    1,789,859      1,502,245
Goodwill, net.......................................   20,162,544     17,148,761
Other assets........................................        6,828          7,744
                                                      -----------    -----------
     Total assets...................................  $31,367,998    $27,862,372
                                                      ===========    ===========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable..................................  $ 1,615,547    $   699,573
  Accrued liabilities...............................    1,029,139      2,033,571
  Borrowings under credit facility..................           --        750,000
  Due to member.....................................    2,187,500      2,187,500
  Payable to affiliate..............................    4,000,000        750,000
  Deferred revenue..................................    2,139,534      2,100,620
                                                      -----------    -----------
     Total current liabilities......................   10,971,720      8,521,264
Due to member.......................................    2,187,500             --
Borrowings under credit facility....................           --      2,500,000
Payable to affiliate................................      750,000        250,000
                                                      -----------    -----------
     Total liabilities..............................   13,909,220     11,271,264
Commitments and contingencies.......................           --             --
Members' equity (83,652,827 and 84,269,114
  membership interests issued and outstanding at
  December 31, 1998 and June 30, 1999,
  respectively).....................................   17,445,123     16,636,397
Cumulative translation adjustment...................       13,655        (45,289)
                                                      -----------    -----------
     Total members' equity..........................   17,458,778     16,591,108
                                                      -----------    -----------
     Total liabilities and members' equity..........  $31,367,998    $27,862,372
                                                      ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                          CAMINUS LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                        PERIOD FROM INCEPTION
                                       (APRIL 29, 1998) THROUGH   SIX MONTHS ENDED
                                          DECEMBER 31, 1998        JUNE 30, 1999
                                       ------------------------   ----------------
Revenues:
  Licenses...........................        $  3,639,143           $ 4,295,325
  Software services..................           3,090,758             4,006,590
  Strategic consulting...............           2,896,102             2,940,062
                                             ------------           -----------
     Total revenues..................           9,626,003            11,241,977
                                             ------------           -----------
Cost of revenues:
  Cost of software services..........           2,278,433             1,891,830
  Cost of strategic consulting.......           2,211,617             1,778,813
                                             ------------           -----------
     Total cost of revenues..........           4,490,050             3,670,643
                                             ------------           -----------
       Gross profit..................           5,135,953             7,571,334
                                             ------------           -----------
Operating expenses:
  Sales and marketing................             470,549             1,089,860
  Research and development...........           1,153,470             1,649,543
  General and administrative.........           3,325,535             3,373,584
  Acquired in-process research and
     development.....................           4,822,000                    --
  Amortization of intangible
     assets..........................           5,497,765             3,735,974
                                             ------------           -----------
     Total operating expenses........          15,269,319             9,848,961
                                             ------------           -----------
Loss from operations.................         (10,133,366)           (2,277,627)
Other income and (expense):
  Interest income....................              96,909                25,345
  Interest expense...................                  --               (70,346)
  Other income (expense), net........                  --                (6,701)
                                             ------------           -----------
     Total other income (expense)....              96,909               (51,702)
                                             ------------           -----------
Loss before provision for income
  taxes..............................         (10,036,457)           (2,329,329)
Provision for income taxes...........              35,735               139,568
                                             ------------           -----------
Net loss.............................        $(10,072,192)          $(2,468,897)
                                             ============           ===========
Basic and diluted loss per membership
  interest...........................        $      (0.13)          $     (0.03)
                                             ============           ===========
Weighted average membership interests
  used in computing net loss per
  membership interest................          77,839,447            84,183,991
Pro forma (unaudited):
  Loss before provision for income
     taxes...........................        $(10,036,457)          $(2,329,329)
  Pro forma income tax provision
     (benefit).......................            (176,224)              583,418
                                             ------------           -----------
  Pro forma net loss.................        $ (9,860,233)          $(2,912,747)
                                             ============           ===========
  Pro forma basic and diluted loss
     per membership interest.........        $      (0.13)          $     (0.03)
                                             ============           ===========

The accompanying notes are an integral part of these consolidated financial statements.

                          CAMINUS LLC AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                                   NUMBER OF                                                               CUMULATIVE
                                  MEMBERSHIP     MEMBERS'     SUBSCRIPTION     UNEARNED     ACCUMULATED    TRANSLATION
                                   INTERESTS     INTERESTS     RECEIVABLE    COMPENSATION     DEFICIT      ADJUSTMENT
                                  -----------   -----------   ------------   ------------   ------------   -----------
Balance at April 29, 1998
 (inception)....................                $        --   $        --     $      --     $        --     $     --

Capital contributions -- Caminus
 LLC............................  70,484,088     20,189,130

Issuance of membership interests
 in connection with the
 acquisition of Caminus Energy
 Limited........................  10,093,187      3,000,000

Issuance of membership interests
 in connection with the
 acquisition of Zai*Net Software
 L.P............................  21,579,728     10,339,350

Membership subscriptions
 receivable.....................                               (4,739,493)

Issuance of membership options
 in connection with
 acquisitions...................                  3,144,995

Reacquisition of membership
 interest.......................  (18,504,176)   (4,416,667)

Net loss........................                                                            (10,072,192)

Translation adjustment..........                                                                              13,655
                                  -----------   -----------   -----------     ---------     ------------    --------
Balance at December 31,
 1998...........................  83,652,827     32,256,808    (4,739,493)           --     (10,072,192)      13,655
                                  -----------   -----------   -----------     ---------     ------------    --------

Comprehensive loss for the
 period from inception through
 December 31, 1998..............
Receipt of membership
 subscription receivable........                                1,832,428

Issuance of additional
 membership interests...........     616,287        338,937

Reacquisition of option to
 acquire membership interests...                   (250,000)

Distribution to members.........                   (290,000)

Unearned compensation...........                    398,816                    (398,816)

Amortization of unearned
 compensation...................                                                 28,806

Net loss........................                                                             (2,468,897)          --

Translation adjustment..........                                                                             (58,944)
                                  -----------   -----------   -----------     ---------     ------------    --------
Balance at June 30, 1999........  84,269,114    $32,454,561   $(2,907,065)    $(370,010)    $(12,541,089)   $(45,289)
                                  ===========   ===========   ===========     =========     ============    ========

Comprehensive loss for the six
 months ended June 30, 1999.....

                                     TOTAL
                                    MEMBERS'     COMPREHENSIVE
                                     EQUITY          LOSS
                                  ------------   -------------
Balance at April 29, 1998
 (inception)....................  $         --
Capital contributions -- Caminus
 LLC............................    20,189,130
Issuance of membership interests
 in connection with the
 acquisition of Caminus Energy
 Limited........................     3,000,000
Issuance of membership interests
 in connection with the
 acquisition of Zai*Net Software
 L.P............................    10,339,350
Membership subscriptions
 receivable.....................    (4,739,493)
Issuance of membership options
 in connection with
 acquisitions...................     3,144,995
Reacquisition of membership
 interest.......................    (4,416,667)
Net loss........................   (10,072,192)  $(10,072,192)
Translation adjustment..........        13,655         13,655
                                  ------------   ------------
Balance at December 31,
 1998...........................    17,458,778
                                  ------------
Comprehensive loss for the
 period from inception through
 December 31, 1998..............                 $(10,058,537)
                                                 ============
Receipt of membership
 subscription receivable........     1,832,428
Issuance of additional
 membership interests...........       338,937
Reacquisition of option to
 acquire membership interests...      (250,000)
Distribution to members.........      (290,000)
Unearned compensation...........
Amortization of unearned
 compensation...................        28,806
Net loss........................    (2,468,897)    (2,468,897)
Translation adjustment..........       (58,944)       (58,944)
                                  ------------   ------------
Balance at June 30, 1999........  $ 16,591,108
                                  ============
Comprehensive loss for the six
 months ended June 30, 1999.....                 $ (2,527,841)
                                                 ============

The accompanying notes are an integral part of these consolidated financial statements.

                          CAMINUS LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             PERIOD FROM
                                                              INCEPTION
                                                          (APRIL 29, 1998)     SIX MONTHS
                                                               THROUGH            ENDED
                                                          DECEMBER 31, 1998   JUNE 30, 1999
                                                          -----------------   -------------
Cash flows from operating activities:
  Net loss..............................................    $(10,072,192)      $(2,468,897)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization......................       5,666,521         3,886,349
     Acquired in-process research and development.......       4,822,000                --
     Deferred taxes.....................................              --            (9,285)
     Non-cash compensation expense......................                            28,806
  Changes in operating assets and liabilities:
     Accounts receivable................................        (849,920)       (1,671,546)
     Prepaid expenses and other current assets..........         (97,456)         (151,573)
     Accounts payable...................................         183,433          (912,499)
     Accrued liabilities................................         635,030         1,000,838
     Deferred revenue...................................         704,450           (39,253)
     Other..............................................         (40,190)             (916)
                                                            ------------       -----------
Net cash provided by (used in) operating activities.....         951,676          (337,976)
                                                            ------------       -----------
Cash flows from investing activities:
  Purchases of fixed assets.............................        (500,597)         (435,024)
  Acquisition of Caminus Energy Limited, net of cash
     acquired...........................................      (2,502,567)               --
  Acquisition of Zai*Net Software L.P., net of cash
     acquired...........................................      (7,242,258)               --
  Acquisition of Positron...............................        (151,667)               --
  Other acquisition costs...............................        (495,817)               --
                                                            ------------       -----------
Net cash used in investing activities...................     (10,892,906)         (435,024)
                                                            ------------       -----------
Cash flows from financing activities:
  Payments of obligation to affiliate...................        (250,000)       (4,000,000)
  Payments of obligation to member......................              --        (2,187,500)
  Proceeds from borrowings under credit facility........              --         3,250,000
  Payments of distribution to members...................              --          (290,000)
  Cash received for membership subscription
     receivable.........................................              --         1,832,428
  Cash received for membership interests................      12,949,637           338,937
                                                            ------------       -----------
Net cash provided by (used in) financing activities.....      12,699,637        (1,056,135)
                                                            ------------       -----------
Effect of exchange rates on cash flows..................          12,131           (54,496)
                                                            ------------       -----------
Net increase (decrease) in cash and cash equivalents....       2,770,538        (1,883,631)
Cash and cash equivalents, beginning of period..........              --         2,770,538
                                                            ------------       -----------
Cash and cash equivalents, end of period................    $  2,770,538       $   886,907
                                                            ============       ===========

The accompanying notes are an integral part of these consolidated financial statements.

                          CAMINUS LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

FORMATION OF THE BUSINESS

     Caminus LLC ("Caminus", the "Company" or the "LLC") is a Delaware Limited Liability Company which was formed on April 29, 1998 ("Inception") by an investor group. Caminus was formed for the purpose of acquiring equity interests in and managing the business affairs of Caminus Energy Limited ("CEL") and Zai*Net Software, L.P. ("ZNLP"), and to provide industry expertise and risk management software products in the evolving competitive gas and energy markets worldwide. The Company's charter states that it will continue in existence until the 30th anniversary of the formation date or such earlier time as specified in the limited liability company agreement.

     On May 12, 1998, Caminus acquired a 71% ownership interest in ZNLP and a 100% ownership interest in CEL; on December 31, 1998, Caminus acquired the remaining 29% ownership interest in ZNLP. (see Note 3 -- Acquisitions).

LIMITED LIABILITY COMPANY AGREEMENT

     The Company has been organized as a limited liability company. The owners of an interest in a limited liability company are called "members" and are not individually liable for the obligations and liabilities of the entity.

     Pursuant to the Limited Liability Company Agreement (the "Agreement"), the members of the LLC have approved a Management Committee. The Agreement also contains certain restrictions with regard to the disposition/transfer of individual membership interests.

     As consideration for the formation of the Company, and the identification of the acquired entities, an option to acquire a membership interest was granted to the investor group. This option represents the right to acquire a 10% membership interest in the Company. Such percentage interest shall not be subject to dilution as a result of the issuance of additional membership interests in the Company. The exercise price shall equal the sum of $1,837,500 less 10% of any distributions of cash or property (as defined), to the members, plus 10% of any additions of cash or property (as defined) to the Company from its members. The option expires ten years from the date of the LLC Agreement.

     The LLC shall continue until dissolved and liquidated in accordance with the Agreement. The Company will not make any distribution to its members, unless determined by the Management Committee. Allocations to members' capital accounts for items of income, gain, loss, deduction and credit of the Company shall be allocated to the members in accordance with their respective percentage ownership and period of ownership.

                          CAMINUS LLC AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Caminus LLC and its subsidiaries. All intercompany transactions and balances have been eliminated.

REVENUE RECOGNITION

     The Company generates revenue from several sources, including the licensing of its software products, performing services related to the implementation, training and support of these products, and through providing strategic consulting services to clients in the areas where the Company has subject matter expertise. The Company follows the provisions of Statements of Position ("SOP") 97-2 "Software Revenue Recognition", SOP 98-4 "Deferral of the Effective Date of Certain Provisions of SOP 97-2, and SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions".

     License revenue is recognized upon the execution of a license agreement, when the licensed product has been delivered, fees are fixed and determinable, collectibility is probable and when all other significant obligations have been fulfilled. For license agreements in which customer acceptance is a condition to earning the license fees, revenue is not recognized until acceptance occurs. For arrangements containing multiple elements, such as software license fees, consulting services and maintenance, and where vendor-specific objective evidence of fair value exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the "residual method" prescribed by SOP 98-9.

     Software Services revenue includes consulting fees for installation, data conversion, training and product support services related to the use of the Company's licensed products. Customers often enter into arrangements for these services concurrent with execution of license agreements. The services do not require significant modification of the licensed products, are not essential to their functionality and are available from other vendors. Payment obligations with respect to the licensed products are not dependent upon the performance of these services. Accordingly, the Company recognizes revenues for these services as they are performed. Maintenance and support revenues associated with new product licenses and renewals are deferred and recognized ratably over the contract period.

     Strategic consulting revenue is recognized as such services are performed.

FOREIGN CURRENCY TRANSLATION

     The Company's foreign subsidiaries maintain their accounting records in the local currency, which is their functional currency. The assets and liabilities are translated into U.S. dollars based on exchange rates at the end of the respective reporting periods and the effect of the foreign currency translation is reflected as a

                          CAMINUS LLC AND SUBSIDIARIES
component of members' equity. Income and expense items are translated at an average exchange rate during the period. Transaction gains and losses are included in the determination of the results from operations.

SOFTWARE DEVELOPMENT COSTS

     Capitalization of software development costs begins upon establishment of technological feasibility of the product. After technological feasibility is established, material software development costs are capitalized. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility, which the Company has defined as establishment of a working model which typically occurs when beta testing commences, and the general release of such software has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs to date.

CASH AND CASH EQUIVALENTS

     Cash equivalents consist of short-term, highly liquid investments with original maturities of three months or less.

ACCOUNTS RECEIVABLE

     The Company periodically reviews accounts receivable for collectibility and provides for an allowance for doubtful accounts to the extent that amounts are not expected to be collected. The allowance for doubtful accounts was approximately $229,000 at December 31, 1998 and June 30, 1999.

FIXED ASSETS

     Fixed assets are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful life of the related asset, which generally ranges from three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the remaining lease term or the estimated useful lives of the related assets.

GOODWILL, DEVELOPED TECHNOLOGY AND OTHER INTANGIBLE ASSETS

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited ranging from three to five years. Developed technology is amortized on a straight-line basis over the estimated product life, generally three years, or on the ratio of current revenues to total projected product revenues, whichever is greater. Goodwill and other intangible assets are periodically reviewed for impairment based upon anticipated cash flows generated from such underlying assets.

                          CAMINUS LLC AND SUBSIDIARIES

INCOME TAXES

     The Company, as an LLC, is taxed as a partnership for federal and state tax purposes. There are no entity level income taxes imposed by jurisdictions in which the Company conducts its business and, therefore, these financial statements do not reflect any federal or state income tax expense. The profit or loss is deemed passed through to the members of the LLC and they are obligated to report such profit or loss on their own tax returns in the relevant jurisdictions.

     The Company has a wholly owned subsidiary located in the United Kingdom. As such, the entity is liable for taxes to the Inland Revenue. For U.S. purposes, an election was made to include the foreign income and expenses in the U.S. tax returns. As a result of this election, the Company will be liable for U.K. taxes. Foreign tax credits are passed through to the partners/members of the LLC.

     New York City, one of the local jurisdictions in which the Company conducts its business, imposes an Unincorporated Business Tax at a rate of 4%, on unincorporated entities, such as the Company. This tax is reduced to the extent any partner/member is itself subject to New York City income tax. In addition, this tax is imposed only on the portion of taxable income allocable to New York City as per certain allocation factors (i.e., receipts, payroll and property).

     The tax expense recorded in these financial statements reflects foreign taxes and the New York City Unincorporated Business Tax on the Company's allocable portion of the taxable income.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and notes payable. The current carrying amount of these instruments approximates fair market value due to the relatively short period of time to maturity for these instruments.

EARNINGS PER MEMBERSHIP INTEREST

     The Company computes net income (loss) per membership interest in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic and diluted net loss per membership interest is computed by dividing net loss for the period by the weighted average number of membership interests outstanding for the period. The calculation of diluted net loss per membership interest excludes options to purchase membership interests as the effect would be antidilutive.

     At December 31, 1998 and June 30, 1999, outstanding options to purchase 6,351,365 and 9,148,652 membership interests, respectively, with exercise prices ranging from $.22 to $.55 as well as conditional options to purchase 20,322,594

                          CAMINUS LLC AND SUBSIDIARIES
and 19,893,812 membership interests, respectively, with exercise prices ranging from $.18 to $.62 were excluded from the calculation of diluted loss per membership interest, as the effect would have been anti-dilutive.

ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company follows SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123"). As permitted by this statement, the Company continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") to account for its stock-based employee compensation arrangements.

USE OF ESTIMATES

     The accompanying consolidated financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which is effective for the Company beginning in 2001. SFAS 133 establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because the Company does not currently hold any derivative financial instruments and does not engage in hedging activities, the adoption of SFAS 133 is not expected to have a material impact on the consolidated financial position, results of operations or cash flows of the Company.

3. ACQUISITIONS

ZAI*NET SOFTWARE, L.P.

     On May 12, 1998, the Company acquired a 71% ownership interest in ZNLP for $7,740,000 in cash. ZNLP licenses, customizes and services Zai*Net, an integrated real-time front, middle, and back office software trading system for foreign exchange, commodities, energy, options and other financial products. The terms of the purchase agreement required the payment of additional consideration totaling $4,375,000 to the former shareholder of ZNLP if revenues from ZNLP products were in excess of certain thresholds as defined in the purchase agreement. Payment of this additional consideration was guaranteed in connection with the acquisition of the remaining 29% interest in ZNLP by the Company in December 1998 (see discussion below). The acquisition of the 71% ownership interest was accounted for using the purchase method of accounting, and

                          CAMINUS LLC AND SUBSIDIARIES
accordingly, the results of ZNLP's operations are included in the Company's consolidated financial statements from the date of acquisition.

     On December 31, 1998, the Company acquired the remaining 29% interest in ZNLP in exchange for a 21% membership interest in the Company. The acquisition of the minority interest was accounted for using the purchase method of accounting. Also as of December 31, 1998, the Company converted all the options outstanding under the ZNLP Membership Interest Option Plan to options to purchase Caminus LLC membership interests. The options were valued on December 31, 1998 using the Black-Scholes option pricing model and recorded as additional consideration for the acquisition of ZNLP. In March 1999, in connection with this transaction, ZNLP was merged into the Company. In addition, the Company agreed that the amounts included as earnout payments in the original acquisition agreement will be due and payable in various installments through April 15, 2000.

     A summary of the total purchase price for the acquisition of ZNLP is as follows:

Cash.....................................................  $ 7,740,000
Issuance of notes payable................................    4,375,000
Issuance of membership interests.........................   10,339,350
Issuance of options to acquire membership interests......    2,669,534
Other direct acquisition costs...........................      602,969
                                                           -----------
                                                           $25,726,853
                                                           ===========

     A summary of the allocation of the total purchase price is as follows:

Tangible net assets acquired.............................  $   600,195
Acquired in-process research and development.............    4,822,000
Developed technology.....................................    2,607,457
Other identifiable intangible assets.....................    2,029,845
Goodwill.................................................   15,667,356
                                                           -----------
                                                           $25,726,853
                                                           ===========

     The fair value assigned to intangible assets acquired was based on a valuation prepared by an independent third-party appraiser of the purchased in-process technology, developed technology, and other intangible assets. Of the acquired intangible assets, $4,822,000 represents acquired in-process research and development (IPR&D) that had not yet reached technological feasibility and had no alternative future use. Accordingly, this amount was immediately expensed in the consolidated statement of operations upon acquisition. The value assigned to IPR&D, based on a valuation prepared by an independent third-party appraiser, was determined by identifying research projects in areas for which technological feasibility had not been established. The value was determined by estimating the costs to develop the IPR&D into commercially viable products, estimating the

                          CAMINUS LLC AND SUBSIDIARIES
resulting net cash flows from such projects, and discounting the net cash flows back to their present value. The discount rate included a factor that takes into account the uncertainty surrounding the successful development of the IPR&D. Additionally, consideration was given to the stage of completion of each research and development project at the date of acquisition.

     The acquired IPR&D includes the power trading and scheduling, gas trading and scheduling and the foreign exchange products. The Company estimated that these products were approximately 87.5%, 75% and 90% complete at the date of acquisition based on costs incurred through the date of acquisition as compared to total estimated expenditures over the product's development cycle. The Company expects to have these products available for general release during 1999 with estimated future development costs totaling approximately $435,000 at the time of acquisition. The Company has released certain of these products. The Company intends to offer other products to its customers under general release once completed.

     The nature of the efforts required to develop and integrate the acquired IPR&D into a commercially viable product, feature or functionality within the Company's suite of existing products related to the completion of all planning, design and testing activities that are necessary to establish that the product can be produced to meet design and performance requirements. The Company currently expects that the product utilizing the acquired IPR&D will be successful, but there can be no assurance that commercial viability of any of these products will be achieved. Further, future developments in the software industry, changes in the technology, changes in other products and offerings or other developments may cause the Company to alter, or abandon, its product plans.

     Developed technology represents the fair value of applications and technologies existing at the date of acquisition. Other intangible assets represent the fair value of other acquired intangible assets including primarily customer lists and work force in place. Goodwill represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired.

CAMINUS ENERGY LIMITED

     On May 12, 1998, the Company acquired CEL, a consulting and professional services organization, which provides services and research to companies in the energy market sector, for $3,022,924 in cash, plus a membership interest of 10.1% of the Company valued at $3.0 million. The acquisition was accounted for using the purchase method of accounting, and accordingly, the results of CEL's operations are included in the Company's consolidated financial statements from the date of acquisition.

                          CAMINUS LLC AND SUBSIDIARIES

     A summary of the purchase price for the acquisition is as follows:

Issuance of membership interest...........................  $3,000,000
Cash......................................................   3,022,924
Issuance of options to acquire membership interests.......     475,461
Other direct acquisition costs............................     100,000
                                                            ----------
                                                            $6,598,385
                                                            ==========

     A summary of the allocation of the purchase price is as follows:

Tangible net assets acquired..............................  $  380,515
Goodwill..................................................   6,217,870
                                                            ----------
                                                            $6,598,385
                                                            ==========

     Goodwill represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired.

     Pursuant to the Agreement, the Company also granted options to purchase 5,050,000 membership interests to two officers of CEL (3,030,000 and 2,020,000 units, respectively) for $.297 per membership interest (total proceeds to Caminus LLC of $1.5 million). These membership options are exercisable only in the event of a sale or public offering, compliance with a service agreement and achievement of certain internal rates of return. The number of membership interests that ultimately vest and become exercisable is contingent upon all of these conditions. No amounts were recorded for these options, as the conditions under which they would vest were not met as of June 30, 1999. However, upon consummation of an initial public offering ("IPO"), the Company would expect to record a significant compensation related charge for the exercise of these options.

POSITRON ENERGY CONSULTING

     On November 13, 1998, the Company acquired Positron Energy Consulting ("Positron"). The Company paid $151,667 in cash for certain assets and liabilities of Positron. The acquisition was accounted for using the purchase method of accounting and the excess of the purchase price over the net assets acquired was recorded as goodwill. Also in connection with the acquisition, restricted membership interests were granted to three employees/principals of Positron. The restrictions lapse only upon the resolution of contingencies identified in the purchase agreement.

                          CAMINUS LLC AND SUBSIDIARIES

4. FIXED ASSETS

     Fixed assets consist of the following:

                                              DECEMBER 31, 1998    JUNE 30, 1999
                                              -----------------    -------------
Computer and office equipment...............      $ 699,574         $  988,587
Furniture, fixtures and leasehold
  improvements..............................        240,678            395,406
Automobile..................................          8,580                 --
                                                  ---------         ----------
                                                    948,832          1,383,993
Less -- Accumulated depreciation and
  amortization..............................       (168,756)          (316,460)
                                                  ---------         ----------
                                                  $ 780,076         $1,067,533
                                                  =========         ==========

     Depreciation expense for the period from Inception through December 31, 1998 and for the six months ended June 30, 1999 amounted to $168,576 and $150,375, respectively.

5. INTANGIBLE ASSETS

     The intangible assets arising from the acquisition transactions discussed in Note 3 are as follows:

                                              DECEMBER 31, 1998    JUNE 30, 1999
                                              -----------------    -------------
Developed technology........................     $ 2,607,457        $ 2,607,457
Goodwill....................................      22,036,894         22,036,894
Other intangible assets.....................       2,029,845          2,029,845
                                                 -----------        -----------
                                                  26,674,196         26,674,196
Less -- Accumulated amortization............      (2,414,432)        (6,150,406)
                                                 -----------        -----------
                                                 $24,259,764        $20,523,790
                                                 ===========        ===========

     Amortization expense for developed technology, goodwill and other intangible assets for the period from Inception through December 31, 1998 and for the six months ended June 30, 1999 were $300,096, $1,874,350 and $239,986, respectively; and $434,577, $3,013,783 and $287,614, respectively.

                          CAMINUS LLC AND SUBSIDIARIES

6. ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                              DECEMBER 31, 1998    JUNE 30, 1999
                                              -----------------    -------------
Accrued bonuses and commissions.............     $  515,722         $  982,261
Accrued professional fees...................        227,778            207,558
Accrued management fees.....................        100,000            213,749
Other accrued expenses......................        185,639            630,003
                                                 ----------         ----------
     Total accrued liabilities..............     $1,029,139         $2,033,571
                                                 ==========         ==========

7. DEFERRED REVENUE

     Deferred revenue consists of the following:

                                              DECEMBER 31, 1998    JUNE 30, 1999
                                              -----------------    -------------
Deferred license revenue....................     $2,139,534         $1,187,935
Deferred maintenance revenue................             --            912,685
                                                 ----------         ----------
                                                 $2,139,534         $2,100,620
                                                 ==========         ==========

     Deferred revenue consists of cash received from customers or amounts billed in advance of revenue recognition. During 1999, the Company changed its maintenance billing practices for most customers from a monthly billing cycle to a quarterly or annual billing cycle, depending upon the customer, thereby giving rise to deferred maintenance revenue at June 30, 1999.

8. CREDIT FACILITY

     On June 23, 1999, the Company entered into a credit agreement with Fleet Bank ("the Bank"), pursuant to which the Company may borrow up to $5.0 million under a revolving loan and a working capital loan.

     The revolving loan provides the Company with borrowing capacity of up to $2.5 million. Quarterly payments under the terms of the loan must equal or exceed $250,000 beginning December 31, 1999. The borrowing base under the working capital loan is equal to 85% of eligible receivables, less $500,000, and in the aggregate, can not exceed $2.5 million. The loan expires on May 31, 2000 and may be extended for an additional year.

     Credit facilities under the agreement bear interest at either the Bank's reference rate, generally equivalent to prime rate, or LIBOR plus an applicable margin (may vary between 2.5% and 3% depending on certain ratios of the Company as defined in the agreement). The applicable borrowing rate at June 30, 1999 was 8%.

                          CAMINUS LLC AND SUBSIDIARIES

     Borrowing under the loans on June 30, 1999 amounted to $2.5 million and $750,000 under the revolving loan and the working capital loan, respectively.

     Under the terms of the credit agreement, the Company is required to maintain certain financial ratios. The loans are secured by substantially all assets of the Company. In addition, the Bank has a pledge from certain affiliates of approximately 75% of the membership interests. The Bank has first security in and a lien on these membership interests.

     Pursuant to the agreement, the Company is required to repay the facilities in full upon the event of a public offering.

9. INCOME TAXES

     The provision for income taxes consists of the following:

                                            PERIOD FROM
                                             INCEPTION             SIX MONTHS
                                              THROUGH                ENDED
                                         DECEMBER 31, 1998       JUNE 30, 1999
                                       ---------------------    ----------------
Current tax provision
  Foreign taxes......................         $    --               $150,633
  State and City.....................          35,735                 (1,780)
                                              -------               --------
          Total current tax                    35,735                148,853
             provision...............
Deferred tax provision
  Foreign............................              --                 (1,030)
  State and City.....................              --                 (8,255)
                                              -------               --------
          Total deferred tax                       --                 (9,285)
             provision...............
                                              -------               --------
Provision for income taxes...........         $35,735               $139,568
                                              =======               ========

                          CAMINUS LLC AND SUBSIDIARIES

     The effective income tax rate differs from the statutory U.S. Federal income tax rate for the following reasons:

                                                           FOR THE
                                              ----------------------------------
                                                 PERIOD FROM
                                                  INCEPTION         SIX MONTHS
                                                   THROUGH             ENDED
                                              DECEMBER 31, 1998    JUNE 30, 1999
                                              -----------------    -------------
Statutory U.S. federal income tax...........      $     --           $     --
Local income taxes, net of federal income
  tax benefit...............................        35,735             19,241
Foreign income taxes........................            --            149,603
Taxes receivable............................            --            (29,276)
                                                  --------           --------
Provision for income taxes, at effective
  rate......................................      $ 35,735           $139,568
                                                  ========           ========

10. 401(K) SAVINGS PLAN

     ZNLP had previously maintained a 401(k) Savings Plan (the "Plan"). Effective with the acquisition of ZNLP by Caminus LLC, the ZNLP plan was extended to all eligible domestic employees of Caminus LLC. Employees are eligible to participate in the Plan upon completion of six months of service with the Company. Eligible employees may contribute up to 15% of their annual compensation to the Plan on a pre-tax basis. Participant contributions to the Plan are immediately vested. In addition, under the terms of the Plan, the Company, at its discretion, may match all or a portion of a participant's contribution to the Plan up to 10% of the participant's compensation. This matching percentage is determined by the Company prior to the start of each Plan year. The Company matching contribution is made at calendar year end. Participants become vested in Company matching contributions to the Plan at the rate of 20% per year of service with the Company. For 1998 and 1999, the Company has elected to match 100% of participant contributions up to a maximum of $1,000 per participant. The 401(k) expense for the six months ended December 31, 1998 and the period from Inception through June 30, 1999 totaled $30,445 and $22,500, respectively.

11. MEMBERSHIP INTEREST OPTION PLAN

     In May 1998, ZNLP established its membership interest option plan (the "ZNLP Plan"). Upon closing of the purchase of the remaining 29% of ZNLP by the Company on December 31, 1998, Caminus converted the options outstanding under the ZNLP Plan to options to purchase Caminus LLC membership interests and accounted for the costs associated with the conversion as part of the ZNLP acquisition purchase price. In February 1999, the Management Committee approved the adoption of the ZNLP Plan for all eligible Caminus employees (the "Plan"). The Plan provides for the issuance of membership interest options to key employees and consultants of the Company. Under the terms of the Plan, options

                          CAMINUS LLC AND SUBSIDIARIES
are granted to purchase membership interests in the Company at a price not less than 100% of the fair market value of a membership interest on the date of the grant. The options generally vest over a period of four years and are exercisable for a period of ten years from the date of the grant. Upon adoption of the Plan, the Company reserved interests equivalent to 9.0% of total outstanding membership interest for the exercise of vested membership interest options and exercisable warrants.

     In April 1999, the Management Committee amended the Plan to increase the percentage of membership interest available to 9.5%, or approximately 9,700,000 units.

     The following table summarizes the Company's membership interest option plan activity:

                          PERIOD FROM INCEPTION
                        THROUGH DECEMBER 31, 1998     SIX MONTHS ENDED JUNE 30, 1999
                       ----------------------------   -------------------------------
                                   WEIGHTED AVERAGE                 WEIGHTED AVERAGE
                                    EXERCISE PRICE                   EXERCISE PRICE
                       INTERESTS      PER SHARE       INTERESTS         PER SHARE
                       ---------   ----------------   ----------    -----------------
Outstanding at
  beginning of
  period.............         --                      6,351,365           $0.26
Granted..............  6,351,365        $0.26         2,836,234           $0.54
Exercised............         --
Canceled.............         --                        (38,947)          $0.22
                       ---------                      ---------
Outstanding at end of
  year...............  6,351,365        $0.26         9,148,652           $0.35
                       =========                      =========
Options exercisable
  at period end......         --                        863,763
                       =========                      =========

     The following table summarizes information about stock options outstanding at June 30, 1999:

                               OPTIONS OUTSTANDING
                 ------------------------------------------------
   RANGE OF        NUMBER
EXERCISE PRICES  OUTSTANDING   WEIGHTED AVERAGE      WEIGHTED
 (PER MEMBERS'   AT JUNE 30,      REMAINING      AVERAGE EXERCISE
   INTEREST)        1999       CONTRACTUAL LIFE       PRICE
---------------  -----------   ----------------  ----------------
     $0.22        4,151,241       8.8 years           $0.22
 $0.29 - 0.44     2,176,177       9.0 years            0.34
 $0.52 - 0.55     2,821,234       9.7 years            0.54
                  ---------
                  9,148,652                           $0.35
                  =========

                          CAMINUS LLC AND SUBSIDIARIES

     At June 30, 1999, options to purchase approximately 551,000 membership interests were available for grant.

     The weighted-average fair value of options granted during the period from Inception through December 31, 1998 and for the six months ended June 30, 1999 was $0.06 and $0.42, respectively.

     The canceled options related to an employee who was terminated by the Company during the six months ended June 30, 1999. Caminus repurchased the vested options from the employee at the estimated fair value per unit of the Company at the date of termination, and recognized compensation expense of $14,000, which represents the difference between this amount and the exercise price.

     The Company applies APB 25 and related interpretations in accounting for its Plan and other stock-based compensation issued to employees. During the period from Inception through December 31, 1998 the Company did not recognize compensation expense related to option grants. The Company recognized compensation expense of $28,806 for options granted during the six month period ended June 30, 1999. Compensation expense relates to the amortization of deferred compensation associated with options granted with exercise prices below the fair value of the underlying membership interests on the date of grant.

     Had compensation cost for the Company's membership interest option plan been determined based upon the fair value at the grant date for awards under the plan consistent with the methodology prescribed under SFAS 123, the Company's net loss would have been increased by approximately $67,000 and $169,000 in the period from Inception through December 31, 1998 and the six months ended June 30, 1999, respectively. The fair values of options granted to employees during the period from Inception through December 31, 1998 and the six months ended June 30, 1999 has been determined on the date of the respective grant using the Black-Scholes option pricing model incorporating the following weighted average assumptions: (1) risk-free interest rate of 5.50% and 4.95%, respectively; (2) dividend yield of 0.00%; (3) expected life of five years; and (4) volatility of 40% and 60%, respectively.

     The pro forma effects above may not be representative of the effects on future years because of the prospective application required by SFAS 123 and the fact that options vest over several years and new grants generally are made each year.

12. COMMITMENTS AND CONTINGENCIES

     The Company leases office space in New York City, London and Houston under long-term leases.

                          CAMINUS LLC AND SUBSIDIARIES

     Future minimum annual lease commitments are as follows:

July 1, 1999 through December 31, 1999....................  $  359,684
2000......................................................     714,474
2001......................................................     707,542
2002......................................................     549,976
2003......................................................     256,825
Thereafter................................................   1,047,375
                                                            ----------
                                                            $3,635,876
                                                            ==========

     Rent expense for the period from inception through December 31, 1998 and for the six months ended June 30, 1999 was $320,800 and $412,200, respectively.

     In July 1999, the Company entered into an addendum to one of the existing lease agreements for additional office space. Additional minimum lease payments under this lease addendum are as follows:

July 1, 1999 through December 31, 1999....................  $   19,016
2000......................................................      76,062
2001......................................................      76,062
2002......................................................      76,062
2003......................................................     409,066
Thereafter................................................     431,676
                                                            ----------
                                                            $1,087,944
                                                            ==========

     From time to time, in the ordinary course of business, the Company is subject to legal proceedings. While it is not possible to determine the ultimate outcome of such matters, it is management's opinion that the resolution of any pending issues will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

13. RELATED PARTY TRANSACTIONS

SS&C

     Pursuant to the LLC Agreement, the Company granted a warrant to SS&C Technologies ("SS&C") for 8,410,000 membership interests with an exercise price of $.01 per membership interest. The warrant would become vested and exercisable upon the date that is the earlier of 39 months from the date of the agreement or the occurrence of a sale or a public offering. The number of interests exercisable under the terms of the warrant was based on revenue levels derived from sales of SS&C's products by Caminus. SS&C contributed to the Company an

                          CAMINUS LLC AND SUBSIDIARIES
exclusive distribution agreement to sell certain products developed by SS&C having a valuation of $2,500,000.

     Effective December 31, 1998, SS&C sold to the Company all of its outstanding membership interests (including the membership interests and warrant to acquire membership interests) in the Company. These membership interests were reacquired for consideration which included $2.3 million in cash, an option granted to SS&C (the "SS&C option") for the purchase of approximately 3.2% of the outstanding membership interests at the time, for $2.2 million, and the termination of the original distribution agreement granted to the Company by SS&C. The SS&C option was fully vested and exercisable as of December 31, 1998 and expires on December 31, 2003. Reacquisition of the SS&C interest has been accounted for in a manner similar to that of a treasury stock transaction.

     Simultaneously with the repurchase of the SS&C membership interests, the Company entered into a distribution agreement with SS&C (the "Distribution Agreement"). This agreement gives the Company the exclusive right to sell certain SS&C software products into the energy market. Total guaranteed minimum payments under the terms of the Distribution Agreement, as amended, were $2,750,000 of which $2,000,000 had been paid through June 30, 1999.

     As of December 31, 1998, the Company had not sold any of the SS&C products acquired under the Distribution Agreement. Further, the Company does not have an active plan to sell the software, which was acquired pursuant to the terms of the distribution agreement. Because the Company has not resold any SS&C software, nor does it have a formal plan in place to resell this software, the total guaranteed minimum payments to SS&C as stipulated in the Distribution Agreement have been recorded as a charge in the statement of operations. The amount of $2,750,000 has been included in "Amortization of intangible assets" in the consolidated statement of operations for the period from Inception through December 31, 1998.

OTHER TRANSACTIONS

     On October 21, 1998, in connection with his employment with the Company, the Chief Executive Officer ("CEO") was loaned $1,000,000 by the Company in order to acquire membership interests. The loan bears interest at a rate of 9%, and all accrued and unpaid interest is payable upon maturity (October 2008). The loan is secured by the membership interests. In addition, on October 21, 1998, the Company loaned the CEO $100,000. The loan bears interest at a rate of 9%; all accrued and unpaid interest is payable upon maturity (October 1999).

     Additionally, in connection with the CEO's employment agreement, if certain performance criteria and other conditions are met, the CEO would receive a bonus based on forgiveness of the entire outstanding amount of the $1.0 million loan plus accrued interest as well as additional membership interests. Such amounts would be expected to be earned upon an IPO and would result in a significant compensation related charge when earned.

     On September 1, 1998, in connection with his employment with the Company, an employee was loaned $74,638 by the Company to acquire a portion of his

                          CAMINUS LLC AND SUBSIDIARIES
membership interests. The loan bears interest at a rate of 9%, and all accrued and unpaid interest is payable upon maturity (September 2008). The loan is secured by the membership interests.

     In connection with the acquisition of the 29% minority interest in ZNLP, the earnout payments to the shareholder of ZNLP were guaranteed. The remaining amounts owed are recorded as "due to member" in the consolidated balance sheet.

     As outlined in the LLC Agreement, the Company is required to pay to GFI Energy Ventures ("GFI"), a member of the LLC, an annual management fee as consideration for financial, tax and general and administrative services. This fee is calculated as 1% of the members aggregate adjusted capital contribution. Total management fees incurred for the period from Inception through December 31, 1998 and for the six months ended June 30, 1999 were approximately $160,000 and $113,749, respectively.

14. CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company controls this risk through credit approvals, customer limits and monitoring procedures. Additionally, the Company can limit the amount of support provided to its customers in the event of non-payment. During the period from Inception through December 31, 1998, and for the six months ended June 30, 1999, there were no customers who represented more than 10% of consolidated revenues. At December 31, 1998, there were no customers who represented more than 10% of the Company's accounts receivable. At June 30, 1998, the combined balances of two customers represented 23% of accounts receivable.

15. SEGMENT REPORTING

     The Company has two reportable segments: software and strategic consulting. Software comprises the licensing of the Company's software products and the related implementation and maintenance services. Strategic consulting provides energy market participants with professional advice regarding where and how to compete in their respective markets. In evaluating financial performance, management uses earnings before interest, taxes, depreciation and amortization, the write-off of acquired IPR&D and non-cash compensation expense ("Adjusted EBITDA") as the measure of a segment's profit or loss.

     The accounting policies of the reportable segments are the same as those described in Note 2. There are no inter-segment revenues or expenses between the two reportable segments.

     Geographic information for the Company, for the period from Inception through December 31, 1998 and for the six months ended June 30, 1999, is summarized in the table below. The Company's international revenues were derived primarily from the United Kingdom and the Company's international long-

                          CAMINUS LLC AND SUBSIDIARIES
lived assets at December 31, 1998 and June 30, 1999 resided primarily in the United Kingdom.

     The following table illustrates the financial results of the two reportable segments:

                             PERIOD FROM INCEPTION         SIX MONTHS ENDED
                           THROUGH DECEMBER 31, 1998         JUNE 30, 1999
                           -------------------------   -------------------------
                                          STRATEGIC                   STRATEGIC
                            SOFTWARE     CONSULTING     SOFTWARE     CONSULTING
                           -----------   -----------   -----------   -----------
Operating Results:
  Revenues:
     Licenses............  $ 3,639,143   $        --   $ 4,295,325   $        --
     Software services...    3,090,758            --     4,006,590            --
     Strategic
       consulting........           --     2,896,102            --     2,940,062
                           -----------   -----------   -----------   -----------
       Total revenues....  $ 6,729,901   $ 2,896,102   $ 8,301,915   $ 2,940,062
                           ===========   ===========   ===========   ===========
  Adjusted EBITDA........  $   364,859   $    (9,704)  $ 1,111,358   $   526,170
  Non-cash compensation
     expense.............           --            --       (28,806)           --
  Acquired IPR&D.........   (4,822,000)           --            --            --
                           -----------   -----------   -----------   -----------
  EBITDA.................   (4,457,141)       (9,704)    1,082,552       526,170
  Depreciation and
     amortization........   (4,247,077)   (1,419,444)   (2,814,741)   (1,071,608)
                           -----------   -----------   -----------   -----------
  Operating loss.........   (8,704,218)   (1,429,148)   (1,732,189)     (545,438)
                           ===========   ===========   ===========   ===========
Other Data:
  Capital expenditures...  $   379,677   $   120,920   $   328,271   $   106,753
                           ===========   ===========   ===========   ===========
                                               AS OF                       AS OF
                               DECEMBER 31, 1998             JUNE 30, 1999
                           -------------------------   -------------------------
  Total assets...........  $24,776,818   $ 6,591,180   $22,245,422   $ 5,616,950
                           ===========   ===========   ===========   ===========

     The Company maintains a corporate division solely for administrative purposes. This division does not generate revenues, and corporate expenses, which are not significant, are primarily contained in the software segment. Additionally, items recorded in the consolidated financial statements for purchase accounting, such as goodwill, intangible assets and related amortization, have been pushed down to the respective segments for segment reporting purposes.

                          CAMINUS LLC AND SUBSIDIARIES

                                            PERIOD FROM
                                             INCEPTION             SIX MONTHS
                                              THROUGH                ENDED
                                         DECEMBER 31, 1998       JUNE 30, 1999
                                       ---------------------    ----------------
Revenues:
  United States......................       $ 5,743,168           $ 5,384,733
  International (principally the
     United Kingdom).................       $ 3,882,835           $ 5,857,244

                                                          AS OF
                                          -------------------------------------
                                          DECEMBER 31, 1998     JUNE 30, 1999
                                          -----------------    ----------------
Long-lived assets:
  United States.........................     $19,980,866         $17,506,064
  International (principally the United
     Kingdom)...........................     $ 5,065,802         $ 4,093,003

16. SUPPLEMENTAL CASH FLOW INFORMATION

                                            PERIOD FROM
                                             INCEPTION             SIX MONTHS
                                              THROUGH                ENDED
                                         DECEMBER 31, 1998       JUNE 30, 1999
                                       ---------------------    ----------------
Cash paid for interest...............       $        --             $ 31,177
Cash paid for taxes..................       $        --             $ 40,700
Accrual of SS&C option buyback.......       $        --             $250,000
Notes payable issued in connection
  with the acquisition of Zai*Net
  Software, L.P......................       $ 4,375,000             $     --
Membership interest issued in
  connection with the acquisition of
  Caminus Energy Limited.............       $ 3,000,000             $     --
Membership interest issued for the
  contributed distribution
  agreement..........................       $ 2,500,000             $     --
Membership interest issued in
  connection with the acquisition of
  Zai*Net Software, L.P. minority
  interest...........................       $10,339,350             $     --
Issuance of note payable for the
  cancellation of the distribution
  agreement and the reacquisition of
  SS&C ownership interest............       $ 4,416,667             $     --
Notes receivable for sale of stock...       $ 1,000,000             $     --

                          CAMINUS LLC AND SUBSIDIARIES

17. SUBSEQUENT EVENTS (UNAUDITED)

     In July 1999, the Company raised an additional $12 million in equity contributions from the members in order to fund the acquisition of DC Systems, Inc. ("DCS") which was completed in August 1999. DCS was acquired for $10 million in cash and $3 million in membership interests. The additional $2 million in cash raised via equity contributions from the members was used to fund transaction fees of the acquisition and working capital.

     In September 1999, the Board of Directors of Caminus Corporation, a newly formed Delaware corporation and wholly owned subsidiary of the Company (the "Registrant"), authorized the filing of a registration statement with the Securities and Exchange Commission that would permit the Registrant to sell shares of the Registrant's common stock in connection with the proposed IPO. Immediately prior to the effective date of an IPO, the Company will merge into the Registrant, which would be the surviving entity in the merger. This transaction would affect the legal form only of the entities under common control, and the proportionate ownership interests of the members pre- and post-merger would be preserved. No effect, other than the pro forma adjustments discussed below, has been given to this transaction in these financial statements.

     In connection with the planned IPO of the Registrant, Caminus Corporation will no longer be treated as a limited liability company for tax purposes. Accordingly, the consolidated statements of operations include pro forma net income for all periods assuming the Company was taxable as a C Corporation and earnings per membership interests based on the pro forma net income divided by the weighted average number of membership interests outstanding.

     The Company has agreed to terminate its advisory arrangement with GFI effective as of December 31, 1999. As consideration for advisory services provided by GFI relating to strategic acquisitions and other matters, the Company agreed to pay GFI a $1,000,000 fee from the net proceeds of the initial public offering.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of ZAI*NET Software, Inc.

     In our opinion, the financial statements listed in the accompanying index on page F-1 present fairly, in all material respects, the financial position of ZAI*NET Software, Inc. at December 31, 1996 and 1997 and April 30, 1998, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1997, and the four months ended April 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 12, as of December 31, 1998, ZAI*NET Software, Inc. sold 100% of its assets to GFI Caminus LLC.

PRICEWATERHOUSECOOPERS LLP

New York, New York
August 28, 1998

                             ZAI*NET SOFTWARE, INC.

                                 BALANCE SHEETS

                                                          DECEMBER 31,
                                                     -----------------------   APRIL 30,
                                                        1996         1997         1998
                                                     ----------   ----------   ----------
ASSETS
Current assets:
  Cash and cash equivalents........................  $  242,208   $  146,961   $1,097,742
  Certificate of deposit...........................      51,664       54,355       54,355
  Accounts receivable..............................     788,107    1,704,551    1,678,491
  Prepaid expenses and other current assets........      20,440       28,934      125,487
                                                     ----------   ----------   ----------
     Total current assets..........................   1,102,419    1,934,801    2,956,075
                                                     ----------   ----------   ----------
Fixed assets, net..................................     165,183      248,338      302,078
Other assets.......................................       7,190       10,240       11,950
                                                     ----------   ----------   ----------
     Total assets..................................  $1,274,792   $2,193,379   $3,270,103
                                                     ==========   ==========   ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable.................................  $  184,210   $  185,275   $  188,407
  Accrued expenses.................................     189,942      431,441      991,875
  Deferred revenue.................................     386,716    1,339,434    1,435,084
  Loan payable to stockholder......................     154,500           --           --
  Loan payable to employee.........................       6,550           --           --
  Loan payable to related party....................     100,000           --           --
  Current portion of note payable for repurchase of
     options.......................................      29,000        3,000           --
                                                     ----------   ----------   ----------
     Total current liabilities.....................   1,050,918    1,959,150    2,615,366
                                                     ----------   ----------   ----------
Note payable for repurchase of options.............       3,000           --           --
                                                     ----------   ----------   ----------
     Total liabilities.............................   1,053,918    1,959,150    2,615,366
                                                     ----------   ----------   ----------

Stockholder's equity:
  Common stock, without par value; 2,000 shares
     authorized; 480 shares issued and
     outstanding...................................           1            1            1
  Retained earnings................................     220,873      234,228      654,736
                                                     ----------   ----------   ----------
     Total stockholder's equity....................     220,874      234,229      654,737
                                                     ----------   ----------   ----------
     Total liabilities and stockholder's equity....  $1,274,792   $2,193,379   $3,270,103
                                                     ==========   ==========   ==========

The accompanying notes are an integral part of these financial statements.

                             ZAI*NET SOFTWARE, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                              YEAR ENDED           FOUR MONTHS
                                             DECEMBER 31,             ENDED
                                       ------------------------     APRIL 30,
                                          1996          1997          1998
                                       ----------    ----------    -----------
Revenues:
  Licenses...........................  $1,291,427    $1,521,447    $1,495,221
  Software services..................   1,429,860     2,667,807     1,334,473
                                       ----------    ----------    ----------
     Total revenues..................   2,721,287     4,189,254     2,829,694
                                       ----------    ----------    ----------
Cost of revenues.....................     999,142     1,331,482       734,242
                                       ----------    ----------    ----------
     Gross profit....................   1,722,145     2,857,772     2,095,452
                                       ----------    ----------    ----------
Operating expenses:
  Research and development...........     628,317     1,223,715       580,031
  Selling, general and
     administrative..................     990,767     1,638,293     1,079,391
                                       ----------    ----------    ----------
     Total operating expenses........   1,619,084     2,862,008     1,659,422
                                       ----------    ----------    ----------
Income (loss) from operations........     103,061        (4,236)      436,030
                                       ----------    ----------    ----------
Interest income (expense), net.......      (2,197)       17,591         8,294
                                       ----------    ----------    ----------
Income before provision for income
  taxes..............................     100,864        13,355       444,324
                                       ----------    ----------    ----------
Provision for income taxes...........          --            --        23,816
                                       ----------    ----------    ----------
     Net income......................     100,864        13,355       420,508
                                       ----------    ----------    ----------
Retained earnings, beginning of
  year...............................     120,009       220,873       234,228
                                       ----------    ----------    ----------
Retained earnings, end of year.......  $  220,873    $  234,228    $  654,736
                                       ==========    ==========    ==========

The accompanying notes are an integral part of these financial statements.

                             ZAI*NET SOFTWARE, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED          FOUR MONTHS
                                                                DECEMBER 31,            ENDED
                                                           ----------------------     APRIL 30,
                                                             1996         1997          1998
                                                           ---------    ---------    -----------
Cash flows from operating activities:
  Net income.............................................  $ 100,864    $  13,355    $  420,508
                                                           ---------    ---------    ----------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization.......................    101,118      123,090        46,141
     Stock option repurchases............................     20,000           --            --
     Changes in operating assets and liabilities:
     Accounts receivable.................................   (338,449)    (916,444)       26,060
     Prepaid expenses and other current assets...........    (18,725)      (8,494)      (96,553)
     Other assets........................................      1,081       (5,741)       (1,710)
     Accounts payable....................................         --        1,065         3,132
     Accrued expenses....................................    121,005      241,499       560,434
     Deferred revenue....................................    144,216      952,718        95,650
                                                           ---------    ---------    ----------
Net cash provided by operating activities................    131,110      401,048     1,053,662
                                                           ---------    ---------    ----------
Cash flows from investing activities:
  Purchase of certificate of deposit.....................    (20,000)          --            --
  Purchases of fixed assets..............................    (80,112)    (206,245)      (99,881)
                                                           ---------    ---------    ----------
Net cash used in investing activities....................   (100,112)    (206,245)      (99,881)
                                                           ---------    ---------    ----------
Cash flows from financing activities:
  (Repayment of) proceeds from loan payable to a related
     party...............................................    100,000     (100,000)           --
  Repayment of loans payable to stockholder..............     (2,000)    (154,500)           --
  Repayment of loans payable to employee.................     (4,550)      (6,550)           --
  Repayment of notes payable for repurchase of options...    (39,000)     (29,000)       (3,000)
                                                           ---------    ---------    ----------
Net cash (used in) provided by financing activities......     54,450     (290,050)       (3,000)
                                                           ---------    ---------    ----------
Net (decrease) increase in cash and cash equivalents.....     85,448      (95,247)      950,781
Cash and cash equivalents, beginning of year.............    156,760      242,208       146,961
                                                           ---------    ---------    ----------
Cash and cash equivalents, end of year...................  $ 242,208    $ 146,961    $1,097,742
                                                           =========    =========    ==========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest............................................  $   7,934    $   6,015    $       --
     Issuance of note payable for stock option
       repurchase........................................  $  20,000    $      --    $       --

The accompanying notes are an integral part of these financial statements.

                             ZAI*NET SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     ZAI*NET Software, Inc. (the "Company") is a Delaware corporation headquartered in New York, which licenses, customizes and services ZAI*NET, an integrated real-time front, middle, and back office software trading system for foreign exchange, commodities, energy, options and other financial products.

REVENUE RECOGNITION

     The Company generates revenue from the licensing of its software products and performing services related to the implementation, training and support of these products. The Company has adopted the provisions of Statements of Position
(SOP) 97-2 "Software Revenue Recognition". Adoption of this accounting pronouncement did not materially affect the Company's financial statements.

     License revenue is recognized upon the execution of a license agreement, when the licensed product has been delivered, fees are fixed and determinable, collectibility is probable, and when all other significant obligations have been fulfilled. For license agreements in which customer acceptance is a condition to earning the license fees, revenue is not recognized until acceptance occurs. For arrangements containing multiple elements, such as software license fees, consulting services and maintenance, and where vendor-specific objective evidence of fair value exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the SOP 97-2.

     Software Services revenue includes consulting services for installation, data conversion and training related to the use of the Company's licensed products. Customers often enter into arrangements for these services concurrent with execution of license agreements. The services do not require significant modification of the licensed products, are not essential to their functionality, are available from other vendors and payment obligations with respect to the licensed products are not dependent upon the performance of these services. Accordingly, the Company recognizes revenues for these services as they are performed. Maintenance and support revenues associated with new product licenses and renewals are deferred and recognized ratably over the contract period.

     The Company recognizes software license revenue upon product delivery and acceptance by the customer as evidenced by the settlement of the outstanding obligations under the terms of the related contract by the customer. Maintenance fees are recognized as revenue over the period benefited. Billings made in advance of revenue recognition are deferred and included in deferred revenue in the financial statements.

SOFTWARE DEVELOPMENT COSTS

     All costs incurred in developing software products are expensed as research and development expenses in the period incurred. Software development costs incurred subsequent to the establishment of technological feasibility are not material.

                             ZAI*NET SOFTWARE, INC.

CASH AND CASH EQUIVALENTS

     Cash equivalents are defined as highly liquid investments with an initial maturity of three months or less.

FIXED ASSETS

     Fixed assets are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the related asset. Estimated useful lives generally range from three to five years.

INCOME TAXES

     The Company has elected to be treated as a Subchapter S Corporation for federal and state income tax purposes. Accordingly, the sole stockholder of the Company is responsible for federal and state income taxes resulting from the Company's earnings. The Company is subject to certain other state and city taxes, which are charged to operations as incurred.

     The Company accounts for income taxes under the requirements of SFAS 109, "Accounting for Income Taxes," which uses an asset and liability approach to measure income tax expense. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the financial statement amounts and the tax basis of certain assets and liabilities.

     For the four-month period ended April 30, 1998, $77,486 was recorded for state and local income taxes payable by the Company. Subsequent to April 30, 1998, the tax status of the Company changed. Refer to Note 12, subsequent events, for further details.

ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." As permitted by this Statement, the Company continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for its stock-based employee compensation arrangements. No compensation expense has been recognized for the Company's stock-based compensation plans as the exercise price of the stock options is not less than the fair value of the underlying common stock on the date of grant.

FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable and loans payable. The current carrying amount of these instruments approximates fair market value.

                             ZAI*NET SOFTWARE, INC.

USE OF ESTIMATES

     The financial statements were prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. FIXED ASSETS

     Fixed assets consist of the following:

                                                 DECEMBER 31,        APRIL 30,
                                               1996        1997        1998
                                             --------    --------    ---------
Computer and office equipment .............  $383,169    $565,973    $658,591
Furniture and fixtures.....................    42,826      66,267      73,530
Automobile.................................    21,403      21,403      21,403
                                             --------    --------    --------
                                              447,398     653,643     753,524
Less -- Accumulated depreciation and
  amortization.............................   282,215     405,305     451,446
                                             --------    --------    --------
                                             $165,183    $248,338    $302,078
                                             ========    ========    ========

3. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                 DECEMBER 31,        APRIL 30,
                                               1996        1997        1998
                                             --------    --------    ---------
Payroll and benefits.......................  $189,942    $149,592    $397,382
Legal and professional fees................        --          --     363,073
Litigation settlement......................        --     175,000     175,000
Other Expenses.............................        --     106,849      56,420
                                             --------    --------    --------
                                             $189,942    $431,441    $991,875
                                             ========    ========    ========

4. EMPLOYEE STOCK OPTIONS

     In August 1996, the Company repurchased, from a former employee, options to purchase 5 shares of the Company's common stock in exchange for a $20,000 non-interest bearing note. Payments of this note are in monthly installments of $1,000 commencing August 1, 1996. The note was repaid in full in March 1998.

     In May 1995, the Company repurchased, from a former employee, options to purchase 17 shares of the Company's common stock in exchange for an $87,000 noninterest-bearing note, of which $36,000, $34,000, and $17,000 were paid in 1995, 1996, and 1997, respectively.

                             ZAI*NET SOFTWARE, INC.

     The following tables summarizes the Company's stock option activity for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998:

                              YEAR ENDED                  YEAR ENDED               FOUR MONTHS ENDED
                           DECEMBER 31, 1996           DECEMBER 31, 1997            APRIL 29, 1998
                       -------------------------   -------------------------   -------------------------
                                WEIGHTED AVERAGE            WEIGHTED AVERAGE            WEIGHTED AVERAGE
                                 EXERCISE PRICE              EXERCISE PRICE              EXERCISE PRICE
                       SHARES      PER SHARE       SHARES      PER SHARE       SHARES      PER SHARE
                       ------   ----------------   ------   ----------------   ------   ----------------
Outstanding at
  beginning of
  year...............    58          $1,431         300          $3,799         300          $3,799
Granted..............   247          $4,400          --              --          --              --
Exercised............    --              --          --              --          --              --
Canceled.............    --              --          --              --          --              --
Repurchased..........     5           6,000                                      --              --
Outstanding at end of
  year...............   300          $3,799         300          $3,799         300          $3,799
Options exercisable
  at year end........   300          $3,799         300          $3,799         300          $3,799

     The range of exercise prices for options outstanding at December 31, 1996 and 1997 and April 30, 1998 was $1,000 - $4,400.

     The weighted average remaining contractional life for options with a weighted average exercise price of $3,799 is 7.8 years.

     The Company continues to apply APB 25, "Accounting for Stock Issued to Employees," in accounting for stock options issued to employees. Accordingly, no compensation expense has been recognized for its stock based compensation plans. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date, consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the impact on net income would not have been material for any period.

5. 401(K) SAVINGS PLAN

     The Company maintains a 401(k) Savings Plan (the "Plan"). Employees are eligible to participate in the Plan upon completion of six months of service with the Company. Eligible employees may contribute up to 15% of their annual compensation to the Plan on a pre-tax basis. Participant contributions to the Plan are immediately vested. In addition, under the terms of the Plan, the Company, at its discretion, may match all or a portion of a participant's contribution to the Plan up to 10% of the participant's compensation. This matching percentage is determined by the Company prior to the start of each Plan year. The Company matching contribution is made at calendar year end and participants become vested in Company matching contributions to the plan at the rate of 20% per year of service. The Company elected to match 100% of participant contributions up to a maximum of $1,000 per participant for 1996, 1997 and 1998. Compensation

                             ZAI*NET SOFTWARE, INC.

expense for the plan was approximately $12,000, $16,000 and $7,500 for 1996, 1997 and for the four months ended April 30, 1998, respectively.

6. TRANSACTIONS WITH RELATED PARTIES

LOAN PAYABLE TO RELATED PARTY

     In September 1996, the Company borrowed $100,000 from the family of a shareholder of the Company. The loan bore interest at the rate of 8% and $2,000 and $6,000 of interest expense was paid in 1996 and 1997, respectively. This loan was repaid in full in 1997.

7. LINE OF CREDIT

     The Company maintained a $150,000 demand line of credit with a bank. Interest on outstanding borrowings under the line of credit was based on the prime lending rate plus two percent.

     The line of credit required the Company to maintain a $50,000 interest bearing certificate of deposit with the bank. There were no amounts outstanding under the line of credit for any period.

8. INCOME TAXES

     The provision (benefit) for income taxes for the four-month period ended April 30, 1998 consists of the following:

Current provision...........................................  $ 77,486
Deferred benefit............................................   (53,670)
                                                              --------
Total provision.............................................  $ 23,816
                                                              ========

     Since the Company's basis of accounting for tax purposes is the cash receipts and disbursements method, the most significant components of the deferred tax asset are accrued items of income and expense not recognized for tax purposes until received or paid.

9. COMMITMENTS

     The Company leases office space in New York City, London, Houston and Singapore under long-term leases. Future minimum annual lease commitments are as follows:

May 1, 1998 Through December 31, 1998.......................  $  238,933
1999........................................................     384,842
2000........................................................     354,202
2001........................................................     354,177
Thereafter..................................................     430,039
                                                              ----------
                                                              $1,762,193
                                                              ==========

     Rent expense in 1996, 1997 and for the four months ended April 30, 1998 totaled $207,297, $239,303 and $116,712, respectively.

                             ZAI*NET SOFTWARE, INC.

10. CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     The Company's customer base consists primarily of companies in the financial services and energy industry groups. Although the Company is directly affected by the well being of these industries, management does not believe significant credit risks exists as of April 30, 1998.

     Three customers accounted for 46%, 18% and 9% of total accounts receivable at December 31, 1996 and 22% of revenues in 1996. Two customers accounted for 13% and 10% of total accounts receivable at December 31, 1997 and 29% of revenues for 1997. Two customers accounted for 17% and 10% of accounts receivable at April 30, 1998 and one customer accounted for 18% of revenues for the four months ended April 30, 1998.

11. LITIGATION

     An action was commenced in 1989 against the Company in which a former employee (the "plaintiff") alleged four causes of action and sought monetary damages of $2,000,000. The plaintiff also alleged two additional causes of action against the current stockholder and a former stockholder and sought aggregate damages of $5,000,000. These actions relate to the plaintiff's claim that the Company promised the plaintiff an ownership interest in the Company and a share of the Company's profits derived from software the plaintiff allegedly developed in exchange for the plaintiff's promise to work for the Company. The case was settled for $175,000 on May 11, 1998 and all required liabilities were accrued at December 31, 1997 and April 30, 1998.

12. SUBSEQUENT EVENTS (UNAUDITED)

     On May 12, 1998, the Company transferred substantially all of its assets and liabilities to ZAI*NET SOFTWARE, L.P. (the "Partnership"), a Partnership 99% owned by the Company and 1% owned by the sole stockholder of the Company. Immediately following this transfer the Partnership agreed to sell 70% of its ownership interest and the stockholder agreed to sell his 1% ownership interest to GFI Caminus LLC ("GFI"). The Company retained the remaining 29% ownership interest in the newly formed Partnership. The remaining ownership interest was sold to GFI on December 31, 1998.

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)
  REPORT OF INDEPENDENT AUDITORS TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
                                CAMINUS LIMITED
--------------------------------------------------------------------------------

     We have audited the accompanying balance sheets of Caminus Limited at 30 April 1997 and 30 April 1998 and related profit and loss account and statement of cash flows for each of the years ended 30 April 1997 and 30 April 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as those followed in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Caminus Limited at 30 April 1997 and 30 April 1998 and the results of its operations and cash flows for each of the years ended 30 April 1997 and 30 April 1998 in conformity with accounting principles generally accepted in the United Kingdom.

     The financial statements were prepared in accordance with accounting principles generally accepted in the United Kingdom, the application of which by Caminus Limited does not differ materially from accounting principles generally accepted in the United States, except in respect of the presentation of cash flow information, as detailed in note 14(a) to the financial statements.

     The United States Dollar equivalent data presented in these financial statements is included for information only. It does not, and is not meant to, reflect the financial statements had they been translated in accordance with United States Generally Accepted Accounting Principles, as explained in note 14(b) to the financial statements.

PETERS ELWORTHY & MOORE
Chartered Accountants and
  Registered Auditors

CAMBRIDGE, ENGLAND
30 September 1998

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                            PROFIT AND LOSS ACCOUNTS
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

     In this prospectus, certain UK Sterling amounts have been translated into United States dollars at the rate of L1 to US $1.67. Such translations should not be construed as representations that the UK Sterling amounts represent, or have been or could be converted into, United States Dollars at that or any other rate.

                                      NOTES     1997        1998        1998
                                      -----   ---------   ---------   ---------
                                                  L           L         US $
TURNOVER                                2     2,059,887   2,516,579   4,202,687
Cost of sales                                   978,614   1,147,253   1,915,913
                                              ---------   ---------   ---------
Gross profit                                  1,081,273   1,369,326   2,286,774
Administrative expenses                         638,982     742,646   1,240,219
                                              ---------   ---------   ---------
OPERATING PROFIT                        3       442,291     626,680   1,046,555
Interest receivable                              12,411      17,446      29,135
                                              ---------   ---------   ---------
PROFIT ON ORDINARY ACTIVITIES BEFORE
  TAXATION                                      454,702     644,126   1,075,690
Tax on profit on ordinary activities    5       126,427     172,285     287,716
                                              ---------   ---------   ---------
PROFIT ON ORDINARY ACTIVITIES AFTER
  TAXATION                                      328,275     471,841     787,974
Dividend                                        404,991     480,118     801,797
                                              ---------   ---------   ---------
RETAINED (LOSS) FOR YEAR                        (76,716)     (8,277)    (13,823)
Retained profit brought forward                 311,901     235,185     392,759
                                              ---------   ---------   ---------
RETAINED PROFIT CARRIED FORWARD                 235,185     226,908     378,936
                                              =========   =========   =========

There are no recognised gains and losses in the year other than the retained loss for the year.

All items dealt with in arriving at turnover and operating profit for each year relate to continuing activities.

The attached notes form part of these financial statements.

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                                 BALANCE SHEETS
                     AS AT 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

     In this prospectus, certain UK Sterling amounts have been translated into United States dollars at the rate of L1 to US $1.67. Such translations should not be construed as representations that the UK Sterling amounts represent, or have been or could be converted into, United States Dollars at that or any other rate.

                                      NOTES     1997        1998        1998
                                      -----   ---------   ---------   ---------
                                                  L           L         US $
FIXED ASSETS
Tangible assets                         6        47,038      87,065     145,399
Investments                             7           200         200         334
                                              ---------   ---------
                                                 47,238      87,265     145,733
CURRENT ASSETS
Work in Progress                                     --       9,483      15,837
Debtors                                 8       535,691     564,441     942,616
Cash at bank and in hand                        531,223     311,871     520,825
                                              ---------   ---------
                                              1,066,914     885,795   1,479,278
CREDITORS:
Amounts falling due within one year     9       877,817     744,185   1,242,790
                                              ---------   ---------
NET CURRENT ASSETS                              189,097     141,610     236,488
                                              ---------   ---------
TOTAL ASSETS LESS CURRENT
  LIABILITIES                                   236,335     228,875     382,221
PROVISION FOR LIABILITIES AND
  CHARGES                              10            --         817       1,364
                                              ---------   ---------
NET ASSETS                                      236,335     228,058     380,857
                                              =========   =========   =========
CAPITAL AND RESERVES
Called up share capital                11           950         950       1,587
Other reserves                         12           200         200         334
Profit and loss account                         235,185     226,908     378,936
                                              ---------   ---------
EQUITY SHAREHOLDERS' FUNDS                      236,335     228,058     380,857
                                              =========   =========   =========

ON BEHALF OF THE BOARD

DR N L EVANS
DIRECTOR

APPROVED BY THE BOARD ON 10 SEPTEMBER 1998

The attached notes form part of these financial statements.

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                              CASH FLOW STATEMENTS
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

     In this prospectus, certain UK Sterling amounts have been translated into United States dollars at the rate of L1 to US $1.67. Such translations should not be construed as representations that the UK Sterling amounts represent, or have been or could be converted into, United States Dollars at that or any other rate.

                                                 1997       1998       1998
                                               --------   --------   ---------
                                                  L          L         US $
NET CASH INFLOW FROM CONTINUING OPERATING
  ACTIVITIES                                    636,678    533,146     890,354
RETURNS ON INVESTMENTS AND SERVICING OF
  FINANCE
Interest received                                12,411     17,446      29,135
Taxation                                       (146,836)  (128,496)   (214,588)
CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENTS
Purchase of tangible fixed assets               (20,904)   (68,536)   (114,455)
Equity dividends paid to shareholders           (97,733)  (572,912)   (956,763)
                                               --------   --------   ---------
Net (decrease)/increase in cash                 383,616   (219,352)   (366,317)
                                               ========   ========   =========
RECONCILIATION OF OPERATING PROFIT TO NET
  CASH INFLOW FROM OPERATING ACTIVITIES:
Operating profit                                442,291    626,680   1,046,555
Depreciation                                     19,874     28,509      47,610
(Increase) in work in progress                       --     (9,483)    (15,837)
(Increase) in trade debtors                     (98,858)    (9,456)    (15,792)
(Increase) in other debtors                      (5,653)   (19,294)    (32,221)
Increase in trade creditors                      12,287     49,378      82,461
(Decrease)/increase in other creditors          266,737   (133,188)   (222,422)
                                               --------   --------   ---------
Net cash inflow from operating activities       636,678    533,146     890,354
                                               ========   ========   =========
RECONCILIATION TO NET FUNDS
(Decrease)/increase in net cash                 383,616   (219,352)   (366,317)
Net funds at beginning of year                  147,607    531,223     887,142
                                               --------   --------   ---------
Net funds at end of year                        531,223    311,871     520,825
                                               ========   ========   =========

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                       NOTES TO THE FINANCIAL STATEMENTS
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

1. PRINCIPAL ACCOUNTING POLICIES

ACCOUNTING CONVENTION

The financial statements have been prepared under the historical cost convention.

The financial statements were prepared in accordance with accounting principles generally accepted in the United Kingdom, the application of which by Caminus Limited does not differ materially from accounting principles generally accepted in the United States, except in respect of the presentation of cash flow information, as detailed in note 14 to the financial statements.

TURNOVER

Turnover represents amounts received, excluding Value Added Tax, for services supplied during the year.

DEPRECIATION

Depreciation is calculated to write off tangible fixed assets over their estimated useful lives by equal annual installments at the following rates:

Computers                            --  33% of cost per annum
Equipment, furniture and fittings --  20% of cost per annum

DEFERRED TAXATION

Deferred taxation is provided in respect of all material timing differences.

PENSION COSTS

The Company's pension obligations are covered by contributions to personal pension plans for individual employees. Contributions are written off to the profit and loss account in the year in which they are paid.

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

2. TURNOVER

The turnover is all attributable to the company's principal activity.

                                                            1997        1998
                                                          ---------   ---------
                                                              L           L
Analysis of turnover by geographical area:
United Kingdom                                            1,626,384   1,945,317
Rest of Europe, USA and Japan                               433,503     571,262
                                                          ---------   ---------
                                                          2,059,887   2,516,579
                                                          =========   =========

3. OPERATING PROFIT

                                                            1997        1998
                                                          ---------   ---------
                                                              L           L
Operating profit is stated after charging:
Staff costs (note 4)                                      1,347,017   1,468,565
Depreciation                                                 19,874      28,509
Auditors' renumeration                                        1,200       1,200

4. STAFF COSTS

                                                            1997        1998
                                                          ---------   ---------
                                                              L           L
Staff costs comprise the following:
Wages and salaries                                          576,517     870,057
Bonuses                                                     587,552     355,376
Social security costs                                       117,785     122,437
Other pension costs                                          65,163      75,695
Compensation for loss of office                                  --      45,000
                                                          ---------   ---------
                                                          1,347,017   1,468,565
                                                          =========   =========

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

The average number of persons, including directors, employed during the year was:

                                                              1997      1998
                                                             ------    ------
                                                             NUMBER    NUMBER
Consulting                                                     16        17
Office and management                                           4         5
                                                               --        --
                                                               20        22
                                                               ==        ==

Staff costs include the following directors' emoluments:

                                                             1997       1998
                                                            -------    -------
                                                               L          L
Management remuneration                                     718,068    615,504
Contributions to money purchase pension schemes, in
  respect of three directors                                 33,676     32,461
Compensation for loss of office                                  --     45,000
                                                            -------    -------
                                                            751,744    692,965
                                                            =======    =======

The remuneration of the highest paid director was as follows:

                                                             1997       1998
                                                            -------    -------
                                                               L          L
Management remuneration                                     263,951    215,970
Contributions to money purchase pension scheme               10,595      7,644
                                                            -------    -------
                                                            274,546    223,614
                                                            =======    =======

5. TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                             1997       1998
                                                            -------    -------
                                                               L          L
Corporation Tax on the taxable profit at the rate of
  27.49% (1997: 27.65%)                                     126,427    171,468
Deferred taxation                                                --        817
                                                            -------    -------
                                                            126,427    172,285
                                                            =======    =======

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

6. TANGIBLE FIXED ASSETS -- YEAR ENDED 30 APRIL 1997

                                                         EQUIPMENT
                                                         FURNITURE
                                            COMPUTERS    & FITTINGS     TOTAL
                                            ---------    ----------    -------
                                                L            L            L
Cost at beginning of year                     90,258      109,875      200,133
Additions                                     15,739        5,165       20,904
                                             -------      -------      -------
Cost at end of year                          105,997      115,040      221,037
                                             -------      -------      -------
Accumulated depreciation at beginning of
  year                                        61,594       92,531      154,125
Charge for year                               14,077        5,797       19,874
                                             -------      -------      -------
Accumulated depreciation at end of year       75,671       98,328      173,999
                                             -------      -------      -------
Net book value at end of year                 30,326       16,712       47,038
                                             =======      =======      =======
Net book value at beginning of year           28,664       17,344       46,008
                                             =======      =======      =======

6. TANGIBLE FIXED ASSETS -- YEAR ENDED 30 APRIL 1998

                                                         EQUIPMENT
                                                         FURNITURE
                                            COMPUTERS    & FITTINGS     TOTAL
                                            ---------    ----------    -------
                                                L            L            L
Cost at beginning of year                    105,997      115,040      221,037
Additions                                     26,357       42,179       68,536
Disposals                                     (5,206)          --       (5,206)
                                             -------      -------      -------
Cost at end of year                          127,148      157,219      284,367
                                             -------      -------      -------
Accumulated depreciation at beginning of
  year                                        75,671       98,328      173,999
Charge for year                               18,952        9,557       28,509
Disposals                                     (5,206)          --       (5,206)
                                             -------      -------      -------
Accumulated depreciation at end of year       89,417      107,885      197,302
                                             -------      -------      -------
Net book value at end of year                 37,731       49,334       87,065
                                             =======      =======      =======
Net book value at beginning of year           30,326       16,712       47,038
                                             =======      =======      =======

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

7. INVESTMENTS IN SUBSIDIARY COMPANIES

                                                              1997    1998
                                                              ----    ----
                                                               L       L
Wholly owned:
Caminus Consultants Limited:
100 ordinary shares of L1 each at cost                        100     100
Caminus Limited:
100 ordinary shares of L1 each at cost                        100     100
                                                              ---     ---
                                                              200     200
                                                              ===     ===

The above Companies, registered in England, have not traded since their incorporation and have not therefore been consolidated as the amount involved is not material.

8. DEBTORS

                                                             1997       1998
                                                            -------    -------
                                                               L          L
Due within one year:
Trade debtors                                               500,877    510,333
Prepayments and accrued income                               34,814     54,108
                                                            -------    -------
                                                            535,691    564,441
                                                            =======    =======

9. CREDITORS

                                                             1997       1998
                                                            -------    -------
                                                               L          L
Amounts falling due within one year:
Trade creditors                                              18,976     68,354
Corporation Tax                                              25,179     51,437
Advance Corporation Tax payable                              76,815     93,529
Other taxes and social security costs                       256,861    229,984
Other creditors                                                 206        200
Accruals and deferred income                                  7,522     47,150
Amounts owed to directors                                   492,258    253,531
                                                            -------    -------
                                                            877,817    744,185
                                                            =======    =======

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

10. PROVISION FOR LIABILITIES AND CHARGES

                                                                1997    1998
                                                                ----    ----
                                                                 L       L
Provision for deferred taxation at beginning of year             --      --
Charge for the year                                              --     817
                                                                ---     ---
Provision at end of year                                         --     817
                                                                ===     ===
The provision for deferred taxation is made up as follows:
On accelerated capital allowances                                --     817
                                                                ===     ===
                                                                 --     817
                                                                ===     ===

11. SHARE CAPITAL

                                                                1997     1998
                                                                -----    -----
                                                                  L        L
Authorised:
5,000 ordinary shares of L1 each                                5,000    5,000
                                                                =====    =====
Allotted, issued and fully paid:
950 ordinary shares of L1 each                                    950      950
                                                                =====    =====

12. OTHER RESERVES

                                                                1997    1998
                                                                ----    ----
                                                                 L       L
Capital redemption reserve, representing a transfer from
distributable reserves in respect of the Company's purchase
of its own shares                                               200     200
                                                                ===     ===

13. FINANCIAL COMMITMENTS

Commitments for rentals payable under operating leases in the year to 30 April 1999 are as follows:

                                                                       LAND AND
                                                                       BUILDINGS
                                                                       ---------
                                                                           L
Leases expiring after more than five years                                70,000
                                                                       =========

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

14. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

These financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"). Such principles, as applied by Caminus Limited, do not differ materially from accounting principles generally accepted in the United States ("US GAAP").

(a) Cash flow statement

The cash flow statement has been prepared under UK GAAP in accordance with FRS 1 revised and presents substantially the same information as required under SFAS
95. There are certain differences between FRS 1 revised and SFAS 95 with regard to the classification of items within the cash flow statement.

In accordance with FRS 1 revised, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. Under SFAS 95 cash flows are classified under operating activities, investing activities and financing activities.

A summary of the company's cash flows from operating, investing and financing activities, classified in accordance with SFAS 95 is presented below.

                                               1997        1998        1998
                                             --------    --------    --------
                                                L           L          US $
Net cash provided by operating activities     502,253     422,096     704,901
Net cash used in investing activities         (20,904)    (68,536)   (114,455)
Net cash used in financing activities         (97,733)   (572,912)   (956,763)
                                             --------    --------    --------
Net (decrease)/increase in cash at bank and   383,616    (219,352)   (366,317)
  in hand
Cash at bank and in hand at beginning of      147,607     531,223     887,142
  year
                                             --------    --------    --------
Cash at bank and in hand at end of year       531,223     311,871     520,825
                                             ========    ========    ========

(b) United States Dollar Equivalent Data

The United States Dollar equivalent data presented in these financial statements is included for information only. It does not, and is not meant to, reflect the financial statements had they been translated in accordance with United States Generally Accepted Accounting Principles. The exchange rate used for this presentation was L1 sterling to US $1.67. This rate was arrived at by using the closing inter-bank rate on 30 April 1998.

15. ULTIMATE PARENT COMPANY

On 12 May 1998 the Company was acquired by, and became a wholly owned subsidiary of, GFI Caminus LLC, trading as Caminus Energy Ventures, registered in Delaware, USA.

YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE SALE OF THE SHARES OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SHARES IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Prospectus Summary...................    3
Risk Factors.........................    7
Special Note Regarding Forward-
  Looking Statements.................   20
Caminus Corporation..................   21
Use of Proceeds......................   22
Dividend Policy......................   23
Capitalization.......................   24
Dilution.............................   26
Selected Consolidated Financial
  Data...............................   28
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................   31
Business.............................   47
Management...........................   65
Certain Transactions.................   74
Principal and Selling Stockholders...   80
Description of Capital Stock.........   83
Shares Eligible for Future Sale......   85
Underwriting.........................   87
Legal Matters........................   89
Experts..............................   89
Where You Can Find More
  Information........................   89
Index to Financial Statements........  F-1

DEALER PROSPECTUS DELIVERY OBLIGATION: UNTIL           , 1999 (25 DAYS AFTER THE
DATE OF THIS PROSPECTUS), ALL DEALERS THAT BUY, SELL OR TRADE IN THESE SHARES OF COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. DEALERS ARE ALSO OBLIGATED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
[LOGO]
              SHARES

COMMON STOCK

DEUTSCHE BANC ALEX. BROWN

BEAR, STEARNS & CO. INC.

CIBC WORLD MARKETS

PROSPECTUS
          , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

SEC registration fee........................................    $20,206
NASD filing fee.............................................      7,768
Nasdaq National Market listing fee..........................       *
Blue Sky fees and expenses..................................       *
Transfer Agent and Registrar fees...........................       *
Accounting fees and expenses................................       *
Legal fees and expenses.....................................       *
Director and Officer Liability Insurance....................       *
Printing and mailing expenses...............................       *
Miscellaneous...............................................       *
                                                                -------
     Total..................................................    $  *
                                                                =======

---------------
* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article SEVENTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article EIGHTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant:

          (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and

          (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article EIGHTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Under Section 8 of the Underwriting Agreement, the underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as
Exhibit 1 hereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     CERTAIN SALES OF SECURITIES. Since the formation of its predecessor as a limited liability company on April 29, 1998, the Registrant or its predecessor has issued the following securities that were not registered under the Securities Act, as summarized below.

     (a) Issuances of membership interests/capital stock.

          1. In May 1998, Caminus LLC issued an aggregate of 76,540,000 shares of Series A membership interest to certain investors at an aggregate
     purchase price of $22,750,000 ($     per share of common stock on an
     as-converted basis). 10,766,066 of such shares were issued in connection with the Registrant's acquisition of Caminus Limited. In December 1998, Caminus LLC repurchased 18,504,176 shares from SS&C Technologies. The
     remaining 58,035,824 shares will convert into an aggregate of      shares
     of common stock of the Registrant prior to this offering.

          2. In July 1998, Caminus LLC issued an aggregate of 672,879 shares of Series A membership interest and 1,363,156 shares of Series B membership
     interest (which will convert into           shares of common stock of the
     Registrant prior to this offering) to an individual at an aggregate
     purchase price of $200,000 ($     per share of common stock on an
     as-converted basis).

          3. In October 1998, Caminus LLC issued an aggregate of 3,364,396 shares of Series A membership interest (which will convert into an
     aggregate of           shares of common stock of the Registrant prior to
     this offering) to an individual at an aggregate purchase price of
     $1,000,000 ($     per share of common stock on an as-converted basis).

          4. In November 1998, Caminus LLC issued an aggregate of 603,607 shares of Series A membership interest (which will convert into an aggregate of shares of common stock of the Registrant prior to this offering) at an aggregate purchase price of $348,333 in connection with its acquisition of Positron Energy Consulting. Such number of shares of membership interest is subject to reduction on the first and second anniversaries of the purchase of Positron by the Registrant, depending upon performance criteria, including the successful integration of Positron's software into the Registrant's operations.

          5. In December 1998, Caminus LLC issued an aggregate of 21,579,728 shares of Series A membership interest (which will convert into an
     aggregate of           shares of common stock of the Registrant prior to
     this offering) at an aggregate purchase price of $10,339,350 in connection with its acquisition of Zai*Net Software, L.P.

          6. In May 1999, Caminus LLC issued an aggregate of 616,287 shares of Series A membership interest (which will convert into an aggregate of shares of common stock of the Registrant prior to this offering) to certain individuals at an aggregate purchase price of $338,958 ($ per share of common stock on an as-converted basis).

          7. In July 1999, Caminus LLC issued an aggregate of 10,184,727 shares of Series A membership interest (which will convert into an aggregate of shares of common stock of the Registrant prior to this offering) to certain individuals in connection with a rights offering at an aggregate purchase
     price of $12,000,000 ($     per share of common stock on an as-converted
     basis).

          8. In August 1999, Caminus LLC issued an aggregate of 2,546,181 shares of Series A membership interest (which will convert into an aggregate of shares of common stock of the Registrant prior to this offering) at an aggregate purchase price of $3,000,000 in connection with its acquisition of DC Systems, Inc.

     (b) Stock option grants to employees.

          1. From February 1999 through September 30, 1999, Caminus LLC issued options under its 1998 Stock Option Plan to purchase an aggregate of 3,374,350 shares of Series B membership interest (which will convert into
     options to purchase an aggregate of           shares of common stock of the
     Registrant prior to this offering) at a weighted average exercise price of
     $0.75 per share ($     per share of common stock on an as-converted basis).
     None of these options has been exercised.

          2. On September 30, 1999, the Registrant granted options to purchase
     an aggregate of           shares of common stock, each at an exercise price
     equal to the initial public offering price. None of these options has been exercised.

     (c) Issuances and grants of other securities.

          1. In May 1998, Caminus LLC granted an option to an investor to purchase that number of shares of Series C membership interest which equals a 10% membership interest in the Registrant. On the grant date, such option provided for the purchase of 10,000,000 shares of Series C membership interest. Presently, the option provides for the purchase of 12,809,821 shares of Series C membership interest (which will convert into a warrant
     to purchase           shares of common stock of the Registrant prior to
     this offering) at an aggregate exercise price of $          ($     per
     share of common stock on an as-converted basis).

          2. In May 1998, Caminus LLC granted options to purchase an aggregate of 5,050,000 shares of Series B membership interest (which will convert
     into options to purchase an aggregate of           shares of common stock
     of the Registrant prior to this offering) at an aggregate exercise price of
     $1,500,000 ($     per share of common stock on an as-converted basis) to
     certain individuals in connection with its acquisition of Caminus Limited.

          3. In December 1998, Caminus LLC granted an option to an investor to purchase 2,909,047 shares of Series B membership interest (which will
     convert into an option to purchase           shares of common stock of the
     Registrant prior to this offering) at an aggregate exercise price of
     $1,800,000 ($     per share of common stock on an as-converted basis).

     No underwriters were involved in any of the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or the rules and regulations thereunder, or, in the case of the options to purchase common stock described in paragraph (b) above, Rule 701 of the Securities Act. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 1*        Form of Underwriting Agreement.
  2.1*+    Form of Agreement and Plan of Merger between the Registrant and Caminus LLC to be filed and become effective prior to
           the effective date of this offering.
  2.2+     Purchase Agreement by and among Zai*Net Software, Inc.,
           Zai*Net Software, L.P., GFI Caminus LLC and Brian J.
           Scanlan, dated May 12, 1998.
  2.3*+    Stock Purchase Agreement by and among GFI Caminus LLC,
           Caminus Energy Limited, Dr. Nigel L. Evans, Ph.D. and Dr.
           Michael B. Morrison, Ph. D., dated May 12, 1998.
  2.4*+    Purchase Agreement by and between Zai*Net Software, L.P. and
           Corwin Joy, an individual, doing business as Positron Energy
           Consulting, dated November 13, 1998.
  2.5+     Agreement of Merger by and between Caminus LLC and Zai*Net
           Software, L.P., dated February 26, 1999.
  2.6*+    Purchase Agreement by and among DC Systems, Inc., Caminus
           LLC, Caminus/DC Acquisition Corp., and the Shareholders (as
           defined in the agreement) dated July 31, 1999.
  3.1      Certificate of Incorporation of the Registrant.
  3.2      Bylaws of the Registrant.
 4*        Specimen certificate for shares of Common Stock, $0.01 par value per share, of the Registrant.
 5*        Opinion of Hale and Dorr LLP.
 10.1      1998 Stock Incentive Plan.
 10.2*     1999 Stock Incentive Plan, including forms of stock option agreement for incentive and nonstatutory stock options.
 10.3*     1999 Employee Stock Purchase Plan.
 10.4*     Limited Liability Company Agreement of GFI Caminus LLC,
           dated May 12, 1998.
 10.5*     Assignment and Assumption Agreement by and among Zai*Net
           Software, Inc., Zai*Net Software, L.P. and Brian J. Scanlan,
           dated May 12, 1998.
 10.6*     Second Assignment and Assumption Agreement by and between
           Zai*Net Software, Inc. and Rooney Software, L.L.C.
 10.7      Conversion Agreement and Amendment of Purchase Agreement by
           and among Caminus Energy Ventures LLC, Zak Associates, Inc.,
           Zai*Net Software, L.P., Brian Scanlan and Rooney Software,
           L.L.C., dated December 31, 1998.
 10.8      Cooperation Agreement by and between ABB Energy Information
           Systems and Caminus LLC, dated July 13, 1999.
 10.9*     Credit Agreement by and between Caminus LLC and Fleet Bank,
           N.A., dated June 23, 1999.
 10.10*    Security Agreement by and between Caminus LLC and Fleet
           Bank, N.A., dated June 23, 1999.

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 10.11     Debenture issued by Caminus Energy Limited to Fleet Bank,
           N.A., dated June 23, 1999.
 10.12     Debenture issued by Caminus Limited to Fleet Bank, N.A.,
           dated June 23, 1999.
 10.13     Debenture issued by Zai*Net Software Limited to Fleet Bank,
           N.A., dated June 23, 1999.
 10.14     Guarantee by Caminus Energy Limited in favor of Fleet Bank,
           N.A., dated June 23, 1999.
 10.15     Guarantee by Caminus Limited in favor of Fleet Bank, N.A., dated June 23, 1999.
 10.16     Guarantee by Zai*Net Software Limited in favor of Fleet
           Bank, N.A., dated June 23, 1999.
 10.17     Mortgage of Stock and Shares by Caminus Limited in favor of
           Fleet Bank, N.A., dated June 23, 1999.
 10.18     Mortgage of Stock and Shares by Caminus LLC in favor of
           Fleet Bank, N.A., dated June 23, 1999.
 10.19     Employment Agreement by and between David M. Stoner and
           Caminus Energy Ventures LLC, dated May 12, 1998.
 10.20     Pledge and Security Agreement by and between David M. Stoner and Caminus Energy Ventures LLC, dated October 21, 1998.
 10.21     Service Agreement by and between Dr. Nigel L. Evans and
           Caminus Energy Limited, dated May 12, 1998.
 10.22     Covenant Not to Compete by and among Dr. Nigel L. Evans, Dr.
           Michael B. Morrison and Caminus Energy Limited, dated May
           12, 1998.
 10.23     Employment Agreement by and between Brian J. Scanlan and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.24     Covenant Not to Compete by and between Brian J. Scanlan and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.25     Employment Agreement by and between Simon Young and Zai*Net
           Software, L.P., dated May 12, 1998.
 10.26     Covenant Not to Compete by and between Simon Young and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.27     Distributor Agreement by and between SS&C Technologies, Inc.
           and GFI Caminus LLC, dated May 12, 1998.
 10.28*    Distributor Agreement by and between SS&C Technologies, Inc.
           and Caminus Energy Ventures LLC, dated December 31, 1998.
 10.29*    Lease Agreement by and between Sage Realty Corporation and
           Zai*Tech Software, Inc., as amended, dated February 15, 1991
           (including Amendment Nos. 1, 2 and 3, reflecting the name
           changes to Zai*Net Software, Inc. Zai*Net Software, L.P. and
           Caminus LLC, respectively).
 10.30*    Service Agreement by and between Dr. Michael B. Morrison and
           Caminus Energy Limited, dated May 12, 1998.
 21.1      Subsidiaries of the Registrant.
 23.1*     Consent of Hale and Dorr LLP (included in Exhibit 5).
 23.2      Consent of PricewaterhouseCoopers LLP.
 23.3      Consent of Peters, Elworthy & Moore.

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 24        Power of Attorney (included on page II-8).
 27        Financial Data Schedule.

-------------------------
* To be filed by amendment.

+ The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.

     (b) Financial Statement Schedules

     All schedules have been omitted because they are not required or because the required information is given in the Registrant's consolidated financial statements or notes to those statements.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Certificate of Incorporation of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 1st day of October, 1999.

                                          CAMINUS CORPORATION

                                          By:     /s/ DAVID M. STONER
                                            ------------------------------------
                                              David M. Stoner
                                              President and Chief Executive
                                              Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Caminus Corporation, hereby severally constitute and appoint David M. Stoner, Mark A. Herman and James R. Burke, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Caminus Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                    DATE
                     ---------                                   -----                    ----
                /s/ DAVID M. STONER                  President and Chief Executive   October 1, 1999
---------------------------------------------------  Officer (Principal Executive
                  David M. Stoner                    Officer) and Director
                /s/ MARK A. HERMAN                   Vice President, Chief           October 1, 1999
---------------------------------------------------  Financial Officer and
                  Mark A. Herman                     Treasurer (Principal Financial
                                                     Officer and Principal
                                                     Accounting Officer)
              /s/ LAWRENCE D. GILSON                 Chairman of the Board of        October 1, 1999
---------------------------------------------------  Directors
                Lawrence D. Gilson
                /s/ NIGEL L. EVANS                   Director                        October 1, 1999
---------------------------------------------------
                  Nigel L. Evans

                     SIGNATURE                                   TITLE                    DATE
                     ---------                                   -----                    ----
               /s/ BRIAN J. SCANLAN                  Director                        October 1, 1999
---------------------------------------------------
                 Brian J. Scanlan
            /s/ CHRISTOPHER S. BROTHERS              Director                        October 1, 1999
---------------------------------------------------
              Christopher S. Brothers
               /s/ ANTHONY H. BLOOM                  Director                        October 1, 1999
---------------------------------------------------
                 Anthony H. Bloom
              /s/ RICHARD K. LANDERS                 Director                        October 1, 1999
---------------------------------------------------
                Richard K. Landers

                                 EXHIBIT INDEX

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 1*        Form of Underwriting Agreement.
  2.1*+    Form of Agreement and Plan of Merger between the Registrant and Caminus LLC to be filed and become effective prior to
           the effective date of this offering.
  2.2+     Purchase Agreement by and among Zai*Net Software, Inc.,
           Zai*Net Software, L.P., GFI Caminus LLC and Brian J.
           Scanlan, dated May 12, 1998.
  2.3*+    Stock Purchase Agreement by and among GFI Caminus LLC,
           Caminus Energy Limited, Dr. Nigel L. Evans, Ph.D. and Dr.
           Michael B. Morrison, Ph.D., dated May 12, 1998.
  2.4*+    Purchase Agreement by and between Zai*Net Software, L.P. and
           Corwin Joy, an individual, doing business as Positron Energy
           Consulting, dated November 13, 1998.
  2.5+     Agreement of Merger by and between Caminus LLC and Zai*Net
           Software, L.P., dated February 26, 1999.
  2.6*+    Purchase Agreement by and among DC Systems, Inc., Caminus
           LLC, Caminus/DC Acquisition Corp., and the Shareholders (as
           defined in the agreement) dated July 31, 1999.
  3.1      Certificate of Incorporation of the Registrant.
  3.2      Bylaws of the Registrant.
 4*        Specimen certificate for shares of Common Stock, $0.01 par value per share, of the Registrant.
 5*        Opinion of Hale and Dorr LLP.
 10.1      1998 Stock Incentive Plan.
 10.2*     1999 Stock Incentive Plan, including forms of stock option agreement for incentive and nonstatutory stock options.
 10.3*     1999 Employee Stock Purchase Plan.
 10.4*     Limited Liability Company Agreement of GFI Caminus LLC,
           dated May 12, 1998.
 10.5*     Assignment and Assumption Agreement by and among Zai*Net
           Software, Inc., Zai*Net Software, L.P. and Brian J. Scanlan,
           dated May 12, 1998.
 10.6*     Second Assignment and Assumption Agreement by and between
           Zai*Net Software, Inc. and Rooney Software, L.L.C.
 10.7      Conversion Agreement and Amendment of Purchase Agreement by
           and among Caminus Energy Ventures LLC, Zak Associates, Inc.,
           Zai*Net Software, L.P., Brian Scanlan and Rooney Software,
           L.L.C., dated December 31, 1998.
 10.8      Cooperation Agreement by and between ABB Energy Information
           Systems and Caminus LLC, dated July 13, 1999.
 10.9*     Credit Agreement by and between Caminus LLC and Fleet Bank,
           N.A., dated June 23, 1999.
 10.10*    Security Agreement by and between Caminus LLC and Fleet
           Bank, N.A., dated June 23, 1999.
 10.11     Debenture issued by Caminus Energy Limited to Fleet Bank,
           N.A., dated June 23, 1999.
 10.12     Debenture issued by Caminus Limited to Fleet Bank, N.A.,
           dated June 23, 1999.
 10.13     Debenture issued by Zai*Net Software Limited to Fleet Bank,
           N.A., dated June 23, 1999.
 10.14     Guarantee by Caminus Energy Limited in favor of Fleet Bank,
           N.A., dated June 23, 1999.
 10.15     Guarantee by Caminus Limited in favor of Fleet Bank, N.A., dated June 23, 1999.
 10.16     Guarantee by Zai*Net Software Limited in favor of Fleet
           Bank, N.A., dated June 23, 1999.
 10.17     Mortgage of Stock and Shares by Caminus Limited in favor of
           Fleet Bank, N.A., dated June 23, 1999.

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 10.18     Mortgage of Stock and Shares by Caminus LLC in favor of
           Fleet Bank, N.A., dated June 23, 1999.
 10.19     Employment Agreement by and between David M. Stoner and
           Caminus Energy Ventures LLC, dated May 12, 1998.
 10.20     Pledge and Security Agreement by and between David M. Stoner and Caminus Energy Ventures LLC, dated October 21, 1998.
 10.21     Service Agreement by and between Dr. Nigel L. Evans and
           Caminus Energy Limited, dated May 12, 1998.
 10.22     Covenant Not to Compete by and among Dr. Nigel L. Evans, Dr.
           Michael B. Morrison and Caminus Energy Limited, dated May
           12, 1998.
 10.23     Employment Agreement by and between Brian J. Scanlan and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.24     Covenant Not to Compete by and between Brian J. Scanlan and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.25     Employment Agreement by and between Simon Young and Zai*Net
           Software, L.P., dated May 12, 1998.
 10.26     Covenant Not to Compete by and between Simon Young and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.27     Distributor Agreement by and between SS&C Technologies, Inc.
           and GFI Caminus LLC, dated May 12, 1998.
 10.28*    Distributor Agreement by and between SS&C Technologies, Inc.
           and Caminus Energy Ventures LLC, dated December 31, 1998.
 10.29*    Lease Agreement by and between Sage Realty Corporation and
           Zai*Tech Software, Inc., as amended, dated February 15, 1991
           (including Amendment Nos. 1, 2 and 3, reflecting the name
           changes to Zai*Net Software, Inc. Zai*Net Software, L.P. and
           Caminus LLC, respectively).
 10.30*    Service Agreement by and between Dr. Michael B. Morrison and
           Caminus Energy Limited, dated May 12, 1998.
 21.1      Subsidiaries of the Registrant.
 23.1*     Consent of Hale and Dorr LLP (included in Exhibit 5).
 23.2      Consent of PricewaterhouseCoopers LLP.
 23.3      Consent of Peters, Elworthy & Moore.
 24        Power of Attorney (included on page II-8).
 27        Financial Data Schedule.

-------------------------
* To be filed by amendment.

+ The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.